The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities or accept offers to buy these securities prior to the time this prospectus supplement is delivered in final form.  This prospectus supplement with the accompanying prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Filed pursuant to Rule 424(b)(3)

Registration Statement 333-125821

Subject to Completion, dated November 3, 2005

Prospectus Supplement to Prospectus dated November 3, 2005

$1,800,000,000 Student Loan-Backed Notes, Series 2005-1

(Approximate)

Wachovia Student Loan Trust 2005-1

Issuing Entity

Wachovia Education Loan Funding LLC

Depositor

Wachovia Bank, National Association

Wachovia Education Finance Inc.

Originators

Wachovia Bank, National Association

Sponsor and Administrator

Wachovia Education Finance Inc.

Master Servicer

Class	Initial Principal Amount(1)	Interest Rate(2)	Final Scheduled Distribution Date	Initial Public Offering Price	Underwriting Discount	Proceeds to the Depositor
Floating Rate Class A-1 Notes	$152,000,000	three-month LIBOR _____%	October 25, 2010	___%	_____%	_____%
Floating Rate Class A-2 Notes	$278,000,000	three-month LIBOR plus _____%	January 26, 2015	___%	_____%	_____%
Floating Rate Class A-3 Notes	$192,000,000	three-month LIBOR plus _____%	April 25, 2017	___%	_____%	_____%
Floating Rate Class A-4 Notes	$296,000,000	three-month LIBOR plus _____%	July 27, 2020	___%	_____%	_____%
Floating Rate Class A-5 Notes	$395,000,000	three-month LIBOR plus _____%	January 26, 2026	___%	_____%	_____%
Floating Rate Class A-6 Notes	$433,000,000	three-month LIBOR plus _____%	October 25, 2040	___%	_____%	_____%
Floating Rate Class B Notes(3)	$54,000,000	three-month LIBOR plus _____%	October 25, 2040	N/A	N/A	N/A

(1)

The amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

Accrual period of the notes begins on a distribution date and ends on the day before the next distribution date, provided that, the first accrual period begins on the closing date and ends on January 24, 2006, the day before the first distribution date.

(3)

The class B notes will not be purchased by the underwriters.  However, the class B notes may be offered by the depositor or one or more of its affiliates to the public from time to time as more fully described under “Underwriting” in this prospectus supplement.

You should review carefully the factors set forth under “Risk Factors” beginning on page S-22 of this prospectus supplement and page 16 in the accompanying prospectus.

The prospectus supplement does not contain complete information about the offering of the securities.  No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus.  If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

The securities are asset-backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates.  The securities are not insured or guaranteed by the United States of America or any government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus supplement dated November __, 2005 and the prospectus dated November 3, 2005 (attached hereto as Annex 1) constitute a prospectus for the purposes of Directive 2003/71/EC (the “prospectus”).

•

The trust will issue seven classes of notes and a class of excess distribution certificates.

•

The notes are backed by a pledge of the trust’s assets.  The trust’s assets include a pool of consolidation student loans originated under the Federal Family Education Loan Program.

•

Only the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 notes are being offered by this prospectus supplement and the accompanying prospectus.

•

The trust will make payments on the notes quarterly beginning on January 25, 2006.

•

Credit enhancement for the offered notes consists of the reserve account, the capitalized interest account, subordination of the class B notes and subordination of the excess distribution certificates.

There is no established trading market for the offered notes.  Application has been made to the Irish Financial Services Regulatory Authority of Ireland as competent authority under Directive 2003/71/EC, for the prospectus to be approved. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such listing will be granted.  Such approval relates only to the offered notes which are to admitted to trading on the regulated market of Irish Stock Exchange or other regulated markets for the purposes of Directive 93/22/EEC or which are to be offered to the public in any Member State of European Economic Area.  We are offering the classes of notes through the underwriters at the prices shown above, when and if issued.

We expect the proceeds to the depositor from the sale of the offered notes to be $_____ before deducting expenses payable by the depositor estimated to be $_____.

The notes will be delivered in book-entry form only on or about November __, 2005.

Sole Book-Runner

Wachovia Securities

Co-Managers

Barclays Capital

Merrill Lynch &Co.

Sandler O’Neill & Partners, L.P.

The date of this prospectus supplement is November __, 2005.

PROSPECTUS SUPPLEMENT

Page

SUMMARY OF TERMS

S-6

RELEVANT PARTIES

S-6

THE OFFERED NOTES

S-7

THE NON-OFFERED NOTES

S-7

DATES

S-7

INFORMATION ABOUT THE NOTES AND THE EXCESS DISTRIBUTION

CERTIFICATES

S-8

CREDIT ENHANCEMENT FOR THE OFFERED NOTES

S-12

INFORMATION ABOUT THE TRUST

S-14

TERMINATION OF THE TRUST

S-18

TAX CONSIDERATIONS

S-19

ERISA CONSIDERATIONS

S-20

RATING OF THE OFFERED NOTES

S-20

LISTING INFORMATION AND TRADING

S-20

IDENTIFICATION NUMBERS

S-20

RISK FACTORS

S-22

DEFINED TERMS

S-28

FORMATION OF THE TRUST

S-28

The Issuing Entity

S-28

Capitalization of the Trust

S-30

Eligible Lender Trustee

S-30

USE OF PROCEEDS

S-30

THE TRUST STUDENT LOAN POOL

S-31

Insurance of Student Loans; Guarantors of Student Loans

S-43

Cure Period for Trust Student Loans

S-47

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with

Other Trusts

S-48

MASTER SERVICING AGREEMENT AND SUB-SERVICING AGREEMENTS

S-49

DESCRIPTION OF THE NOTES

S-50

General

S-50

The Notes

S-51

Accounts

S-54

Consolidation Loan Add-On Period

S-54

Servicing Compensation

S-55

Distributions

S-55

Voting Rights and Remedies; Insolvency Events

S-57

Administration Fee

S-60

Notice to Holders of the Notes

S-60

LEGAL PROCEEDINGS

S-60

U.S. FEDERAL INCOME TAX CONSEQUENCES

S-61

ERISA CONSIDERATIONS

S-61

General

S-61

REPORTS TO SECURITYHOLDERS

S-62

UNDERWRITING

S-62

LISTING AND GENERAL INFORMATION

S-66

RATINGS OF THE OFFERED NOTES

S-68

LEGAL MATTERS

S-68

GLOSSARY FOR PROSPECTUS SUPPLEMENT

S-69

PROSPECTUS

Page

PROSPECTUS SUMMARY

1

RISK FACTORS

16

FORMATION OF THE TRUSTS

37

USE OF PROCEEDS

38

THE DEPOSITOR, THE MASTER SERVICER, THE ADMINISTRATOR AND THE

SPONSOR

39

THE ORIGINATORS

41

THE STUDENT LOAN POOLS

42

TRANSFER AND SERVICING AGREEMENTS

48

SERVICING AND ADMINISTRATION

51

TRADING INFORMATION

63

DESCRIPTION OF THE NOTES

65

DESCRIPTION OF THE CERTIFICATES

73

CERTAIN INFORMATION REGARDING THE SECURITIES

75

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

90

U.S. FEDERAL INCOME TAX CONSEQUENCES

92

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL CERTIFICATES

ARE RETAINED BY THE ORIGINATORS, THE SPONSOR, THE DEPOSITOR

OR A THIRD PARTY ORIGINATOR

104

STATE TAX CONSEQUENCES

105

ERISA CONSIDERATIONS

105

AVAILABLE INFORMATION

108

REPORTS TO SECURITYHOLDERS

108

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

108

PLAN OF DISTRIBUTION

109

LEGAL MATTERS

111

APPENDIX A

A-1

APPENDIX B

B-1

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

We refer to the notes offered by this prospectus supplement and the accompanying prospectus as either the class A notes or the offered notes.  We provide information to you about the offered notes in two separate documents which provide progressively more detailed information.  These two documents are:

•

the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of offered notes; and

•

this prospectus supplement, which describes the specific terms of the notes being offered.

You should read both the prospectus and the prospectus supplement to fully understand the offered notes.

For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information.  The Table of Contents on pages S-2 and S-3 provides the pages on which you can find these captions.

NOTICE TO INVESTORS

The offered notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

IRISH LISTING

For as along as the offered notes are listed on the Irish Stock Exchange, a copy of this prospectus will be available free of charge in electronic format at the office of the paying agent in Ireland and at the office of the trust.  Any web addresses provided in this prospectus supplement and the attached prospectus do not form part of the “prospectus” under the Prospectus (Directive 2003/71/EC) Regulations for the purposes of obtaining approval of the prospectus from the Irish Financial Services Regulatory Authority or listing of the offered notes on the Irish Stock Exchange.

___________________

SUMMARY OF PARTIES TO THE TRANSACTION*

WACHOVIA BANK, NATIONAL ASSOCIATION (Originator of 37.15% of trust student loans and Sponsor)(1)
WACHOVIA EDUCATION FINANCE INC. (Originator of 62.85% of trust student loans)(1)
WACHOVIA EDUCATION FINANCE INC. (Master Servicer)
WACHOVIA EDUCATION LOAN FUNDING LLC (Depositor)
WACHOVIA BANK, NATIONAL ASSOCIATION (Administrator)
ACS EDUCATION SERVICES, INC. AND AMERICAN EDUCATION SERVICES (Sub-Servicers)
CHASE BANK USA, NATIONAL ASSOCIATION (Eligible Lender Trustee) holding legal title of the trust student loans
WACHOVIA STUDENT LOAN TRUST 2005-1 (Issuing Entity)
WELLS FARGO BANK, NATIONAL ASSOCIATION (Indenture Trustee)
CERTIFICATES
CLASS A-1 NOTES
CLASS A-2 NOTES
CLASS A-3 NOTES
CLASS A-4 NOTES
CLASS A-5 NOTES
CLASS A-6 NOTES
AND
CLASS B NOTES

___________________

*

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus supplement and the prospectus for a further description.

(1)

As of the statistical cutoff date.

SUMMARY OF TERMS

We refer to the notes offered by this prospectus supplement and the accompanying prospectus as either the class A notes or the offered notes.  This summary highlights selected information about the notes.  It does not contain all of the information that you might find important in making your investment decision of the offered notes.  It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus.  You should read the full description of this information appearing elsewhere in this document and in the prospectus to understand all of the terms of the offering of the notes or the offered notes.

RELEVANT PARTIES

Issuing Entity.  Wachovia Student Loan Trust 2005-1, which we refer to as the issuing entity or the trust.

Originators.  Wachovia Education Finance Inc. and Wachovia Bank, National Association.  The address and phone number of Wachovia Education Finance Inc. is 11000 White Rock Road, Rancho Cordova, California, 95670; (916) 631-5000.  The address and phone number of Wachovia Bank, National Association is One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288; (704) 374-6565.  All of the trust student loans have been originated by the originators.

Depositor.  Wachovia Education Loan Funding LLC.  The depositor’s address and phone number is One Wachovia Center, 301 South College Street, Suite F, Charlotte, North Carolina, 28288-5578; (704) 383-4629.

Sponsor and Administrator.  Wachovia Bank, National Association.  The sponsor’s and administrator’s address and phone number is One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288; (704) 374-6565.  The sponsor is responsible for initiating and structuring the transaction.  The administrator is responsible for performing certain administrative functions on behalf of the trust.

Master Servicer.  Wachovia Education Finance Inc.  The master servicer’s address and phone number is 11000 White Rock Road, Rancho Cordova, California, 95670; (916) 631-5000.  The master servicer is responsible for managing the servicing of the trust student loans through the sub-servicers.

Sub-servicers.  ACS Education Services, Inc. and The Pennsylvania Higher Education Assistance Agency, doing business nationally as American Education Services. The  address and phone number of ACS Education Services, Inc. is One World Trade Center, Suite 2200, Long Beach, California 90831; (800) 835-4611.  The address and phone number of American Education Services is 1200 North Seventh Street, Harrisburg, PA 17102; (800) 233-0557. The sub-servicers are responsible for all collection activities with respect to the trust student loans.

Indenture Trustee.  Wells Fargo Bank, National Association.  The indenture trustee’s address and phone number is MAC#9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; (612) 667-8058.

Eligible Lender Trustee.  Chase Bank USA, National Association.  The eligible lender trustee’s address and phone number is 500 Stanton Christiana Road, FL3/OPS4, Newark, Delaware 19713; (302) 552-6279.  The eligible lender trustee will hold legal title to the trust student loans.

Paying Agent.  Wachovia Bank, National Association.

Irish Paying Agent.  Deutsche Bank International Corporate Services (Ireland) Limited.

Irish Listing Agent.  Arthur Cox Listing Services Limited.

THE OFFERED NOTES

The trust is offering the following classes of notes:

Class A Notes:

•

Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $152,000,000;

•

Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $278,000,000;

•

Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $192,000,000;

•

Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $296,000,000;

•

Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $395,000,000; and

•

Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $433,000,000.

THE NON-OFFERED NOTES

The trust will also issue but not offer the following class of notes:

Class B Notes:

•

Floating Rate Class B Student Loan-Backed Notes in the amount of $54,000,000.

The class B notes which will not be purchased by the underwriters and will be transferred to the depositor on the closing date as partial consideration for the transfer of the student loans to the trust.  A portion of the class B notes will continue to be held by the depositor and a portion of the class B notes will be transferred to Wachovia Bank, National Association and then transferred to WELF Holding LLC.  WELF Holding LLC is a Delaware limited liability company wholly owned by Wachovia Bank, National Association.  We sometimes refer to WELF  Holding LLC as WELF Holding.

We sometimes refer to the class A notes and the class B notes, collectively, as the notes.

DATES

Closing Date.  The closing date for this offering is November     , 2005.  This date is also the issue date of the notes.

Cutoff Date.  The cutoff date is the close of business on October 31, 2005.  The trust will be entitled to receive all collections and proceeds on the trust student loans after the cutoff date.

Statistical Cutoff Date.  The information about the trust student loans in this prospectus supplement is calculated and presented as of the close of business on September 30, 2005.  We refer to this date as the statistical cutoff date.

Distribution Dates.  A distribution date for each class of notes is the 25th of each January, April, July and October, beginning in January 2006.  If any January 25, April 25, July 25 or October 25 is not a business day, the distribution date will be the next business day.

Final Scheduled Distribution Date.  We refer you to the cover page and “—Information about the Notes and the Excess Distribution Certificates—Final Scheduled Distribution Dates” below.

Record Date.  Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

INFORMATION ABOUT THE NOTES AND THE EXCESS DISTRIBUTION CERTIFICATES

Notes Offered Under This Prospectus Supplement.  The offered notes consist of the series 2005-1 notes: the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes, the class A-5 notes and the class A-6 notes, as described on the cover page.

Securities Not Offered.  The trust will also issue series 2005-1 class B notes and excess distribution certificates.  The class B notes and the excess distribution certificates are not being offered by this prospectus supplement.  Any information in this prospectus supplement regarding the class B notes and the excess distribution certificates is intended only to give you a better understanding of the offered notes.

Payments of principal of the class B notes are subordinated to the payments of interest and principal of the class A notes as described herein.  Payments of interest of the class B notes are subordinated to the payments of interest of the class A notes and, in certain limited circumstances, to the payments of principal on the class A notes.

The excess distribution certificates will represent fractional undivided interests in the trust.  The excess distribution certificates will not bear interest.  Payments of the excess distribution certificates are subordinated to the payments of interest on and principal of the notes as described herein.

There will be two excess distribution certificates and they will initially be owned and retained by the depositor and WELF Holding, respectively.

Terms of the Notes.  The notes are debt obligations of the trust.  The notes will receive payments primarily from collections on a pool of trust student loans acquired by the trust on the closing date.

Interest will accrue on the outstanding principal balance of the notes during three-month accrual periods and will be paid on each distribution date.

Each accrual period begins on a distribution date and ends on the day before the next distribution date.  The first accrual period, however, will begin on the closing date and end on January 24, 2006, the day before the first distribution date.

Interest Rates.  Except for the first accrual period, each class of notes will bear interest at a rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-1%
Class A-2	plus %
Class A-3	plus %
Class A-4	plus %
Class A-5	plus %
Class A-6	plus %
Class B	plus %

LIBOR for the first accrual period will be determined by the following formula:

x +     /     * (y-x)

where:

x =             - month LIBOR, and

y =             - month LIBOR.

The administrator will determine LIBOR as specified under “Certain Information Regarding the Securities—Floating Rate Securities— Determination of LIBOR” in the prospectus.  The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.

Interest Payments.  Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the applicable distribution date.

If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall, together with interest on those amounts, to the extent funds from specified sources are available to cover the shortfall.

Principal Payments.  Principal on the offered notes will be payable sequentially on each distribution date in an amount generally equal to the principal distribution amount for that distribution date.

Priority of Principal Payments.  Principal will be payable sequentially on each distribution date:

•

first, the class A noteholders’ principal distribution amount, sequentially to the class A-1 through class A-6 notes, in that order, until their respective principal balances have been reduced to zero; and

•

second, on and after the stepdown date and provided that no trigger event is in effect, the class B noteholders’ principal distribution amount, to the class B notes, until their principal balances have been reduced to zero.

Until the stepdown date, the class B notes will not be entitled to any payments of principal.  On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

The class A noteholders’ principal distribution amount will be equal to the principal distribution amount times the class A percentage.  The class A percentage will be equal to 100% minus the class B percentage.  The class B noteholders’ principal distribution amount will be equal to the principal distribution amount times the class B percentage.

The class B percentage will be zero prior to the stepdown date and on any other distribution date if a trigger event is in effect.  On each other distribution date, it will be the percentage obtained by dividing:

•

the aggregate principal balance of the class B notes, by

•

the aggregate principal balance of all outstanding notes.

The stepdown date will be the earlier of:

•

the distribution date in            20        , or

•

the first date on which no class A notes remain outstanding.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of principal payments.

Priority of Distributions.

Wachovia Bank, National Association, as administrator, will instruct the paying agent to withdraw funds on deposit in the collection account and, to the extent required, the capitalized interest account (through the           , 200    distribution date) and the reserve account and to apply such funds on each applicable distribution date generally as shown in the chart, prior to an event of default, on the following page.  Funds on deposit in the collection account and, to the extent required, the reserve account and (through the           , 200    distribution date) the capitalized interest account will be applied monthly to the payment of the master servicing fee and the administration fee.  Funds on deposit in the add-on consolidation account will be applied to finance any add-on consolidation loans during the consolidation loan add-on period.

We refer you to “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of distributions.

PRIORITY OF DISTRIBUTIONS

COLLECTION ACCOUNT
1st
INDENTURE TRUSTEE, ELIGIBLE LENDER TRUSTEE AND MASTER SERVICER, pro rata, (indenture trustee's fee and expenses, eligible lender trustee's fee and expenses and master servicing fee; provided that, the aggregate amount of the expenses to be paid to the indenture trustee and the eligible lender trustee shall not exceed $25,000 in any given calendar year)
2nd
ADMINISTRATOR (administration fee)
3rd
CLASS A NOTEHOLDERS (class A noteholders' interest distribution amount)
4th
CLASS B NOTEHOLDERS (class B noteholders' interest distribution amount)
(first to the class A-1 notes until paid in full, then to the class A-2 notes until paid in full, then to the class A-3 notes until paid in full, then to the class A-4 notes until paid in full, then to the class A-5 notes until paid in full, then to the class A-6 notes until paid in full)
5th
CLASS A NOTEHOLDERS (class A noteholders' principal distribution amount)
6th
CLASS B NOTEHOLDERS (class B noteholders' principal distribution amount)
7th
RESERVE ACCOUNT (amount, if any, necessary to reinstate the reserve account balance to the specified reserve account balance)
8th
EXCESS DISTRIBUTION CERTIFICATEHOLDERS (Any remaining amounts)

Final Scheduled Distribution Dates.  Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Final Scheduled Distribution Date
Class A-1	October 25, 2010
Class A-2	January 26, 2015
Class A-3	April 25, 2017
Class A-4	July 27, 2020
Class A-5	January 26, 2026
Class A-6	October 25, 2040
Class B	October 25, 2040

The actual maturity of any class of notes could occur earlier if, for example:

•

there are prepayments on the trust student loans;

•

the master servicer exercises its option to purchase all remaining trust student loans (which will not occur until the end of the first collection period on which the pool balance is 10% or less of the initial pool balance); or

•

the indenture trustee auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur, if specified in the final prospectus supplement,  until the end of the first collection period on which the pool balance is 10% or less of the initial pool balance).

The initial pool balance is equal to the sum of: (i) the pool balance as of the cutoff date and (ii) all amounts deposited into the add-on consolidation loan account on the closing date.

Denominations.  The class A notes will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof except that one note may be issued in a different amount.  All of the notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.  You will not receive a certificate representing your class of offered notes except in very limited circumstances.

Security for the Notes.  The notes will be secured by the assets of the trust, primarily the trust student loans.

CREDIT ENHANCEMENT FOR THE OFFERED NOTES

Credit enhancement is intended to protect you against losses and delays in payments on your class of offered notes by absorbing losses on the trust student loans and other shortfalls in cash flows.  The credit enhancement for the offered notes will include:

•

the capitalized interest account;

•

the reserve account; and

•

the subordination of the class B notes and the excess distribution certificates right to receive excess distributions.

Capitalized Interest Account.  Approximately $             of the proceeds from the sale of the offered notes will be deposited into the capitalized interest account.  On any monthly payment date or quarterly distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of the master servicing fee, the administration fee, the indenture trustee’s fee and expenses, the eligible lender trustee’s fee and expenses, interest due to the class A noteholders and thereafter, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account but before application of funds on deposit in the reserve account.

Funds in the capitalized interest account will not be replenished.

All remaining funds on deposit in the capitalized interest account on the           , 200    distribution date will be transferred to the collection account and included in available funds on that distribution date.

We refer you to “Description of the Notes—Credit Enhancement—Capitalized Interest Account” in this prospectus supplement for more information.

Reserve Account.  Approximately $             of the proceeds from the sale of the offered notes will be deposited into the reserve account.  Funds in the reserve account will be available on each distribution date or monthly payment date to cover any shortfalls, after giving effect to transfers from the capitalized interest account, in payments of the master servicing fee, the administration fee, the indenture trustee’s fee and expenses, the eligible lender trustee’s fee and expenses, the class A noteholders’ interest distribution amount and thereafter, the class B noteholders’ interest distribution amount.

In addition, the reserve account will be available:

•

on the final scheduled distribution date for each class of class A notes and upon the termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest; and

•

on the class B final scheduled distribution date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest.

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made.

Amounts remaining in the reserve account on each distribution date in excess of the specified reserve account balance, after giving effect to any deposit or withdrawal, will be deposited into the collection account for distribution on that date.

The specified reserve account balance is the amount required to be maintained in the reserve account.  The specified reserve account balance for any distribution date will be equal to the greater of:

(a)

           % of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account at the end of the collection period relating to the           20          distribution date), each as of the close of business on the last day of the related collection period; and

(b)

$               ;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes.

A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month.  However, the first collection period will be the period from but excluding the cutoff date to and including December 31, 2005.

We refer you to “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement for more information.

Subordination of the Class B Notes.  Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes.  Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes.

We refer you to “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.

Subordination of the Excess Distribution Certificates.  The excess distribution certificateholders are entitled to receive payments collected on the trust student loans which are not used by the trust to make other required payments.  The excess distribution certificates will be subordinated in priority of payment to all classes of notes.  The excess distribution certificates will not receive any payment on any distribution date until all of the principal and interest owing on the notes on that distribution date have been paid in full (together with any unpaid fees of the master servicer and the administrator) and the reserve account has been funded to its required level.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust is a Delaware statutory trust created under a trust agreement dated as of November 2, 2005.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes and the excess distribution certificates and making any payments thereunder and other related activities.  We refer you to “Formation of the Trust—The Issuing Entity” in this prospectus supplement.

The depositor will acquire the trust student loans from Wachovia Bank, National Association and Wachovia Education Finance Inc. under separate purchase agreements, and will subsequently contribute them to the trust on the closing date under a contribution agreement.  As of the statistical cutoff date, 62.85% of the trust student loans were originated by Wachovia Education Finance Inc. (which will be referred to as WEF trust student loans) and 37.15% of the trust student loans were originated by Wachovia Bank, National Association (which will be referred to as WB trust student loans).  We sometimes refer to Wachovia Education Finance Inc. as WEF and Wachovia Bank, National Association as Wachovia Bank.

The contribution agreement and purchase agreements will each be dated as of the closing date.  Chase Bank USA, National Association, as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust agreement.

The Trust Student Loans

The trust student loans (including the initial trust student loans and any add-on consolidation loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP.  All of the trust student loans are consolidation loans.

Consolidation loans are used to combine the borrower's obligations under various federally authorized student loan programs into a single loan.

Guarantee agencies described in this prospectus supplement and the prospectus guarantee all of the trust student loans.  All of the trust student loans are reinsured by the United States Department of Education.

The trust student loans have been selected from the student loans owned by Wachovia Bank and WEF or one of their affiliates based on the criteria established by the depositor, as described in this prospectus supplement and the prospectus.

All special allowance payments on the trust student loans are based on the three-month financial commercial paper rate.

The following table contains summary information concerning the trust student loans as of the statistical cutoff date.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,769,014,792
Aggregate Outstanding Principal Balance—Commercial Paper	$1,769,014,792
Number of Borrowers	54,681
Average Outstanding Principal Balance Per Borrower	$32,352
Number of Loans	94,120
Average Outstanding Principal Balance Per Loan—Commercial Paper	$18,795
Weighted Average Remaining Term to Scheduled Maturity	254 months
Weighted Average Annual Borrower Interest Rate	4.15%

We refer you to “The Trust Student Loan Pool” in this prospectus supplement and “The Student Loan Pools” in the prospectus for more information on the trust student loans.

The master servicer will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account, as described in this prospectus supplement and the prospectus.

Add-on Consolidation Loans.  From time to time through           , 20    , the trust may fund add-on consolidation loans to the extent that the trust has sufficient funds on deposit in the add-on consolidation loan account.

The principal balance of each add-on consolidation loan will serve to increase the principal balance of the related trust student loan by that amount.

Add-on Consolidation Loan Account.  On the closing date, the administrator will establish and maintain the add-on consolidation loan account as an asset of the trust in the name of the indenture trustee.  The trust will make a deposit in cash or eligible investments from the net proceeds of the sale of the offered notes equal to $             into the add-on consolidation loan account on the closing date.  The amount on deposit in the add-on consolidation loan account will be reduced by the amount used from that account to fund add-on consolidation loans from time to time during the consolidation loan add-on period.

All add-on consolidation loans will be added to the trust at a price equal to 100% of the outstanding principal balance of each add-on consolidation loan, plus accrued and unpaid interest, if any.

Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the next business day and included as part of available funds on the           20          distribution date.

Amounts withdrawn from the add-on consolidation loan account will be remitted by the master servicer (or the related sub-servicer) or the paying agent, as applicable, to the applicable lender in repayment of the related student loan, the amount of which will be added to the existing trust student loan.

Removal of Trust Student Loan Pool and Breach of Representations and Warranties by the Depositor and the Originators.  If the depositor breaches a representation or warranty under the contribution agreement regarding a trust student loan, generally the depositor will have to cure the breach, reacquire or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Each originator will have similar obligations of repurchase under the related purchase agreement with respect to the student loans sold by it.

These representations and warranties include, among other things, that:

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each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

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the information provided about the student loans is true and correct as of the cutoff date;

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each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by FFELP or under any guarantee agreement; and

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each student loan is guaranteed by the applicable guarantor.

We refer you to “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Originators” in the prospectus.

Servicing of the Assets

Under a master servicing agreement, WEF will act as master servicer with respect to the trust student loans and will arrange for and oversee the performance by each sub-servicer of its respective servicing obligations.

ACS Education Services, Inc. will act as sub-servicer with respect to approximately 40.1% of the principal balance of the trust student loans as of the statistical cutoff date and American Education Services will act as sub-servicer with respect to approximately 59.9% of the principal balance of the trust student loans as of the statistical cutoff date.

Each of the sub-servicers has entered into a sub-servicing agreement to assume responsibility for servicing, maintaining custody of and making collections on the trust student loans.  Each of the sub-servicers will bill and collect payments from the guarantee agencies and the Department of Education.  In addition, each sub-servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act.  We refer you to “Servicing and Administration—Servicing Procedures” and “Servicing and Administration—Administration Agreement” in the prospectus.  The master servicer may contract with various other sub-servicers; provided that, the master servicer shall not be relieved of its responsibilities and obligations under the master servicing agreement.  We refer you to “Servicing and Administration—Certain Matters Regarding the Master Servicer” in the prospectus.

Removal of Trust Student Loan Pool and Breach of Covenants by the Master Servicer.  Upon the discovery of a breach of any covenant under the master servicing agreement that has a material adverse effect on the interest of the trust, the master servicer will purchase that trust student loan unless the breach is cured within 210 days.  However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect.  In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

These covenants include, among other things, that:

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it will (or will cause each sub-servicer to) satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

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it will not permit (nor will it allow any sub-servicer to permit) any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower’s account is less than $50;

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it will do nothing to (nor will it permit any sub-servicer to) impair the rights of the excess distribution certificateholders and noteholders in the trust student loans; and

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it will not (nor will it permit any sub-servicer to) reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

We refer you to “The Trust Student Loan Pool—Insurance of Student Loans; Guarantors of Student Loans” in this prospectus supplement.

Compensation of the Master Servicer and the Sub-Servicers

The master servicer will receive a master servicing fee.

The master servicer will be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the sub-servicing agreements.  Each sub-servicer will be paid directly by the master servicer for services rendered under each sub-servicing agreement.

The master servicing fee for any month is equal to one-twelfth of 0.50% of the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month.

The master servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th of each month, or if the 25th day is not a business day, then on the next business day, beginning in December 2005.  The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month.  Fees will include amounts from any prior monthly payment dates that remain unpaid.

We refer you to “Description of the Notes—Servicing Compensation” in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

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the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

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the payment of all amounts required to be paid to the noteholders.

We refer you to “The Student Loan Pools—Termination” in the prospectus.

Optional Purchase

The master servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date when the pool balance as of the end of the related collection period is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes.  The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the aggregate principal balance of the trust student loans plus accrued and unpaid interest thereon; provided, however, that the prescribed minimum purchase amount must equal or exceed the amount that would be sufficient to:

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pay to noteholders the interest payable on the related distribution date;

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reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero; and

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certain amounts due to the master servicer, the eligible lender trustee, the indenture trustee, the administrator and the paying agents.

We refer you to “The Student Loan Pools—Termination” in the prospectus.

Auction of Trust Assets

If specified in the final prospectus supplement and if the master servicer has waived its option to purchase the remaining trust student loans, the indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date.  An auction will be consummated only if the master servicer has first waived its optional purchase right.  The master servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans in response to the indenture trustee’s offer.  Unless otherwise specified in the final prospectus supplement, the depositor and its affiliates, including Wachovia Bank, WEF and unrelated third parties may offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds:

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the minimum purchase amount described under “—Optional Purchase” above; or

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the fair market value of the trust student loans as of the end of the related collection period, whichever is higher.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the master servicer’s waiver of its option to purchase the remaining trust student loans; provided that, if specified in the final prospectus supplement, the indenture trustee will be obliged to solicit such bids at the interval specified in such final prospectus supplement.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, or if the final prospectus supplement does not provide for an auction and the master servicer fails to exercise its purchase option, on each subsequent distribution date, the administrator will direct the paying agent to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the excess distribution certificateholders.

We refer you to “The Student Loan Pools—Termination” in the prospectus.

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

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Federal tax counsel for the trust is of the opinion that the offered notes will be characterized as debt for federal income tax purposes.

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Federal tax counsel is also of the opinion that, for federal income tax purposes, the trust will not be taxable as a corporation.

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In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes.  Class A noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of the offered notes.

We refer you to “U.S. Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations set forth in “ERISA Considerations” in the prospectus and this prospectus supplement, the offered notes may be acquired by a transferee for, or on behalf of, an Employee Benefit Plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any substantially similar applicable law or any entity deemed to hold the Plan Assets of the foregoing.

RATING OF THE OFFERED NOTES

The offered notes are required to be rated in the highest rating category from Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc.

We refer you to “Ratings of the Offered Notes” in this prospectus supplement.

LISTING INFORMATION AND TRADING

There is no established trading market for the offered notes.  Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the prospectus to be approved.  Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such listing will be approved.  See “Listing and General Information”.

IDENTIFICATION NUMBERS

The offered notes will have the following CUSIP Numbers, ISIN and European Common Codes:

CUSIP Numbers

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Class A-1 notes:

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Class A-2 notes:

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Class A-3 notes:

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Class A-4 notes:

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Class A-5 notes:

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Class A-6 notes:

International Securities Identification Numbers (ISIN)

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Class A-1 notes:

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Class A-2 notes:

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Class A-3 notes:

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Class A-4 notes:

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Class A-5 notes:

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Class A-6 notes:

European Common Codes

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Class A-1 notes:

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Class A-2 notes:

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Class A-3 notes:

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Class A-4 notes:

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Class A-5 notes:

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Class A-6 notes:

RISK FACTORS

You should carefully consider the following factors in order to understand the structure and characteristics of the offered notes and the potential merits and risks of an investment in the offered notes.  Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any offered note.  The prospectus describes additional risk factors that you should also consider beginning on page 16 of the prospectus.  These risk factors could affect your investment in or return on the offered notes.

Sequential Payment Of The Offered Notes Result In A Greater Risk Of Loss

Each class of class A noteholders with a lower payment priority bears a greater risk of loss than does each class of class A noteholders with a higher payment priority because no principal will be paid to any class A noteholders until each class of the class A notes having a lower numerical designation has been paid in full.

The Characteristics Of The Trust Student Loans May Change

The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date.  The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received and other changes in these loans that occur during the period from the statistical cutoff date to the closing date.  We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the initial trust student loans will vary somewhat from the trust student loans presented in this prospectus supplement as of the statistical cutoff date.

Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this prospectus supplement due to the addition of add-on consolidation loans during the consolidation loan add-on period.

Your Class Of Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Class Of Offered Notes

There is a degree of basis risk associated with the offered notes.  Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans adjust on the basis of specified indices and those of the offered notes adjust on the basis of a different index.  If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on the offered notes could be compromised.

The United States Military Build-Up May Result In Delayed Payments From Borrowers Called To Active Military Service

The recent build-up of the United States military has increased the number of citizens who are in active military service.  The Servicemembers Civil Relief Act, as amended, limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.

It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act, as amended.  Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the offered notes.

Higher Education Relief Opportunities For Students Act Of 2003 May Result In Delayed Payments From Borrowers

Higher Education Relief Opportunities for Students Act of 2003, signed by the President on August 18, 2003, authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of “affected individuals” who:

• are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;
• reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or
• suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.
The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:
• such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;
• administrative requirements in relation to that assistance are minimized;
• calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;
• amended calculations of overpayment are provided; and

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institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

The number and aggregate principal balance of student loans that may be, affected by the application of the Higher Education Relief Opportunities for Students Act of 2003 is not known at this time.  Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations.  If a substantial number of borrowers become eligible for the relief provided under the Higher Education Relief Opportunities for Students Act of 2003, there could be an adverse effect on the total collections on the trust student loans and our ability to pay principal and interest on the offered notes.

Statutory Or Regulatory Changes To The Higher Education Act Could Have An Effect On Your Class of Offered Notes

The Higher Education Act is subject to amendments that may adversely affect the master servicer’s student loan operations.  President Bush has made several proposals related to FFELP loans in his fiscal year 2006 budget as proposed to Congress.  Some of the highlights of the President’s budget proposals, in no particular order, include:

• reducing the federal guarantee on FFELP loans from 98% to 95%;
• reducing the guarantee for loans serviced by servicers designated as exceptional performers from 100% to 97%;

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providing for variable interest rates on consolidation loans, and maintaining variable interest rates on all other loan types, effectively repealing the planned change to fixed interest rates that was to occur on July 1, 2006;

• granting extended repayment terms and increasing the limits on the amount that borrowers may borrow for FFELP loans;
• increasing the origination fee charged to lenders on new consolidation loans from 50 basis points to 100 basis points;
• imposing a new annual 25 basis point holder portfolio fee on outstanding balance of non-consolidation loans; and
• permitting reconsolidation (or refinancing) of existing consolidation loans on multiple occasions and requiring borrowers to pay a 100 basis point origination fee for each such refinancing.

We cannot predict whether the President's budget proposals will be enacted into law, but they may form a portion of the framework for Congress as it negotiates the fiscal year 2006 budget resolution.

Congress is currently considering legislation that includes several proposed changes to the Higher Education Act based on the fiscal year  2006 budget.  We cannot predict whether this legislation will be enacted into law.

You May Have Difficulty Selling Your Class Of Offered Notes.

Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the prospectus to be approved. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such application will be approved.  If the offered notes are not listed on a securities exchange and you want to sell your class of offered notes, you will have to locate a purchaser that is willing to purchase them.  The underwriters intend to make a secondary market for the offered notes and may do so by offering to buy the offered notes from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the offered notes and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.  There have been times in the past where there have been very few buyers of asset-backed securities, and there may again be such a time in the future.  As a result, you may not be able to sell your class of offered notes when you want to or you may not be able to obtain the price that you wish to receive.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement.  These terms appear in bold face on their first use and in initial capital letters in all cases.

FORMATION OF THE TRUST

The Issuing Entity

The issuing entity (the “trust”) is Wachovia Student Loan Trust 2005-1.  It is a statutory trust newly formed under Delaware law and under a short-form trust agreement dated November 2, 2005 between the depositor and the eligible lender trustee.  The short-form trust agreement will be amended pursuant to an amended and restated trust agreement dated as of the closing date among the depositor, the eligible lender trustee and the indenture trustee.  We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”

After its formation, the trust will not engage in any activity other than:

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acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

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issuing the notes;

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making payments on them; and

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engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust may not issue securities other than the notes and the excess distribution certificates.  Except for the notes, the trust is also prohibited from borrowing money or making loans to any other person.

Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal balance of the notes of the controlling class.

The trust will be initially capitalized with equity of $100, excluding amounts to be deposited in the capitalized interest account, the add-on consolidation account and the reserve account by the trust on the closing date.  The proceeds from the sale of the offered notes will be used to make the initial deposits into the capitalized interest account, the add-on consolidation account and the reserve account and to acquire, on behalf of the trust, the trust student loans.  On the closing date, the depositor will use the net proceeds it receives from the contribution of the trust student loans to pay Wachovia Bank and WEF the cash portion of the respective purchase prices for the trust student loans it acquires from Wachovia Bank and WEF under the purchase agreements.  The purchase price to WEF will also include the membership interests in the depositor.  The purchase price to Wachovia Bank will also include $          principal amount of class B notes and a           % ownership interest in the class of excess distribution certificates issued by the trust.  Wachovia Bank will transfer such class B notes and excess distribution certificate to WELF Holding.  The trust will acquire the trust student loans from the depositor under a contribution agreement to be dated as of the closing date, among the depositor, the interim eligible lender trustee, the trust and the eligible lender trustee.  The two excess distribution certificates will initially be owned and retained by the Depositor and WELF Holding, respectively.

With respect to add-on consolidation loans, the master servicer, or the paying agent at the direction of the master servicer, as applicable, will transfer from the add-on consolidation loan account (but only to the extent of available funds on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related student loan, and the principal balance of the related trust student loan will be increased by the same amount.

The property of the trust will consist of:

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the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

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all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, after the cutoff date;

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all moneys and investments from time to time on deposit in the Trust Accounts;

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its rights under the transfer and servicing agreements, including the right to require the related originators, the depositor or the master servicer to repurchase or reacquire, as applicable, trust student loans from it or to substitute student loans under certain conditions; and

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its rights under the guarantee agreements with guarantors.

The notes will be secured by the property of the trust.  The collection account, the reserve account, the add-on consolidation account and the capitalized interest account will be maintained in the name of the indenture trustee for the benefit of the noteholders and the excess distribution certificateholders.  To facilitate servicing and to minimize administrative burden and expense, the master servicer will act, directly or through the sub-servicers or third-party sub-custodians on behalf of the master servicer for the benefit of the trust and the indenture trustee, as custodian(s) of the promissory notes representing the trust student loans and other related documents.

The principal offices of the trust are located in the State of Delaware, in care of Chase Bank USA, National Association, as eligible lender trustee, at its address and telephone number shown in the section “Eligible Lender Trustee” below.

Except as disclosed in this prospectus supplement, the trust has not commenced operations since the date of its establishment and no audited financial statement has been prepared since the date of this prospectus supplement.  The trust is not required by the laws of the State of Delaware, and the trust does not intend, to publish any annual audited financial statements.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the offered notes had taken place on that date:

Class A-1 Student Loan-Backed Notes	$ 152,000,000
Class A-2 Student Loan-Backed Notes	278,000,000
Class A-3 Student Loan-Backed Notes	192,000,000
Class A-4 Student Loan-Backed Notes	296,000,000
Class A-5 Student Loan-Backed Notes	395,000,000
Class A-6 Student Loan-Backed Notes	433,000,000
Class B Student Loan-Backed Notes	54,000,000
Capital Contribution	100
Total	$1,800,000,100

Eligible Lender Trustee

Chase Bank USA, National Association is the eligible lender trustee for the trust under the trust agreement.  Chase Bank USA, National Association is a national banking association whose principal offices are located at 500 Stanton Christiana Road, FL3/OPS4, Newark, Delaware 19713.  The phone number is (302) 552-6279.  The eligible lender trustee will acquire on behalf of the trust legal title to all the trust student loans acquired under the contribution agreement.  The eligible lender trustee, on behalf of the trust, has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans.  We refer you to “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the prospectus.

The eligible lender trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the contribution agreement.  We refer you to “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the prospectus.  Affiliates of the depositor maintain banking relations with the eligible lender trustee.

USE OF PROCEEDS

The trust will use the net proceeds of $           from the sale of the offered notes to make the initial deposits into the capitalized interest account, the add-on consolidation account and the reserve account and to acquire the trust student loans from the depositor on the closing date under the contribution agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to each of Wachovia Bank and WEF the cash portion of the respective cash purchase prices for the trust student loans purchased by the depositor.  The purchase price to WEF will also include the membership interests in the depositor.  The purchase price to Wachovia Bank will also include $                   principal amount of class B notes and a          % ownership interest in the class of excess distribution certificates issued by the trust.  Wachovia Bank will transfer such class B notes and excess distribution certificate to WELF Holding.  Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters with respect to the offered notes) are payable by the depositor.  An estimate of such expenses, as of the closing date, is $          .

THE TRUST STUDENT LOAN POOL

The eligible lender trustee, on behalf of the trust, will acquire the pool of trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the trust student loans after the cutoff date.  Unless otherwise specified, all information with respect to the trust student loans is presented as of the close of business on September 30, 2005, which is the statistical cutoff date.

The depositor will purchase the trust student loans from Wachovia Bank and WEF under the applicable purchase agreement.  Wachovia Bank and WEF acquired or have received as a capital contribution the trust student loans they are selling to the depositor in the ordinary course of their businesses.

The trust student loans were selected from the portfolio of student loans owned by Wachovia Bank and WEF or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

•

is a consolidation loan that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

•

contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•

is fully disbursed;

•

is not more than 210 days past due;

•

does not have a borrower who is noted in the related records of the master servicer or the related sub-servicer as being currently involved in a bankruptcy proceeding; and

•

has special allowance payments, if any, based on the three-month commercial paper rate.

No trust student loan as of the statistical cutoff date was subject to any existing obligation to sell that loan to a third party.

The addition of any add-on consolidation loans will not be a sale of a new loan to the trust; rather, such addition will merely serve to increase the principal balance of the existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller will be required to repurchase the entire trust student loan, including the portion attributable to the add-on consolidation loan.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical cutoff date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of approximately $9,606,644 as of the statistical cutoff date.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferral and forbearance periods on any of the trust student loans.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.  For ease of administration, the master servicer separates a consolidation loan on its system into two separate loan segments if that consolidation loan has both subsidized and unsubsidized segments.  The following tables reflect those loan segments within the number of loans.

Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS
AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,769,014,792
Aggregate Outstanding Principal Balance—Commercial Paper	$1,769,014,792
Number of Borrowers	54,681
Average Outstanding Principal Balance Per Borrower	$32,352
Number of Loans	94,120
Average Outstanding Principal Balance Per Loan—Commercial Paper	$18,795
Weighted Average Remaining Term to Scheduled Maturity	254 months
Weighted Average Annual Borrower Interest Rate	4.15%

We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future.  See Appendix A to the prospectus and “The Student Loan Pools—The Student Loan Financing Business of Wachovia” in the prospectus.

The Commercial Paper segmentation in the table above is based on the special allowance payment index applicable to the trust student loans.  The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.

As of the statistical cutoff date, the weighted average spread, including special allowance payments but excluding any borrower incentives that are currently in place, to the three-month commercial paper rate was at least 2.64%.  We refer you to “—Special Allowance Payments” in Appendix A to the prospectus.

For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter.

The following table provides information about the trust student loans regarding the loan type.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY SUBSIDY STATUS

AS OF THE STATISTICAL CUTOFF DATE

Subsidy Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	47,046	$ 818,739,421	46.3%
Unsubsidized	47,074	950,275,371	53.7
Total	94,120	$1,769,014,792	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF

THE STATISTICAL CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
1.51% - 2.00%	1,700	$ 33,201,045	1.9%
2.01% - 2.50%	4,820	87,978,817	5.0
2.51% - 3.00%	20,863	362,353,849	20.5
3.01% - 3.50%	24,161	380,825,736	21.5
3.51% - 4.00%	10,969	214,440,876	12.1
4.01% - 4.50%	10,799	197,473,056	11.2
4.51% - 5.00%	3,939	78,891,768	4.5
5.01% - 5.50%	2,546	57,744,126	3.3
5.51% - 6.00%	3,332	83,689,325	4.7
6.01% - 6.50%	3,877	89,443,239	5.1
6.51% - 7.00%	2,182	62,535,744	3.5
7.01% - 7.50%	1,175	24,310,445	1.4
7.51% - 8.00%	1,091	28,735,051	1.6
8.01% - 8.50%	2,666	67,391,713	3.8
Total	94,120	$1,769,014,792	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical cutoff date.  Because most of the trust student loans bear interest at various fixed rate and because trust student loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the trust student loans in the future.  See Appendix A to the prospectus and “The Student Loan Pools—The Student Loan Financing Business of Wachovia” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF

THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
$0.01 - $5,000.00	34	$ 127,336	0.0%
$5,000.01 - $10,000.00	1,993	17,895,332	1.0
$10,000.01 - $15,000.00	10,404	132,208,524	7.5
$15,000.01 - $20,000.00	10,661	184,961,225	10.5
$20,000.01 - $25,000.00	7,706	171,817,941	9.7
$25,000.01 - $30,000.00	5,247	143,388,332	8.1
$30,000.01 - $35,000.00	3,868	125,261,576	7.1
$35,000.01 - $40,000.00	3,063	114,498,217	6.5
$40,000.01 - $45,000.00	2,150	91,050,576	5.1
$45,000.01 - $50,000.00	1,651	78,209,601	4.4
$50,000.01 - $55,000.00	1,268	66,513,741	3.8
$55,000.01 - $60,000.00	962	55,129,891	3.1
$60,000.01 - $65,000.00	660	41,199,323	2.3
$65,000.01 - $70,000.00	495	33,364,432	1.9
$70,000.01 - $75,000.00	411	29,752,762	1.7
$75,000.01 - $80,000.00	384	29,710,532	1.7
$80,000.01 - $85,000.00	386	31,791,502	1.8
$85,000.01 - $90,000.00	332	28,992,941	1.6
$90,000.01 - $95,000.00	324	29,954,965	1.7
$95,000.01 - $100,000.00	298	29,003,757	1.6
Greater than $100,000.00	2,384	334,182,288	18.9
Total	54,681	$1,769,014,792	100.0%

The following table provides information about the trust student loans regarding the days of delinquency.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY NUMBER OF DAYS DELINQUENT AS OF

THE STATISTICAL CUTOFF DATE

Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 day	82,597	$1,558,610,440	88.1%
1 to 30 days	7,867	142,728,336	8.1
31 to 60 days	2,365	43,909,317	2.5
61 to 90 days	1,291	23,766,699	1.3
Total	94,120	$1,769,014,792	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY AS OF

THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
13 - 24	1	$ 9,219	0.0%
25 - 36	63	1,172,577	0.1
37 - 48	138	1,502,304	0.1
49 - 60	188	2,246,250	0.1
61 - 72	289	3,817,052	0.2
73 - 84	435	5,780,337	0.3
85 - 96	697	7,828,184	0.4
97 - 108	1,003	12,750,871	0.7
109 - 120	1,428	17,665,031	1.0
121 - 132	1,468	12,977,862	0.7
133 - 144	3,430	31,353,281	1.8
145 - 156	4,942	50,226,137	2.8
157 - 168	7,354	74,085,730	4.2
169 - 180	14,832	148,875,119	8.4
181 - 192	2,423	34,426,689	1.9
193 - 204	4,008	59,794,837	3.4
205 - 216	5,277	80,430,862	4.5
217 - 228	8,478	131,424,052	7.4
229 - 240	15,896	249,916,989	14.1
241 - 252	791	20,909,342	1.2
253 - 264	1,263	34,796,576	2.0
265 - 276	1,747	49,339,581	2.8
277 - 288	2,651	73,214,942	4.1
289 - 300	5,923	156,813,330	8.9
301 - 312	488	24,172,821	1.4
313 - 324	846	43,777,962	2.5
325 - 336	1,155	59,514,404	3.4
337 - 348	1,873	99,535,094	5.6
349 - 360	5,033	280,657,358	15.9
Total	94,120	$1,769,014,792	100.0%

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future.  See Appendix A to the prospectus and “The Student Loan Pools—The Student Loan Financing Business of Wachovia” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS AS OF

THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferral	9,740	$ 199,890,902	11.3%
Forbearance	9,487	238,262,475	13.5
Repayment
First year in repayment	39,212	711,841,126	40.2
Second year in repayment	23,619	420,146,877	23.8
Third year in repayment	7,085	121,248,164	6.9
More than 3 years in repayment	4,977	77,625,248	4.4
Total	94,120	$1,769,014,792	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date.  The borrower:

•

may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

•

may be currently required to repay the loan—repayment.

See Appendix A to the prospectus and “The Student Loan Pools—The Student Loan Financing Business of Wachovia” in the prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 12.6, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN
STATUS OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS AS OF

THE STATISTICAL CUTOFF DATE

	Scheduled Remaining Months in Status
Current Borrower Payment Status	Deferral	Forbearance	Repayment
Deferral	14.8	-	259.4
Forbearance	-	5.2	285.2
Repayment	-	-	244.9

We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future.  See Appendix A to the prospectus and “The Student Loan Pools—The Student Loan Financing Business of Wachovia” in the prospectus.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT
LOANS AS OF THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
California	14,103	$ 267,721,266	15.1%
Pennsylvania	12,656	222,816,457	12.6
Florida	8,826	181,319,451	10.2
Texas	6,279	138,203,139	7.8
New York	6,915	123,619,459	7.0
New Jersey	5,111	87,683,204	5.0
Virginia	5,339	84,035,463	4.8
North Carolina	4,432	67,411,255	3.8
Maryland	3,145	62,287,172	3.5
Georgia	3,475	61,424,359	3.5
Illinois	2,577	48,040,474	2.7
Ohio	1,589	32,792,691	1.9
Massachusetts	1,654	31,483,282	1.8
Arizona	1,153	25,095,934	1.4
Washington	1,203	22,647,909	1.3
Missouri	1,157	21,901,435	1.2
Oregon	1,056	21,277,894	1.2
Connecticut	1,004	19,193,696	1.1
Colorado	806	18,437,137	1.0
Other (1)	11,640	231,623,115	13.1
Total	94,120	$1,769,014,792	100.0%

(1)

Each state in the “Other” category represents less than 1% of the aggregate outstanding principal balance.

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the master servicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment.  If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal.  As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

Each of Wachovia Bank and WEF makes available through the master servicer and the sub-servicers, to the borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans owned by Wachovia Bank or WEF provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  Each of Wachovia Bank and WEF also offers, through the master servicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  We refer you to “The Student Loan Pools—The Student Loan Financing Business of Wachovia” in the prospectus.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment	71,111	$1,294,575,571	73.2%
Graduated Payment	23,009	474,439,221	26.8
Total	94,120	$1,769,014,792	100.0%

The master servicer at the request of Wachovia Bank or the depositor and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date.  If repayment terms are offered to borrowers, the weighted average life of the securities could be lengthened.

All of the trust student loans were disbursed on or after October 1, 1993 and, accordingly, are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department.  Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. We refer you to “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under FFELP” in the prospectus.

Exceptional Performance Status

The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agent for the eligible lender) for an exceptional level of performance in servicing FFELP loans.  A lender or lender servicer designated for exceptional performance can receive 100% reimbursement on all claims submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation.  The Secretary of Education may revoke exceptional performance status if, among other things, subsequent audits of a servicer’s servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained.  If the Secretary of Education revokes a servicer’s exceptional performer status on a retroactive basis, the Secretary may hold the servicer and the holders of student loans serviced by such servicer jointly and severally liable for reimbursement to the relevant guaranty agencies of amounts paid during such retroactive period in excess of the standard default insurance rate of 98%.  If the Secretary makes a demand upon the holders of such student loans to make such reimbursement payment, the master servicer has agreed to reimburse the relevant guaranty agencies directly for any such amount under the master servicing agreement in accordance with the procedures under the Higher Education Act.  The sub-servicers were granted exceptional performance status for the periods shown below:

ACS	March 15, 2005 through March 16, 2006
AES	December 1, 2004 through November 30, 2005

So long as such exceptional performance status remains in effect, all student loans serviced by ACS Education Services, Inc. and The Pennsylvania Higher Education Assistance Agency, doing business nationally as American Education Services, including the student loans to be acquired with the proceeds of the offered notes, will be eligible to receive 100% reimbursement on any claim submitted for payment.  We sometimes refer to ACS Education Services, Inc. as ACS and American Education Services as AES.  These periods may be extended beyond such dates provided ACS and AES meet the Department of Education’s requirements to maintain such designation.  There can be no assurance that ACS and AES will maintain their exceptional performance status in the future.  Failure to maintain exceptional performance status in the future is not a default under their respective sub-servicing agreements.

The following table provides information with respect to the distribution of the trust student loans by sub-servicer:

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY SUB-SERVICER AS OF THE STATISTICAL CUTOFF DATE

Name of Sub-servicer	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
ACS	35,984	$ 709,038,231	40.1%
AES	58,136	1,059,976,561	59.9
Total	94,120	$1,769,014,792	100.0%

Insurance of Student Loans; Guarantors of Student Loans

General.  Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guarantee agencies described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan.  However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, from applications received prior to October 1, 1998, and after January 31, 1999, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999.  The trust will pay this consolidation loan rebate prior to calculating Available Funds.

Guarantee Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency.  However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above.  We cannot assure you that the Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner.  We refer you to “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under FFELP” in the prospectus.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE

Name of Guarantee Agency	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed
American Student Association	1,159	$ 72,118,292	4.1%
The Pennsylvania Higher Education Assistance Agency	90,671	1,608,195,384	90.9
United Student Aid Funds, Inc.	2,290	88,701,116	5.0
Total	94,120	$1,769,014,792	100.0%

Some historical information about the guarantee agency that guarantees trust student loans comprising at least 10% of the initial Pool Balance is provided below.  For purposes of the following tables we refer to this guarantee agency as “Significant Guarantor.” The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the information in these tables from various sources, including from the Significant Guarantor itself  or, if not available from the Significant Guarantor, from Department of Education publications and data.  None of the depositor, the trust, Wachovia Bank, WEF, or the underwriters have audited or independently verified this information for accuracy or completeness.  As far as the depositor is aware and is able to ascertain from information published by the Significant Guarantor, no facts have been omitted which would render the reproduced information inaccurate or misleading.

Guarantee Volume.  The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by the Significant Guarantor and by all guarantee agencies, including but not limited to those guaranteeing trust student loans, in each of the last five federal fiscal years:

	Loans Guaranteed
Name of Guarantee	Federal Fiscal Year
Agency	2001	2002	2003	2004	2005
The Pennsylvania Higher Education Assistance Agency	$ 2,252,381	$ 2,529,963	$ 2,813,006	$ 3,131,246	$3,403,031
All Guarantee Agencies	$28,335,000	$32,749,000	$38,865,000	$45,428,000	Not available

Reserve Ratio.  The Significant Guarantor’s reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.  For this purpose:

•

Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education’s share of collections on claims paid, returned advances and reinsurance fees.

•

The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by that guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

The following table shows the Significant Guarantor’s reserve ratio for the five federal fiscal years from 2001 shown for which information is available:

	Reserve Ratio as of Close of Federal
	Fiscal Year
Guarantor	2001(1)	2002(1)	2003(1)(2)	2004(1)(2)	2005(1)(2)(3)
The Pennsylvania Higher Education Assistance Agency	1.10%	0.48%	0.48%	0.34%	0.17%

(1)

Guaranty agencies were required to  relinquish certain reserve funds to the federal government pursuant to the Federal Balanced Budget Act of 1997 and the Higher Education Amendment of 1998.

(2)

Under current law, PHEAA is required to manage the Federal Fund so net assets are greater than 0.25% of the original principal balance of outstanding guarantees. Historically, the Department of Education has calculated this ratio at September 30, which is the close of the federal fiscal year.  In the fiscal years 2003, 2004 and 2005, amounts payable to the Department of Education related to the recall of reserve funds were excluded from this calculation. These amounts payable are due in two installments, one in September 2006, and one in September 2007.

(3)

Based upon PHEAA's calculation of the ratio, PHEAA has determined that it fell below the required ratio during the quarter ended March 31, 2005. Under federal law, PHEAA is required to submit a management plan to the Department of Education if PHEAA remains under the required level for two consecutive years. That plan must demonstrate that PHEAA will reach the required level within 18 months of submitting the plan.

Recovery Rates.  A guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor.  The table below shows the cumulative recovery rates for the Significant Guarantor for the five federal fiscal years from 2001:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2001	2002	2003	2004	2005
The Pennsylvania Higher Education Assistance Agency	23.20%	26.07%	23.12%	25.48%	26.59%

Claims Rate.  The following table shows the claims rates of the Significant Guarantor for the last five federal fiscal years:

	Claims Rate
	Federal Fiscal Year
Guarantor	2001	2002	2003	2004	2005
The Pennsylvania Higher Education Assistance Agency	1.7%	1.7%	1.5%	1.1%	1.3%

The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default.  This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of the FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.  We refer you to “Appendix A—Federal Family Education Loan Program” to the prospectus.

Each guarantee agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement.  These conditions include, but are not limited to, generally the following:

•

the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency’s rules and other applicable requirements in all material respects;

•

the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

•

the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

Wachovia Bank, WEF, the depositor or the master servicer, as applicable, will be obligated to purchase (or, in the case of the depositor, to reacquire) or to substitute qualified substitute student loans for, any trust student loan in the event of a breach of certain representations, warranties or covenants concerning the trust student loan which has a material adverse effect on the interest of the trust, following a period during which the breach may be cured.  However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect.  In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

For purposes of trust student loans the cure period will be 210 days.  However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days.  In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the receipt by the master servicer or the related sub-servicer of the guarantor reject transmittal form with respect to the trust student loan.  The purchase, reacquisition or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor, the master servicer or a sub-servicer or for which the master servicer or the related sub-servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach exceeds 1% of the Pool Balance, then the master servicer or the depositor, as applicable, will be required to purchase or reacquire, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases or reacquisitions the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance.  The trust student loans to be purchased by the master servicer or to be reacquired by the depositor pursuant to the preceding sentence will be based on the date of final claim rejection, with the trust student loans with the earliest of these dates to be purchased or reacquired first.  We refer you to “Servicing and Administration—Master Servicer Covenants” and “Transfer and Servicing Agreements—Contribution of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Originators” in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust.  In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form.  These lump sum payments would then be allocated among the various trusts using the same lender identification number.

In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form.  In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guarantee agencies resulting from the eligible lender trustee’s activities in the FFELP.  As a result, if the Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The master servicing agreement and sub-servicing agreements for the trust and the master servicing agreements and the sub-servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust’s behalf.

MASTER SERVICING AGREEMENT AND SUB-SERVICING AGREEMENTS

We refer you to “Transfer and Servicing Agreements” and “Servicing and Administration” of the prospectus for the description of the master servicing agreement.

Description of American Education Services

The Pennsylvania Higher Education Assistance Agency, doing business nationally as American Education Services, services student loans that it owns and provides third party servicing for student loans owned by others. AES  also offers “remote” servicing, which is limited to data processing functions. At September 30, 2005, AES serviced approximately 5.2 million student loans with an aggregate principal balance of approximately $36.4 billion and provided “remote” servicing for approximately 3.8 million additional loans with an aggregate principal balance of approximately $14.4 billion. At September 30, 2004, AES serviced approximately 4.6 million student loans with an aggregate principal balance of approximately $27.6 billion and provided “remote” servicing for approximately 3 million additional loans with an aggregate principal balance of approximately $10.4 billion.

AES has been designated by the Department of Education as a servicer with an exceptional level of performance. Lenders which have their student loans serviced by servicers who are designated as having an exceptional level of performance will receive 100% reimbursement on all claims submitted for insurance provided that the lender's servicer meets and maintains all requirements for achieving its exceptional performance designation. Thus, for as long as the Department of Education maintains its designation of AES as a servicer with an exceptional level of performance, the student loans serviced by AES will be reinsured by the Department of Education up to a maximum of 100%. We refer you to “The Trust Student Loan Pool—Exceptional Performance Status” in this prospectus supplement.

We obtained the information above about AES from AES and none of the depositor, the trust, Wachovia Bank, WEF, or the underwriters have audited or independently verified this information for accuracy or completeness. As far as the depositor is aware and is able to ascertain from information published by AES, no facts have been omitted which would render the reproduced information inaccurate or misleading.

Under the sub-servicing agreement with the master servicer, AES has agreed to service and perform all other related tasks with respect to, certain of the student loans.  AES is required to perform all services and duties customary to the servicing of student loans in compliance with all applicable standards and procedures. We refer you to “Servicing and Administration—Servicing Procedures” in the accompanying prospectus.

Description of ACS Education Services, Inc.

ACS Education Services, Inc. is a for-profit corporation and a wholly-owned subsidiary of Affiliated Computer Services, Inc. (“ACSI”).  Headquartered in Dallas, Texas, ACSI is a Fortune 500 company providing business process and technology outsourcing solutions to world-class commercial and government clients.  ACSI’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS”.  As of September 30, 2005, ACS provided loan servicing for approximately $113 billion in student and parental loans, including approximately $87 billion in Federal Direct Student Loans under contract with the Department of Education.  ACS has its headquarters at One World Trade Center, Suite 2200, Long Beach, California 90831, and has regional processing centers in Long Beach and Bakersfield, California; Utica, New York; and Lombard, Illinois.

In March 2005, ACS received the exceptional performer designation from the Department of Education.  As a result, lenders serviced by ACS are eligible to receive 100% reimbursement on all claims submitted for insurance, and will not be subject to the 2% risk sharing loss otherwise applicable, as long as ACS retains the exceptional performer designation. ACS could lose its exceptional performer designation as a result of a variety of factors, including changes to the Higher Education Act, or if subsequent audits fail to meet the standards of the Department of Education for such continuing such designation.  We refer you to “The Trust Student Loan Pool—Exceptional Performance Status” in this prospectus supplement.

We obtained the information above about ACS from ACS and none of the depositor, the trust, Wachovia Bank, WEF, or the underwriters have audited or independently verified this information for accuracy or completeness. As far as the depositor is aware and is able to ascertain from information published by ACS, no facts have been omitted which would render the reproduced information inaccurate or misleading.

Under the sub-servicing agreement with the master servicer, ACS has agreed to service and perform all other related tasks with respect to, certain of the student loans.  ACS is required to perform all services and duties customary to the servicing of student loans in compliance with all applicable standards and procedures. We refer you to “Servicing and Administration—Servicing Procedures” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part.  The following summary describes some terms of the notes, the indenture and the trust agreement.  The prospectus describes other terms of the notes.  We refer you to “Description of the Notes” and “Certain Information Regarding the Securities” in the prospectus.  The following summary does not cover every detail and is subject to the provisions of the notes, the indenture and the trust agreement, copies of which may be obtained as described under “Listing and General Information”.

The Notes

The Class A Notes

Distributions of Interest.  Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates.  Interest will accrue during each applicable accrual period and will be payable to the class A noteholders quarterly on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary.  Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions).  We refer you to “—Distributions” and “—Credit Enhancement” in this prospectus supplement.  If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

The interest rate for each class of class A notes for each accrual period will be equal to the sum of three-month LIBOR, except for the first accrual period, and the following applicable spread:

Class of Notes	Spread
Class A-1%
Class A-2	plus %
Class A-3	plus %
Class A-4	plus %
Class A-5	plus %
Class A-6	plus %

LIBOR for the first accrual period will be determined by the following formula:

x +           /          * (y-x)

where:

x =           month LIBOR, and

y =           month LIBOR.

The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under “Description of the Notes—Principal and Interest of Notes—Determination of LIBOR” in the prospectus.

Distributions of Principal.  Principal payments will be made to the class A noteholders on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero.  Principal payments on the class A notes will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions).  We refer you to “—Distributions,” “—Credit Enhancement” and “—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.  If these sources are insufficient to pay the Class A Noteholders’ Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders on subsequent distribution dates.  Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments will be applied on each distribution date in the priorities set forth under “—Distributions” below.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes will be made pro rata, without preference or priority.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its final scheduled distribution date.  The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its final scheduled distribution date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the prospectus.

The Class B Notes

Distributions of Interest.  Interest will accrue on the principal balance of the class B notes at the class B interest rate.  Interest will accrue during each accrual period and will be payable to the class B noteholders quarterly on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with, to the extent permitted by applicable law, an amount equal to interest on the unpaid amount at the class B interest rate.  Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions).  We refer you to “—Distributions,” “—Credit Enhancement—Reserve Account” and “—Subordination of the Class B Notes” below.

The interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus           %.  The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the class A notes.

Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date.  Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions).  Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust.  We refer you to “—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.

The outstanding principal balance of the class B notes will be due and payable in full on the class B final scheduled distribution date.  The actual date on which the final distribution on the class B notes will be made may be earlier than the class B final scheduled distribution date, however, based on a variety of factors.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.  Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account and through the           , 200    distribution date, amounts on deposit in the capitalized interest account remaining after payment of the master servicing fee, the indenture trustee’s fee and expenses, the eligible lender trustee’s fee and expenses and the administration fee will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made until the class A notes have received the applicable class A noteholders principal distribution amount.

Notwithstanding the foregoing, if

(1)

on any distribution date following distributions under clauses (a) through (j) under “—Distributions—Distributions from the Collection Account” to be made on that distribution date, the outstanding principal balance of the class A notes, would be in excess of:

•

the outstanding principal balance of the trust student loans plus

•

any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

•

the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (a) through (d) under “—Distributions—Distributions from the Collection Account” below plus

•

the balance of the add-on consolidation loan account on such distribution date plus

•

the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (j) under “—Distributions—Distributions from the Collection Account” below minus

•

the Specified Reserve Account Balance for that distribution date, or

(2)

an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

Accounts

The administrator will establish and maintain the collection account for the benefit of the noteholders and the excess distribution certificateholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited.  The administrator will also establish the reserve account, the add-on consolidation account and the capitalized interest account for the benefit of the noteholders and the excess distribution certificateholders, in the name of the indenture trustee.

The administrator will invest funds in the collection account, the capitalized interest account, the add-on consolidation account and the reserve account in eligible investments as provided in the indenture.  Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the offered notes.  Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by the depositor or their affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of such persons with respect to federally guaranteed student loans that are serviced by the master servicer or an affiliate thereof.  Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next distribution date or the next monthly payment date, to the extent of the master servicing fee and the administration fee.

Consolidation Loan Add-On Period

The Higher Education Act permits borrowers to add additional eligible education loans to an existing consolidation loan up to 180 days after the origination of such consolidation loan.  If the borrower of a trust student loan wanted to include an additional student loan in that borrower’s existing consolidation loan and if the trust could not fund such additional student loan, the related trust student loan would have to be removed from the trust and treated as having been prepaid in full.  To mitigate this effect, during the consolidation loan add-on period, which is the period from the closing date through           , 20     , the trust will be permitted to acquire add-on consolidation loans, which would increase the outstanding principal balance of an existing trust student loan, but only to the extent of funds on deposit in the add-on consolidation loan account.

On the closing date, the depositor will fund the add-on consolidation loan account with proceeds from the sale of the offered notes in an amount equal to $          .  No additional deposits will be made into the add-on consolidation loan account.  Amounts may be withdrawn from time to time during the consolidation loan add-on period to acquire add-on consolidation loans and for no other purposes.  Add-on consolidation loans will be added to the trust at a price equal to their outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following such acquisition, the outstanding principal balance of the related trust student loan will be increased by an identical amount.  To the extent any funds remain on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period, all such amounts will be transferred to the collection account on the next business day and included as part of Available Funds on the           , 20     distribution date.

Servicing Compensation

The master servicer will be entitled to receive the master servicing fee as compensation for performing the functions as master servicer for the trust.  The master servicing fee will be payable on each monthly payment date and will be paid solely out of Available Funds and amounts on deposit in the capitalized interest account and reserve account on that date.

The master servicer will be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements.  Each sub-servicer will be paid directly by the master servicer for services rendered under each sub-servicing agreement.

Distributions

Deposits into the Collection Account.  On or before the business day immediately prior to each distribution date, the master servicer and the administrator will provide the indenture trustee and the paying agent with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be repurchased or to be reacquired, as applicable, from the trust by Wachovia Bank, WEF, the depositor or the master servicer.

The master servicer and each sub-servicer will deposit all payments on the relevant trust student loans and all proceeds of the relevant trust student loans collected by it during each collection period into the collection account within two business days of receipt and if the payment is not readily identifiable as a payment on a trust student loan, within two business days of being so identified.  The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans received by it for each collection period into the collection account within two business days of receipt and if the payment is not readily identifiable as a payment on a trust student loan, within two business days of being so identified.

Distributions from the Collection Account.  On each monthly payment date that is not a distribution date, the administrator will instruct the paying agent to pay to the master servicer the master servicing fee and to the administrator the administration fee from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the paying agent to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Class A Notes—Distributions of Principal,” to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the           20     distribution date with respect to clauses (a) through (d) below for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

(a)

to the indenture trustee, the eligible lender trustee and the master servicer, pro rata, the indenture trustee’s fee and expenses, the eligible lender trustee’s fee and expenses and the master servicing fee due on that distribution date; provided that, the aggregate amount of the expenses to be paid to the indenture trustee and the eligible lender trustee pursuant to this clause shall not exceed $25,000 in any given calendar year;

(b)

to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c)

to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(d)

to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(e)

to the class A-1 noteholders until paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f)

on each distribution date after the class A-1 notes have been paid in full, to the class A-2 noteholders until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(g)

on each distribution date after the class A-2 notes have been paid in full, to the class A-3 noteholders until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(h)

on each distribution date after the class A-3 notes have been paid in full, to the class A-4 noteholders until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(i)

on each distribution date after the class A-4 notes have been paid in full, to the class A-5 noteholders until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(j)

on each distribution date after the class A-5 notes have been paid in full, to the class A-6 noteholders until paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(k)

on each distribution date on and after the Stepdown Date and provided that no Trigger Event is in effect on such distribution date, to the class B Noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(l)

to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance; and

(m)

to the excess distribution certificateholders (initially, the depositor and WELF  Holding), any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date if the final prospectus supplement provides for an auction or, if the final prospectus supplement does not provide for an auction, in the event the master servicer fails to exercise its purchase option, on each subsequent distribution date on which the Pool Balance as of the end of the related collection period is equal to 10% or less of the initial Pool Balance, the administrator will direct the paying agent to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the excess distribution certificateholders.

Beginning on the distribution date on which the notes have been paid in full (together with any unpaid fees of the master servicer, the indenture trustee, the eligible lender trustee and the administrator), the remainder of the principal distribution amount, if any, and on each subsequent distribution date, will be paid to the holders of record of the excess distribution certificates.  The excess distribution certificates will initially be owned by the depositor and WELF  Holding.

For so long as the offered notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the trust will be required to have a paying agent in Ireland and to give prompt written notice to each holder and publish in an authorized newspaper, which is expected to be the Daily Official List, notice of the appointment, termination or change in the location of any such office or agency.

Voting Rights and Remedies; Insolvency Events

Noteholders will have the voting rights and remedies described in the prospectus.  Except as otherwise described in the indenture and in the accompanying prospectus where references are made to actions taken by holders of a specific amount of the controlling class, the notes will all vote and exercise remedies together as if they were a single class.  We refer you to “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

For the purposes of this prospectus supplement and the accompanying prospectus, “controlling class” means the class A notes as long as any class A notes are outstanding.  As a result, holders of the class A notes generally will vote together as a single class under the indenture.  Upon payment in full of the class A notes, the class B notes will be the controlling class.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each representing less than a majority of the outstanding amount of the notes, the indenture trustee in its sole discretion will determine what action, if any, shall be taken, notwithstanding any other provisions of the indenture.

Except as otherwise described in the basic documents, any notes owned by the trust, the depositor, an originator, the sponsor, the master servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of notes except that such notes will be disregarded and deemed not to be outstanding for the purposes of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents unless the trust, the depositor, such originator, the sponsor, the master servicer or such affiliates own all of the notes of the trust.

The Trust Indenture Act of 1939, as amended (the “TIA”), requires that upon the occurrence of an event of default, the indenture trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such event of default, the indenture trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the notes.

Credit Enhancement

Reserve Account.  The administrator will establish and maintain a reserve account as an asset of the trust in the name of the indenture trustee.  The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date.  The deposit will be in cash or eligible investments equal to $          .

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made.  We refer you to “Description of the Notes—Distributions” in this prospectus supplement.

Amounts in the reserve account on any distribution date in excess of the specified reserve account balance, after payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account.

The specified reserve account balance for any distribution date will be equal to the greater of:

•

           % of the sum of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account at the end of the collection period relating to the           20     distribution date), each as of the end of the related collection period; and

•

$          .

A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month.  However, the first collection period will be the period from but excluding the cutoff date to and including December 31, 2005.

The specified reserve account balance will be subject to adjustment as described in this prospectus supplement.  In no event will it exceed the outstanding balance of the notes.

The reserve account will be available on each distribution date to cover any shortfalls in payments of the master servicing fee, the indenture trustee’s fee and expenses, the eligible lender trustee’s fee and expenses, the administration fee, the class A noteholders’ interest distribution amount and the class B noteholders’ interest distribution amount after application of such amounts from the capitalized interest account, if any.

In addition, the reserve account will be available:

•

on the final scheduled distribution date for each class of class A notes and upon the termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest; and

•

on the class B final scheduled distribution date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest.

The reserve account enhances the likelihood of payment to noteholders.  In certain circumstances, however, the reserve account could be depleted.  This depletion could result in shortfalls in distributions to noteholders.

If the market value of the reserve account on any distribution date is sufficient to pay the remaining principal and interest accrued on the notes, amounts on deposit in the reserve account will be so applied on that distribution date.

Capitalized Interest Account.  The administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee.  The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date.  The deposit will be in cash or eligible investments equal to $          .

On and prior to the           , 200   distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of master service fee, indenture trustee’s fee and expenses, eligible lender trustee’s fee and expenses, administration fee and interest due to the class A noteholders and thereafter, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds in the capitalized interest account will not be replenished.

All remaining funds on deposit in the capitalized interest account on the           , 200   distribution date will be transferred to the collection account and included in available funds on that distribution date.

The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the           , 200    distribution date.  Because it will not be replenished, in certain circumstances, the capitalized interest account could be depleted.  This depletion could result in shortfalls in interest distributions to noteholders.

Subordination of the Class B Notes.  Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes.  Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes.

Subordination of the Excess Distribution Certificates.  The excess distribution certificateholders are entitled to receive payments collected on the trust student loans which are not used by the trust to make other required payments.  The excess distribution certificates will be subordinated in priority of payment to all classes of notes.  The excess distribution certificates will not receive any payment on any distribution date until all of the principal and interest owing on the notes on that distribution date have been paid in full (together with any unpaid fees of the master servicer, the indenture trustee, the eligible lender trustee and the administrator) and the reserve account has been funded to its required level.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to the sum of 1/12th of 0.003% of the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month.   The administration fee will be payable in arrears out of available funds and, to the extent required, amounts on deposit in the reserve account and through the           , 200    distribution date, amount on deposit in the capitalized interest account on the 25th of each month, or if the 25th day is not a business day, then on the next business day, beginning in December 2005.  Fees will include amounts from any prior monthly payment dates that remain unpaid.

Notice to Holders of the Notes

For so long as the offered notes are listed on the Irish Stock Exchange and so long as the rules of such Exchange so require, notices to the holders of the offered notes shall also be given by publication in the Daily Official List.

LEGAL PROCEEDINGS

To the knowledge of the sponsor and the depositor, since November 2, 2005, being date of the trust’s formation and for the past 12 months, there are no and have not been any legal or arbitration proceedings pending, or governmental proceedings contemplated, against the sponsor, the depositor or the trust that would be material to holders of any notes or excess distribution certificates or would have a significant effect on the financial position of the trust.  Since November 2, 2005, being the date of the trust’s formation, there has been no material adverse change, or any development reasonably likely to involve any material adverse change, in the condition (financial or otherwise) of the trust.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For a summary of United States federal income tax consequences for holders of the offered notes, you should refer to the section entitled “U.S. Federal Income Tax Consequences” in the prospectus.

ERISA CONSIDERATIONS

General

Section 406 of The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of The Internal Revenue Code of 1986, as amended (“Code”) imposes adverse tax consequences on, certain transactions between a pension, profit sharing or other employee benefit plan, including a so-called “Keogh” plan, an individual retirement account or an educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Although there is little guidance on the subject, at the time of their issuance, the offered notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation as described in the “ERISA Considerations” in the prospectus.  This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of such class that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described in the “ERISA Considerations” in the prospectus, offered notes may be purchased by a Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

Each purchaser and transferee of an offered note, as applicable, will be deemed to represent that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of a note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90 1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91 38 (relating to transactions involving bank collective investment funds); PTCE 95 60 (relating to transactions involving insurance company general accounts); and PTCE 96 23 (relating to transactions effected by an “in-house asset manager”) or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law and will be deemed to further represent that it will not transfer such offered note in violation of the foregoing.

Prospective Benefit Plan investors in offered notes should consult with their legal advisors concerning the impact of ERISA and the Code, the prohibited transaction rules and exemptions that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the offered notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

REPORTS TO SECURITYHOLDERS

Quarterly and annual reports concerning the trust will be delivered to noteholders. We refer you to “Reports to Securityholders” in the prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust.  Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes.  We refer you to “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus.

UNDERWRITING

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System, on or about the closing date against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement dated November      , 2005, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the offered notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes

Wachovia Capital Markets, LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sandler O’Neill & Partners, L.P.
Total	$152,000,000	$278,000,000	$192,000,000

Underwriter	Class A-4 Notes	Class A-5 Notes	Class A-6 Notes

Wachovia Capital Markets, LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sandler O’Neill & Partners, L.P.
Total	$296,000,000	$395,000,000	$433,000,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered notes listed above if any of such offered notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the offered notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	%	%	%	%	%
Per Class A-2 Note	%	%	%	%	%
Per Class A-3 Note	%	%	%	%	%
Per Class A-4 Note	%	%	%	%	%
Per Class A-5 Note	%	%	%	%	%
Per Class A-6 Note	%	%	%	%	%
Total	$	$	$

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $                payable by the depositor.

The depositor, Wachovia Bank and WEF have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The offered notes are new issues of securities with no established trading market.  Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the prospectus to be approved.  Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such listings will be granted.  The sponsor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the offered notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with Wachovia Bank, WEF, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the Trust Accounts in eligible investments acquired from the underwriters in the ordinary course of business.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes.

The underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes.  This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealers who sold those offered notes as part of the offering.

In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

The class B notes may be offered by the depositor or one or more of its affiliates from time to time directly or through one or more underwriters or agents (either of such may include Wachovia Capital Markets, LLC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  However, there is currently no underwriting or other distribution arrangement in effect for the class B notes.  Proceeds to the depositor or one or more of its affiliates from any sale of class B notes will be equal to the purchase price paid by the purchaser, net of any expenses payable by the depositor or one or more of its affiliates and any compensation payable to any underwriter or agent (which may include Wachovia Capital Markets, LLC).

Wachovia Capital Markets, LLC is an affiliate of the originators, the depositor, the master servicer, the administrator, and is a registered broker/dealer.  Any obligations of Wachovia Capital Markets, LLC are the sole responsibility of Wachovia Capital Markets, LLC and do not create any obligation or guarantee on the part of any affiliate of Wachovia Capital Markets, LLC.

In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter hereby represents and agrees that with effect from and including the “Relevant Implementation Date” for such Relevant Member State, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the offered notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the offered notes to the public in that Relevant Member State:

•

in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•

at any time in any other circumstances which do not require the publication by the Trust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraphs, the expression an “offer of the offered notes to the public” in relation to any offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe the offered notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

For purposes of the above paragraphs, (i) “Relevant Member State” means each member state of the European Economic Area, (ii) “European Economic Area” means the European Union member states (currently Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway, and (iii) “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has severally represented to and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the offered notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

The depositor has not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the FSMA.  The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the FSMA.

Each underwriter has severally represented to and agreed that: (i) in respect of a local offer (within the meaning of Section 38(l) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) of offered notes in Ireland, it has complied and will comply with Section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland; and (ii) at all times:

•

it has complied and will comply with all applicable provisions of the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) with respect to anything done by it in relation to the offered notes or operating in, or otherwise involving, Ireland and, in the case of an underwriter acting under and within the terms of an authorization to do so for the purposes of European Union Council Directive 93 /22/EEC of 10 May 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Acts 1995 to 2000, of Ireland (as amended) and, in the case of an underwriter acting within the terms of an authorization granted to it for the purposes of European Union Council Directive 2000/12/EC of 20 March 2000 (as amended or extended), it has complied with any codes of conduct or practice made under Section 117(l) of the Central Bank Act, 1989 or Ireland (as amended); and

•

it has only issued or passed on, and it will only issue or pass on, in Ireland or elsewhere, any document received by it in connection with the issue of the offered notes to persons who are persons to whom the document may otherwise lawfully be issued or passed on.

LISTING AND GENERAL INFORMATION

Application has been made to the Irish Financial Service Regulatory Authority, as competent authority under Directive 2003/71/EC, for the prospectus to be approved.  Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such listings will be granted.

For so long as any of the offered notes are listed on the Irish Stock Exchange, copies of the certificate of formation and limited liability company operating agreement of the depositor, as well as legal notice relating to the issuance of the notes together with copies of the indenture, the trust agreement, the form of the offered notes, the administration agreement, the master servicing agreement, the sub-servicing agreements and the other basic documents will be available for inspection in electronic format at the registered office of the trust and at the office of the paying agent in Ireland.

For so long as any of the offered notes are listed on the Irish Stock Exchange and the rules of such Exchange shall so require, the trust will inform the Irish Stock Exchange and publish a notice in an authorized newspaper, which is expected to be on the Daily Official List, if the ratings assigned to any of the offered notes are reduced or withdrawn.

The notes, the indenture, the master servicing agreement, the sub-servicing agreements and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware.

The issuance by the trust of the notes has been authorized by the amended and restated trust agreement dated November     , 2005 among the depositor, the eligible lender trustee and the indenture trustee.

As long as the offered notes are listed on the Irish Stock Exchange, administrator’s certificates regarding quarterly distributions, master servicer’s reports and annual statements as to servicing compliance, will be available in electronic format at the office of the paying agent in Ireland.

The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In such circumstances the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.

The depositor accepts responsibility for the information contained in this prospectus supplement and the attached prospectus. To the best knowledge and belief of the depositor the information contained in this prospectus supplement and the attached prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

Notwithstanding the provisions set forth in the section “Incorporation of Certain Documents by Reference” in the accompanying prospectus, the documents enlisted in such section do not form part of the “prospectus” under the Prospectus (Directive 2003/71/EC) Regulations for the purposes of obtaining approval of the prospectus from the IFSRA or listing of the offered notes on the Irish Stock Exchange.

RATINGS OF THE OFFERED NOTES

It is a condition to the issuance and sale of the offered notes that they be rated in the highest investment rating category by Moody’s and S&P.  A rating is not a recommendation to buy, sell or hold the offered notes and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

McKee Nelson LLP, as special counsel to the trust, the sponsor, the originators, the master servicer and the depositor, will give opinions on specified legal matters for the sponsor, the master servicer, the originators, the trust and the depositor.  McKee Nelson LLP will also give opinions on specified federal income tax matters for the trust.  Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters.  Sidley Austin Brown & Wood LLP, San Francisco, California will give opinions on specified legal matters for the underwriters.

GLOSSARY FOR PROSPECTUS SUPPLEMENT

“Adjusted Pool Balance” means, for any distribution date,

•

if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, Capitalized Interest, the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account at the end of the collection period relating to the                   20    distribution date), and the Specified Reserve Account Balance for that distribution date, or

•

if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, the sum of that Pool Balance and Capitalized Interest.

“Available Funds” means, as to a distribution date or any related monthly payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly payment date, the applicable portion of these amounts:

•

all collections received by the master servicer and the sub-servicers on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(1)

any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

(2)

amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees;

•

any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

•

all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the customary servicing procedures of the master servicer or the related sub-servicer, as applicable, net of expenses incurred by the master servicer or the related sub-servicer, as applicable, related to their liquidation and any amounts required by law to be remitted to the borrower on the Liquidated Student Loans, and all recoveries on Liquidated Student Loans which were written off in prior collection periods or during that collection period;

•

the aggregate purchase amounts received during that collection period for those trust student loans reacquired by the depositor or purchased by the master servicer or for trust student loans sold to another eligible lender pursuant to the master servicing agreement;

•

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by Wachovia Bank or WEF;

•

the aggregate amounts, if any, received from any of Wachovia Bank, WEF, the depositor or the master servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the purchase agreements, the contribution agreement or the master servicing agreement;

•

amounts received by the trust pursuant to the master servicing agreement and the sub-servicing agreements during that collection period as to yield or principal adjustments;

•

any interest remitted by the administrator to the collection account prior to such distribution date or monthly payment date;

•

investment earnings for that distribution date earned on amounts on deposit in each Trust Account;

•

on the                20     distribution date, any amounts transferred from the add-on consolidation loan account following the end of the consolidation loan add-on period;

•

on the               , 200     distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date; and

•

amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (d) under “Description of the Notes—Distributions—Distributions from the Collection Account” above (but excluding clause (d), and including clauses (e) through (j), in the event that a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” above), then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

“Capitalized Interest” means, for any distribution date through and including the               , 200     distribution date:

•

if neither of conditions (1) and (2) described under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” above are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (a) through (d) under “—Distributions—Distributions from the Collection Account” above or

•

if either of conditions (1) or (2) described under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (a) through  (c) under “—Distributions—Distributions from the Collection Account” above over (y) the Class B Noteholders’ Interest Distribution Amount.

“Class A Note Interest Shortfall” means, for any distribution date, the excess of:

•

the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•

the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

•

the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes.

In addition, on the final scheduled distribution date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

“Class A Percentage” mean, for any distribution date, 100% minus the Class B Percentage for that distribution date.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

•

the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•

the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date and

•

the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the class B notes.

In addition, on the class B final scheduled distribution date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

“Class B Percentage”, with respect to any distribution date means:

•

prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

•

on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme), and its address is L-2967 Luxembourg, Luxembourg.

 “DTC” means The Depository Trust Company, or any successor thereto, and its address is 55 Water Street, New York, New York 10042-0099.

“Euroclear” means  Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and its address is 1 Boulevard du Roi Albert II, B-1210 Brussels.

“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the cutoff date and all amounts deposited into the add-on consolidation loan account on the closing date.

“Liquidated Student Loan” means any defaulted trust student loan liquidated by the master servicer (which shall not include any trust student loan on which guarantee payments are received) or which the master servicer has, after using all reasonable efforts to realize upon such trust student loan, determined to charge off.

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:

•

all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

•

all amounts received by the trust through that date from repurchases or reacquisitions of the trust student loans by Wachovia Bank, WEF, the depositor or the master servicer;

•

all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

•

the amount of any adjustments to balances of the trust student loans that the master servicer or each sub-servicer makes under the master servicing agreement or the applicable sub-servicing agreement through that date; and

•

the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Principal Distribution Amount” means as to each distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance for that distribution date.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Significant Guarantor” means the guarantee agency that each guarantee trust student loans comprising at least 10% of the initial Pool Balance.

“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)

              % of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account at the end of the collection period relating to the                20      distribution date), each as of the close of business on the last day of the related collection period; and

(b)

$              ;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes.

“Stepdown Date” means the earlier to occur of (1) the                distribution date or (2) the first date on which no class A notes remain outstanding.

“Trigger Event” means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.

“Trust Accounts” means the collection account, the reserve account, the capitalized interest account and the add-on consolidation loan account.

PRINCIPAL OFFICES

DEPOSITOR

WACHOVIA EDUCATION LOAN FUNDING LLC

One Wachovia Center

301 South College Street, Suite F

Charlotte, North Carolina, 28288-5578

MASTER SERVICER

WACHOVIA EDUCATION FINANCE INC.
11000 White Rock Road

Rancho Cordova, California 95670

ADMINISTRATOR

WACHOVIA BANK, NATIONAL ASSOCIATION
One Wachovia Center

301 South College Street

Charlotte, North Carolina, 28288

WACHOVIA STUDENT LOAN TRUST 2005-1

CHASE BANK USA, NATIONAL ASSOCIATION	WELLS FARGO BANK, NATIONAL ASSOCIATION
as Eligible Lender Trustee	as Indenture Trustee
500 Stanton Christiana Road, FL3/OPS4,	MAC#9311-161, Sixth Street and Marquette Avenue,
Newark, Delaware 19713	Minneapolis, Minnesota 55479

PAYING AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION
One Wachovia Center
301 South College Street
Charlotte, North Carolina, 28288

IRISH PAYING AGENT AND IRISH LISTING AGENT

DEUTSCHE BANK INTERNATIONAL CORPORATE SERVICES (IRELAND) LIMITED	ARTHUR COX LISTING SERVICES LIMITED
5 Harbourmaster Place, International Financial Services Center	Earlsfort Centre, Earlsfort Terrace
Dublin 1, Ireland	Dublin 2, Ireland

LEGAL ADVISORS TO THE SPONSOR, THE ORIGINATORS, THE DEPOSITOR,
THE TRUST AND THE MASTER SERVICER

MCKEE NELSON LLP

One Battery Park Plaza

New York, New York 10004

LEGAL ADVISORS TO THE UNDERWRITERS

SIDLEY AUSTIN BROWN & WOOD LLP

555 California Street

San Francisco, California 94104

LEGAL ADVISORS AS TO DELAWARE LAW

RICHARDS, LAYTON & FINGER, P.A.

920 King Street

Wilmington, Delaware 19801

 [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

Wachovia Student Loan Trusts

Student Loan-Backed Notes

Student Loan-Backed Certificates

Wachovia Education Loan Funding LLC
Depositor

Wachovia Bank, National Association

Wachovia Education Finance Inc.

Originators
Wachovia Bank, National Association
Sponsor and Administrator

Wachovia Education Finance Inc.

Master Servicer

You should review carefully the factors set forth under “Risk Factors” beginning on page 16 of this prospectus and in the prospectus supplement accompanying this prospectus.

Each issue of securities are asset backed securities and represent obligations of, or interests in, the applicable trust only.  They do not represent interests in or obligations of Wachovia Bank, National Association, the originators, the sponsor,  the depositor, the administrator, the master servicer or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Issuing Entity

A new trust will be formed by the depositor to issue each series of student loan-backed securities and a particular trust may issue multiple series of such securities.

The assets of each trust will include:

•

education loans to students or parents of students originated under the Federal Family Education Loan Program; and

•

other moneys, investments and property.

The Depositor

Wachovia Education Loan Funding LLC, a Delaware limited liability company, is the depositor. Wachovia Education Finance Inc. is the sole member of Wachovia Education Loan Funding  LLC.

The Securities

The student loan-backed securities issued by each issuing entity may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale. Each series:

•

will include one or more classes of notes secured by the assets of that trust.

•

may include one or more classes of certificates that represent ownership interests in the assets of the trust for that issue.

A class of notes or certificates may:

•

be senior or subordinate to other classes; and

•

receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of notes or certificates has the right to receive payments of principal and interest at the rates, on the dates, to the extent and in the manner described in the applicable supplement to this prospectus.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2005.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

•

this prospectus, which provides general information, some of which may not apply to your series of securities; and

•

the related prospectus supplement that describes the specific terms of your series of securities, including:

•

the timing of interest and principal payments;

•

financial and other information about the student loans and the other assets owned by the trust;

•

information about credit enhancement;

•

the ratings; and

•

the method of selling the securities.

You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement.  We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

Unless otherwise indicated, references to “we”, “us” and “our” in this prospectus and the accompanying prospectus refer to Wachovia Education Loan Funding LLC, as depositor of the trust student loans.

Page

PROSPECTUS SUMMARY

1

Principal Parties

1

The Notes

2

The Certificates

4

Assets of the Trust

6

Collection Account

8

Credit and Cash Flow or other Enhancement or Derivative Arrangements

8

Purchase Agreements

9

Contribution Agreements

9

Master Servicing Agreements and Sub-Servicing Agreements

9

Master Servicing Fee

10

Administration Agreement

10

Administration Fee

10

Representations and Warranties of the Depositor

11

Representations and Warranties of the Originators  under the Purchase Agreements

12

Covenants of the Master Servicer

12

Optional Purchase

13

Auction of Trust Assets

13

Tax Considerations

14

ERISA Consideration

15

Ratings

15

RISK FACTORS

16

FORMATION OF THE TRUSTS

37

The Issuing Entities

37

Eligible Lender Trustee

38

USE OF PROCEEDS

38

THE DEPOSITOR, THE MASTER SERVICER,  THE ADMINISTRATOR AND

THE SPONSOR

39

The Depositor

39

Wachovia Bank as the Administrator and the Sponsor

40

WEF as Master Servicer

40

THE ORIGINATORS

41

WEF

41

Wachovia Bank

41

The Other Originators

42

THE STUDENT LOAN POOLS

42

General Information about the Pool

42

The Student Loan Financing Business of Wachovia

43

Payment of Notes

46

Termination

47

TRANSFER AND SERVICING AGREEMENTS

48

General

48

Purchase of Student Loans by the Depositor; Representations and Warranties of the

Originators

48

Contribution of Student Loans to the Trust; Representations and Warranties of the

Depositor

49

Custodian of Promissory Notes

50

Amendments to Transfer and Servicing Agreements

50

SERVICING AND ADMINISTRATION

51

General

51

Accounts

51

Servicing Procedures

52

Payments on Student Loans

53

Master Servicer Covenants

54

Servicing Compensation

55

Net Deposits

56

Evidence as to Compliance

56

Certain Matters Regarding the Master Servicer

57

Master Servicer Default

58

Rights Upon Master Servicer Default

59

Waiver of Past Defaults

59

Administration Agreement

60

Administrator Default

60

Rights Upon Administrator Default

61

Statements to Indenture Trustee, Paying Agent and Trust

61

Evidence as to Compliance

62

TRADING INFORMATION

63

Pool Factors

64

DESCRIPTION OF THE NOTES

65

General

65

Principal and Interest on the Notes

65

The Indenture

66

DESCRIPTION OF THE CERTIFICATES

73

General

73

Distributions on the Certificate Balance

73

CERTAIN INFORMATION REGARDING THE SECURITIES

75

Fixed Rate Securities

75

Floating Rate Securities

75

Auction Rate Securities

80

Distributions

84

Credit and Cash Flow or other Enhancement or Derivative Arrangements

84

Book-Entry Registration

85

Definitive Securities

88

List of Securityholders

89

Reports to Securityholders

89

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

90

Transfer of Student Loans

90

Consumer Protection Laws

91

Loan Origination and Servicing Procedures Applicable to Student Loans

91

Student Loans Generally Not Subject to Discharge in Bankruptcy

92

U.S. FEDERAL INCOME TAX CONSEQUENCES

92

Tax Characterization of the Trust

92

Tax Consequences to Holders of Notes

93

Tax Consequences to Holders of the Certificates

98

Classification as a Partnership

98

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL

CERTIFICATES ARE RETAINED BY THE ORIGINATORS, THE

SPONSOR, THE DEPOSITOR OR A THIRD PARTY ORIGINATOR

104

Tax Characterization of the Trust

104

Tax Consequences to Holders of the Notes

105

STATE TAX CONSEQUENCES

105

ERISA CONSIDERATIONS

105

General

105

Purchases of the Notes

106

The Certificates

107

AVAILABLE INFORMATION

108

REPORTS TO SECURITYHOLDERS

108

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

108

PLAN OF DISTRIBUTION

109

LEGAL MATTERS

111

APPENDIX A

A-1

APPENDIX B

B-1

PROSPECTUS SUMMARY

This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

Principal Parties

• Issuing Entity	A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an eligible lender trustee.
• Depositor

The depositor is Wachovia Education Loan Funding LLC.  Wachovia Education Finance Inc. is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your securities will hold legal title to the student loans on our behalf. References to the “depositor” also include the interim eligible lender trustee where the context involves the holding or transferring of legal title to the student loans.

• Eligible Lender Trustee

For each series of securities, the related prospectus supplement will specify the eligible lender trustee for the related trust. We refer you to “Formation of the Trusts—Eligible Lender Trustee” of this prospectus.

• Master Servicer and Sub-Servicers

The master servicer will be Wachovia Education Finance Inc. or another master servicer specified in the prospectus supplement for your securities.  The master servicer may contract with various other sub-servicers.  The related prospectus supplement will identify any sub-servicers that service 10% or more of a trust’s pool assets.  We refer you to “Servicing and Administration—Certain Matters Regarding the Master Servicer” of this prospectus.

Wachovia Education Finance Inc. is a majority owned, indirect subsidiary of Wachovia Bank, National Association.

Wachovia Education Finance Inc. manages and operates the student loan lending and servicing business within the Wachovia family of companies, undertaking such activities on its own behalf and on behalf of Wachovia Bank, National Association and other Wachovia affiliates and with respect to various unrelated parties.

• Indenture Trustee

For each series of securities, the related prospectus supplement will specify the indenture trustee for the notes.  We refer you to “Description of the Notes—The Indenture—The Indenture Trustee” of this prospectus.

• Administrator

Wachovia Bank, National Association will act as administrator of each trust.  Under the circumstances described in this prospectus, it may transfer its obligations as administrator.  We refer you to “Servicing and Administration—Administration Agreement” of this prospectus.

• Sponsor

Wachovia Bank, National Association will act as sponsor of each trust.  We refer you to “The Depositor, The Master Servicer, The Administrator and The Sponsor” and “Transfer and Servicing Agreements” of this prospectus.

• Originators

Wachovia Bank, National Association, Wachovia Education Finance Inc. and/or other affiliates of Wachovia Corporation will be the originators of the student loans.  In addition, if specified in the related prospectus supplement, there may be unaffiliated originators of the trust student loans.  We refer you to “The Depositor, The Master Servicer, The Administrator and The Sponsor” and “Transfer and Servicing Agreements” of this prospectus.

The Notes

Each series of securities will include one or more classes of student loan-backed notes. We may offer one or more classes of notes publicly or privately or they may be  retained by the depositor or one of its affiliates, as specified in the related prospectus supplement. The notes will be issued under an indenture between the trust and the related indenture trustee. The notes will be available for purchase in the denominations provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. We refer you to “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” of this prospectus.

Except for interest-only and principal-only securities described below, each class of notes will have a stated principal amount and will bear interest at a specified rate. Classes of notes may also have different interest rates. The interest rate may be:

•

fixed,

•

variable,

•

adjustable,

•

auction-determined, or

•

any combination of these rates.

As to notes bearing a variable interest rate, such interest rate may be determined by reference to an interest rate index.  The index may be based on LIBOR, a commercial paper rate, a federal funds rate, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a negotiable certificate of deposit rate or some other rate as specified in the related prospectus supplement.

The related prospectus supplement will specify:

•

the principal amount or notional amount of each class of notes; and

•

the interest rate, if any, for each class of notes or the method for determining the interest rate.

If specified in the related prospectus supplement, a class of notes may have no principal balance and bear interest on the related notional amount.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest-only class that is not entitled to any distributions of principal.

If specified in the related prospectus supplement, a class of notes may not bear interest and be entitled to receive only distributions of principal.

If specified in the related prospectus supplement, a class of notes may accrete the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until such class of notes is retired.

The notes will be denominated in U.S. Dollars.

We refer you to “Description of the Notes—Principal and Interest on the Notes” and “Certain Information Regarding The Securities” of this prospectus.

If a series includes two or more classes of notes:

•

timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

•

payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

The Certificates

Each series of securities may also include one or more classes of certificates. The certificates will be issued under the trust agreement for that series. We may offer each class of certificates publicly or privately or they may be  retained by the depositor or one of its affiliates, as specified in the related prospectus supplement.

If issued publicly, the certificates will be available for purchase in the denominations provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.  We refer you to “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” of this prospectus.

Except for interest-only and principal-only certificates described below, each class of certificates will have a stated certificate balance. If specified in the related prospectus supplement, the certificates may yield a return on that balance at a specified certificate rate. The rate of return may be:

•

fixed,

•

variable,

•

adjustable,

•

auction-determined, or

•

any combination of these rates.

As to certificates bearing a variable certificate rate, such certificate rate may be determined by reference to an interest rate index.  The index may be based on LIBOR, a commercial paper rate, a federal funds rate, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a negotiable certificate of deposit rate or some other rate as specified in the related prospectus supplement.

The related prospectus supplement will specify:

•

the certificate balance or notional amount for each class of certificates; and

•

the rate of return, if any, for each class of certificates or the method for determining the rate of return.

If specified in the related prospectus supplement, a class of certificates may have no certificate balance and bear a rate of return on the related notional amount.

If specified in the related prospectus supplement, a class of certificates may not bear a rate of return and be entitled to receive only distributions of principal or excess interest.

If specified in the related prospectus supplement, a class of certificates may accrete the amount of accrued rate of return otherwise distributable on the class which amount will be added as principal to the certificate balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until such class of certificates is retired.

The certificates will be denominated in U.S. Dollars.

If a series includes two or more classes of certificates:

•

timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

•

distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information. We refer you to “Description of the Certificates—Distributions on the Certificate Balance” and “Certain Information Regarding The Securities” of this prospectus.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

Assets of the Trust

The assets of each trust will include a pool of student loans. They are education loans to students or parents of students, and former students and parents of former students, made under the Federal Family Education Loan Program.

The term “student loans” refers to loans made under the Federal Family Education Loan Program. Student loans owned by a specific trust are referred to as “trust student loans”.

The assets of the trust will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from Wachovia Bank, National Association, Wachovia Education Finance Inc. and/or another affiliate of Wachovia Corporation under one or more purchase agreements. If an originator of the student loans is not described in this prospectus, the prospectus supplement for your securities will identify that originator to the extent that student loans originated by that originator constitute 10% or more of the trust student loans. The student loans will be selected based on criteria listed in the purchase agreements. We will assign the student loans to the trust under a contribution agreement.

The related prospectus supplement will specify the aggregate principal balance of the loans sold as of a statistical cutoff date. It will also specify a date as the cutoff date. The cutoff date will be the date on or after which the trust will be entitled to payments on or with respect to the student loans. The related prospectus supplement may also specify a statistical cutoff date that is different from the cutoff date.  The statistical cutoff date will be the date as of which statistical data relating to the student loans will be presented. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust. We refer you to “Formation of the Trusts—The Issuing Entities” of this prospectus.

Each student loan assigned to a trust will be at least 98% guaranteed—or 100% for student loans disbursed before October 1, 1993—as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. We refer you to “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under FFELP” of this prospectus.

A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

Collection Account

For each trust, the administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans. We refer to these accounts collectively as the collection account. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes and the certificates. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

Credit or cash flow enhancement for any series of securities may include one or more of the following:

•

subordination of one or more classes of securities;

•

a reserve account or a cash collateral account;

•

capitalized interest account;

•

overcollateralization;

•

letters of credit, credit or liquidity facilities;

•

surety bonds;

•

guaranteed investment contracts;

•

interest rate or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements;

•

agreements providing for third party payments; or

•

other support, deposit or derivative arrangements.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

We refer you to “Certain Information Regarding the Securities— Credit and Cash Flow or other Enhancement or Derivative Arrangements” of this prospectus.

Purchase Agreements

For each trust, the depositor will acquire the related student loans under one or more purchase agreements. The depositor will assign its rights under the purchase agreement to the eligible lender trustee on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes. We refer you to “Transfer and Servicing Agreements” of this prospectus.

Contribution Agreements

The depositor will assign the student loans to the trust under a contribution agreement. The eligible lender trustee will hold legal title to the trust student loans. The trust will assign its rights under the contribution agreement to the indenture trustee as collateral for the notes. We refer you to “Transfer and Servicing Agreements” of this prospectus.

Master Servicing Agreements and Sub-Servicing Agreements

Wachovia Education Finance Inc. has entered into certain sub-servicing agreements with sub-servicers in respect of the servicing of the student loans.  However, Wachovia Education Finance Inc. may enter into further sub-servicing agreements with approved sub-servicers in respect of the trust student loans.  The master servicer will operate under a master servicing agreement in respect of the trust student loans held by each trust.

Under the master servicing agreement, the master servicer will be responsible for arranging and overseeing the performance by the sub-servicers of their respective servicing obligations with respect to the trust student loans.    The master servicer may coordinate the filing with the Department of Education of claims to collect special allowance payments if not required of the sub-servicer under each sub-servicer agreement. Under each sub-servicing agreement, each sub-servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, each sub-servicer will file with the Department of Education and the guarantors all appropriate claims to collect interest subsidy payments and guarantee payments, and may make such filings with respect to special allowance payments, if not required of the master servicer under the master servicing agreement, owed on the trust student loans. We refer you to “Servicing and Administration” of this prospectus.

Master Servicing Fee

The master servicer will receive a master servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly. The master servicing fee and any portion of the master servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the master servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement. The related prospectus supplement will specify whether the master servicer will be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements or whether these fees will be paid from the assets of the trust and, if so, the priority of their payment. We refer you to “Servicing and Administration—Servicing Compensation” of this prospectus.

Administration Agreement

Wachovia Bank, National Association, in its capacity as administrator, will enter into an administration agreement with each trust, the eligible lender trustee, the master servicer and the indenture trustee. Under this agreement, Wachovia Bank, National Association will undertake specific administrative duties for each trust. We refer you to “Servicing and Administration—Administration Agreement” of this prospectus.

Administration Fee

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement. We refer you to “Servicing and Administration—Administration Agreement” of this prospectus.

Representations and Warranties of the Depositor

Under the contribution agreement for each trust, the depositor, as the transferor of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. The depositor will have an obligation to reacquire any trust student loan if the trust is materially and adversely affected by a breach of its representations or warranties, unless it can cure the breach within the period specified in the applicable prospectus supplement.  Any breach that relates to compliance with the Higher Education Act or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.  Alternatively, it may substitute qualified substitute student loans rather than repurchasing the affected loans.  Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by the depositor in the contribution agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

• principal balance; • status – in-school, grace, deferment, forbearance or repayment; • program type – Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation;
• school type; • total return; and • remaining term to maturity.
Any required reacquisition or substitution will occur on the date the next collection period ends after the applicable cure period has expired.

In addition, the depositor will have an obligation to reimburse the trust for:

•

any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced and

•

any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

We refer you to “Transfer and Servicing Agreements—Contribution of Student Loans to the Trust; Representations and Warranties of the Depositor” of this prospectus.

Representations and Warranties of the Originators under the Purchase Agreements

In each purchase agreement, the related originator of the student loans will make representations and warranties to the depositor concerning the student loans covered by that relevant purchase agreement. These representations and warranties will be similar to the representations and warranties made by the depositor under the related contribution agreement. The related originator will have repurchase, substitution and reimbursement obligations under each relevant purchase agreement that match those of the depositor under the contribution agreement. These obligations may be transferred if certain conditions are satisfied. We refer you to “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Originators” of this prospectus.

Covenants of the Master Servicer

The master servicer will agree to service (or cause the sub-servicers to service) the trust student loans in compliance with the relevant servicing agreements and the Higher Education Act, if applicable.  It will have an obligation to purchase from a trust, or substitute qualified substitute student loans for, any trust student loan if the trust is materially and adversely affected by a breach of any covenant of the master servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.

If the master servicer does not (or does not cause the related sub-servicer to) cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made on the next collection period end date after the applicable cure period has expired, or as described in the related prospectus supplement.

In addition, the master servicer has an obligation to reimburse the trust for:

•

any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

•

any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the master servicer’s covenants.

We refer you to “Servicing and Administration—Master Servicer Covenants” of this prospectus.

Optional Purchase

Subject to any limitations described in the applicable prospectus supplement, the master servicer or another entity specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance as of the end of the related collection period is 10% or less of the initial pool balance plus accrued interest to be capitalized as of the applicable cutoff dates. The exercise of this purchase option will result in the early retirement of the securities issued by that trust. We refer you to “The Student Loan Pools—Termination” of this prospectus.

Auction of Trust Assets

If specified in the related prospectus supplement and subject to any limitations described in the applicable prospectus supplement, the indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when their pool balance reduces to a percentage specified in the related prospectus supplement or less of the initial pool balance, plus accrued interest to be capitalized as of the applicable cutoff dates. If specified in the related prospectus supplement, an auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the securities issued by that trust. The related prospectus supplement will specify the minimum purchase price for the trust’s assets. We refer you to “The Student Loan Pools— Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Auction of Trust Assets” in the related prospectus supplement.

Tax Considerations

On the closing date for a series, McKee Nelson LLP or a law firm identified in the applicable prospectus supplement, as federal tax counsel to the applicable trust, will deliver an opinion that, for U.S. federal income tax purposes:

•

the notes of that series will be characterized as debt; and

•

the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

For discussion of consequences of holding a certificate, we refer you to “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Certificates” and “Federal Tax Consequences for Trusts in which all Certificates are retained by the Originators, the Sponsor, the Depositor or a Third Party Originator” of this prospectus.

In addition, a law firm identified in the applicable prospectus supplement as Delaware tax counsel to the applicable trust will deliver an opinion that:

•

the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes; and

•

holders of the securities that are not otherwise subject to Delaware taxation on income will not become subject to Delaware state tax as a result of their ownership of the securities.

By acquiring a note, you will agree to treat that note as indebtedness for U.S. federal income tax purposes.

By acquiring a certificate, you will agree to treat the related trust either as a partnership in which you are a partner for federal income tax purposes or as otherwise described in the related prospectus supplement.

We refer you to “U.S. Federal Income Tax Consequences” and “State Tax Consequences” of this prospectus.

ERISA Consideration

Subject to the considerations set forth in “ERISA Considerations” in this prospectus and the related   prospectus supplement, the notes may be acquired by a transferee for, or on behalf of, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any substantially similar applicable law or any entity deemed to hold the plan assets of the foregoing.   The certificates may not be acquired by such plans, arrangements or entities.

Ratings	All of the securities will be rated in one of the four highest rating categories. The prospectus supplement for each trust will specify the ratings for the securities being issued.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

Because The Securities May Not Provide Regular or Predictable Payments, You May Not Receive The Return on Investment That You Expected	The securities may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.
If a Secondary Market For Your Securities Does Not Develop, The Value of Your Securities May Diminish

The securities will be a new issue without an established trading market.  While we may list the securities of a trust on a European exchange if specified in the related prospectus supplement, we do not intend to list the securities on any exchange in the United States.  We cannot assure you that listing on a European exchange if made will be accepted nor, in any event, that a secondary market for the securities will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.

The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses

The trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans, the guarantee agreements and, if so provided in the related prospectus supplement, a reserve account, any other accounts established in the trust’s name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and any other credit or cash flow enhancements to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.

You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans

The majority of the student loans owned by the trust will be only 98% guaranteed.  However, guarantors pay 100% of principal and interest for claims made under the lender of last resort provisions of the Higher Education Act or if the master servicer or the sub-servicer servicing the loan has been designated by the Secretary of Education as an exceptional performer.  If a borrower defaults on a trust student loan that is only 98% guaranteed, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your securities.

If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities

All of the student loans will be unsecured. As a result, the only security for payment of a student loan is the guarantee provided by the applicable guarantor (backed by the Department of Education as provided below). Student loans acquired by each trust will be subject to guarantee agreements with a number of individual guarantors. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor’s financial condition could be adversely affected by a number of factors, including:

• the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;
• the amount of claims made against that guarantor as a result of borrower defaults;

•

the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and

•

changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.

If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.
The Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities

If a guarantor is unable to meet its guarantee obligations, the trust may submit claims directly to the Department of Education for payment. The Department of Education’s obligation to pay guarantee claims directly is dependent upon it determining that the guarantor is unable to meet its obligations. If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control

A borrower may prepay a student loan in whole or in part at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the statutory formula for calculating interest rates, the availability of alternative financings and the general economy. Financing alternatives consist of various loan consolidation programs including, among others, in-school consolidation loans and the Federal Direct Lending Program.  The ability of borrowers to consolidate student loans while they are still in school may cause in-school consolidation loans to experience higher rate of prepayment as the borrowers incur additional indebtedness to fund their continuing education.  The ability of borrowers to refinance their existing consolidation loans into the Federal Direct Lending Program may also result in prepayments.  The likelihood of prepayments is higher as a result of various loan consolidation programs.  In addition, a trust may receive unscheduled payments due to defaults and to purchases by the master servicer or reacquisitions by the depositor. Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of in-school periods, grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the student loans. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

• If you purchase principal-only securities or you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
• If you purchase interest-only securities or you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
• If you purchase interest-only securities and principal is repaid faster than you anticipate, then you may lose your initial investment.
Any optional purchase right and any provision for the auction of the trust student loans create additional uncertainty regarding the timing of payments to securityholders.
The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities

Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities

The Higher Education Act requires lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

•

the Department of Education’s refusal to make reinsurance payments to the applicable guarantor or directly to the lender in the event the Department of Education has determined that the guarantor is unable to meet its guaranty obligations or to make interest subsidy payments and special allowance payments on the trust student loans; or

•

the guarantors’ inability or refusal to make guarantee payments on the trust student loans.

Loss of any program payments could adversely affect the amount of available funds and the trust’s ability to pay principal and interest on your securities.
The Inability Of The Depositor Or The Master Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities

Under some circumstances, the trust has the right to require the depositor to reacquire or substitute for or the master servicer to purchase or substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the master servicer, as applicable, has a  material adverse effect on the trust, if the breach affects the guarantor’s obligation to guarantee payments of a trust student loan and such breach is not cured within the applicable cure period.  We cannot assure you, however, that the depositor or the master servicer will have the financial resources to make a reacquisition or purchase, as applicable, or substitution.  In this case, you will bear any resulting loss.

The Noteholders’ Right To Waive Defaults May Adversely Affect Certificateholders and Subordinate Noteholders

The noteholders have the ability, with specified exceptions, to waive defaults by the master servicer or the administrator, including defaults that could materially and adversely affect any certificateholders.

In addition, if specified in the related prospectus supplement, noteholders of the most senior classes of notes outstanding may have the right to waive these defaults as well as events of default under the related indenture that could materially adversely affect the holders of more junior classes of notes and any certificateholders.

Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities

Payments on any certificates may be subordinated to payments due on the notes of that series. In addition, some classes of notes may be subordinate to other classes. Consequently, holders of the certificates and the holders of some classes of notes may bear a greater risk of losses or delays in payment.  In addition, if specified in the related prospectus supplement, failure to make payments on certain classes of notes may not constitute an event of default under the related indenture until the most senior classes are paid in full.  The related prospectus supplement will describe the nature and the extent of any subordination.

The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

The securities may be repaid before you expect them to be if:

•

the indenture trustee successfully conducts an auction sale or

•

the master servicer or other applicable entity exercises its option to purchase all the trust student loans.

Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.

Incentive Programs May Reduce Payments On Trust Student Loans

Various incentive programs may be made available to borrowers by the originators of the student loans. Incentive programs may also be made available to borrowers with trust student loans. Noteholders will bear the risk of any reduction in payments on the trust student loans resulting from application of the incentive programs.

Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities

The eligible lender trustee will use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the master servicer or the related sub-servicer, if applicable, on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various trusts that reference the same lender identification number.

If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust’s ability to pay you principal and interest on the securities.

The master servicing agreement and the sub-servicing agreements for your securities and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, the amount of funds available to the trust from indemnification would not necessarily be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.

A Default By The Master Servicer Or A Sub-Servicer Or A Termination Of A Master Servicing Agreement or A Sub-Servicing Agreement May Result In Additional Costs, Increased Servicing Fees By A Substitute Master Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities

The servicing of student loans originated under the Higher Education Act requires special skill and diligence. The master servicer does not have experience collecting payments from borrowers, the guarantors or the Department of Education and the master servicer has delegated or subcontracted or will delegate or subcontract these duties to sub-servicers to be specified in the related prospectus supplement pursuant to sub-servicing agreements. If specified in the related prospectus supplement, the sub-servicing agreements may be terminated by the master servicer upon notice provided not less than the applicable period as specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the sub-servicers may terminate the sub-servicing agreements upon giving notice. If the master servicer or a sub-servicer defaults on its obligations to service the student loans, or a sub-servicing agreement is terminated, we cannot be certain of (a) the cost to transfer the servicing obligations to a successor, (b) the ability of that successor to perform the servicing obligations and duties of the master servicer or a sub-servicer under the master servicing agreements or the sub-servicing agreements or (c) the servicing fees that would be charged by a successor master servicer or sub-servicer. Any of these events may adversely affect the payment of principal and interest on your notes.

In addition, if a master servicer default occurs, the indenture trustee or the noteholders in a given series or class of securities may remove the master servicer without the consent of the eligible lender trustee or any of the certificateholders of that series. Only the indenture trustee or the noteholders (or, if specified in the related prospectus supplement, the holders of the most senior classes of notes outstanding), and not the eligible lender trustee or the certificateholders, have the ability to remove the master servicer if a master servicer default occurs.  The noteholders (or, if specified in the related prospectus supplement, the holders of the most senior classes of notes outstanding) have the ability, with some exceptions, to waive defaults by the master servicer, including defaults that could materially and adversely affect the holders of more junior classes of notes and certificateholders.

Risk of Commingling Of Funds By The Administrator

We will require the master servicer and the sub-servicers to deposit all payments on the trust student loans collected during each collection period into the related collection account within two business days of receipt of the payments, and if the payment is not readily identifiable as a payment on trust student loan, within two business days of being so identified.  However, if specified in the related prospectus supplement and for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the master servicer and each sub-servicer will remit these amounts to the administrator within two business days of receipt, and we will require the administrator to deposit these amounts in the collection account by the business day preceding each monthly payment date.

Pending deposit into the collection account by the administrator, collections may be invested by the administrator at its own risk and for its own benefit and will not be segregated from its own funds.  If the administrator were unable to remit the funds, the applicable securityholders might incur a loss.  To the extent set forth in the related prospectus supplement, the administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the trust student loans.

If The Master Servicer Or Any Sub-Servicer Fails To Comply With The Department Of Education’s Third-Party Servicer Regulations Regarding Student Loans, Payments On Your Notes Could Be Adversely Affected

The Department of Education regulates each servicer of student loans. Under those regulations, a third-party servicer, including the master servicer or any sub-servicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the master servicer or any sub-servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the master servicer or any sub-servicer and/or limit, suspend, or terminate the master servicer’s or sub-servicer’s eligibility to contract to service student loans. If the master servicer or any sub-servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans held in a trust estate and to satisfy its obligation to purchase any trust student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates the master servicer’s or any sub-servicer’s eligibility to service student loans, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing on the related trust student loans. Any servicing transfer may temporarily adversely affect payments to you.

The Insolvency Of Wachovia Bank, National Association Could Delay Or Reduce Payments On Your Securities

Wachovia Bank, National Association intends that each transfer of student loans by it to the depositor will constitute a sale without recourse of all of its right, title and interest in and to the student loans.  If Wachovia Bank, National Association were to become insolvent, a conservator or receiver may be appointed which may be the Federal Deposit Insurance Corporation.  The Federal Deposit Insurance Corporation, as conservator or receiver of Wachovia Bank, National Association, might take the position that the transfer of student loans did not constitute a “sale”, but rather was a transfer as security for a “loan” or other contractual obligation of Wachovia Bank, National Association by the depositor.  If this recharacterization were upheld, the depositor and, as a consequence, the trust would be creditors of Wachovia Bank, National Association.

Under the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation, as conservator or receiver of Wachovia Bank, National Association, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution.  However, the valid perfected security interest of the indenture trustee would be enforceable (to the extent of the trust’s “actual direct compensatory damages”) notwithstanding the insolvency of Wachovia Bank, National Association and the subsequent repudiation or disaffirmation of the purchase agreements by the Federal Deposit Insurance Corporation as conservator or receiver of Wachovia Bank, National Association, to the extent that the following requirements are met, among others:

• Wachovia Bank, National Association granted a security interest in the student loans to the depositor that was assigned to the trust and then to the indenture trustee;
• the security interest is a first priority security interest and was validly perfected before the insolvency of Wachovia Bank, National Association; and

•

the security interest was not taken or granted in contemplation of the insolvency of Wachovia Bank, National Association or with the intent to hinder, delay or defraud the creditors of Wachovia Bank, National Association.

Accordingly, payments to the trust with respect to the student loans (up to the amount of such damages) should not be subject to recovery by the Federal Deposit Insurance Corporation as conservator or receiver of Wachovia Bank, National Association.  If, however, the Federal Deposit Insurance Corporation were to require the indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Federal Deposit Insurance Act, or the Federal Deposit Insurance Corporation were to request a stay of proceedings with respect to Wachovia Bank, National Association as provided under the Federal Deposit Insurance Act, delays in payments on the securities and possible reductions in the amount of those payments could occur.

Effective as of September 11, 2000, the Federal Deposit Insurance Corporation adopted a rule that provides that if a bank’s transfer of assets satisfies certain requirements then, notwithstanding the rights of the Federal Deposit Insurance Corporation described above, the Federal Deposit Insurance Corporation will not seek to reclaim, recover or recharacterize the assets as property of the bank or of the bank’s receivership.  Wachovia Bank, National Association believes that the rule of the Federal Deposit Insurance Corporation will apply to the transfer of student loans to the depositor in the manner contemplated by this prospectus and intends on satisfying in all material respects the requirements of the rule of the Federal Deposit Insurance Corporation.  Nevertheless, under the rule, the Federal Deposit Insurance Corporation, as conservator or receiver of Wachovia Bank, National Association, will still retain the right to take certain actions with respect to the student loans, including to (i) enforce the purchase agreements, the contribution agreements and the transfer and servicing agreements to which Wachovia Bank, National Association is a party, notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) disaffirm or repudiate any transaction document to which Wachovia Bank, National Association is a party that imposes continuing obligations or duties on Wachovia Bank, National Association in conservatorship or receivership.

The Bankruptcy Of Wachovia Education Finance Inc. Could Also Delay Or Reduce Payments On Your Securities

Wachovia Education Finance Inc., as an originator, intends that its transfer of the student loans to the depositor will be a valid sale and assignment of the student loans to the depositor for non-tax purposes.  If Wachovia Education Finance Inc. were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of or Wachovia Education Finance Inc.  itself were to take the position that the sale of student loans by it to the depositor for non-tax purposes should instead be treated as a pledge of the student loans to secure a borrowing of Wachovia Education Finance Inc., delays in payments of collections on or in respect of the student loans to the noteholders and certificateholders could occur.  If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amount of those payments could result.  A tax or governmental lien on the property of Wachovia Education Finance Inc. arising before the transfer of the student loans to the depositor may have priority over the depositor’s interest in those student loans even if the transfer of the student loans to the depositor is characterized as a sale for non-tax purposes.

The Bankruptcy Of The Depositor Could Also Delay Or Reduce Payments On Your Securities

Wachovia Education Loan Funding LLC, as depositor, intends that its transfer of the student loans  to the trust will be a valid assignment of an ownership interest in the student loans to the trust for non-tax purposes.  If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the assignment of student loans by the depositor to the trust for non-tax purposes should be treated as a pledge of the student loans to secure a borrowing of the depositor, delays in payments of collections on or in respect of the student loans to the noteholders and certificateholders could occur.  If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amount of those payments could result.  A tax or governmental lien on the property of the depositor arising before the transfer of the student loans to the trust may have priority over the trust’s interest in those student loans even if the transfer of the student loans assigns an ownership interest to the trust for non-tax purposes.

If The Trust Enters Into An Interest Rate Swap, Payments On The Securities Will Be Dependent On Payments Made Under The Swap Agreement

If the trust enters into an interest rate swap, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap.  If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

The trust may enter into an interest rate swap to reduce its exposure to changes in interest rates.  An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount.  For example, if the trust issues $100 million of securities bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate.  The $100 million would be the “notional” amount because it is used simply to make the calculation.  In an interest rate swap, no principal payments are exchanged.

Termination Of A Swap Agreement May Result In Losses To You

A swap agreement may be terminated if certain events occur.  Most of these events are generally beyond the control of the trust or the swap counterparty.  Some of the possible adverse consequences of a termination of a swap agreement are:

• The trust may not have sufficient available funds to make all amounts owed to you.
• Amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty.
• The termination of the swap agreement may expose the trust to interest rate risk, further reducing amounts available to pay you.
The Rating Of A Swap Counterparty May Affect The Ratings Of The Securities

If a trust enters into a swap, the rating agencies that rate the trust’s securities will consider the provisions of the swap agreement and the rating of the swap counterparty in rating the securities. If a rating agency downgrades the debt rating of the swap counterparty, it is also likely to downgrade the rating of the securities.  Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default

Generally if an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the certificateholders. However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.

The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Master Servicer, The Sub-Servicers And The Guarantors

The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under the Federal Family Education Loan Program. If so, the master servicer and the sub-servicers may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of each of the master servicer and the sub-servicers to satisfy its obligations to service the trust student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under the Federal Family Education Loan Program and result in prepayments of student loans held by the trust.

Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor And, Accordingly, Adversely Affect Your Securities

The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time.  Future changes could affect the ability of the originators, the depositor or the master servicer to satisfy their obligations to reacquire or purchase, as applicable, or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. Future changes could result in reductions in the volume of student loans made under the Federal Family Education Loan Program.  If so, the master servicer and the sub-servicers may experience increased costs due to reduced economies of scale.  These cost increases could reduce the ability of each of the master servicer and the sub-servicers to satisfy its obligations to service the trust student loans.  We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the securities that it issues.

Congress is currently considering legislation reauthorizing the Higher Education Act and enactment of reauthorization bill is expected later this year or in 2006.  Amendments to the Higher Education Act included in the reauthorization legislation may adversely affect student loans, the guarantors, the depositor and, accordingly, your securities.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans

Substantially all of the loans will be evidenced by “master promissory notes” or consolidation loan “promissory notes” under the Federal Family Education Loan Program.  Under the Higher Education Act and applicable state law, an assignment of an ownership interest in such loans become effective against subsequent purchasers when the assignment is effective between the assignor and the assignee without any requirement for giving public notice of such assignment.  Therefore, if any of depositor or originator has previously assigned an ownership interest in a loan to another person, that person will have an ownership interest that will be superior to the security interest of the indenture trustee.  These promissory notes do not qualify for the special protections that state law provides for negotiable instruments, and therefore possession of these promissory notes by the indenture trustee or its agent will not protect the indenture trustee from the claims of a third person with a prior ownership interest.  The originators will represent that they have not assigned an ownership interest in any loans to any person other than the depositor, and the depositor will represent that it has not assigned an ownership interest in any loans to any person other than the trust.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities

The prospectus supplement for your securities will specify the required ratings for the securities.  A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

Congressional Actions May Affect A Trust’s Student Loan Portfolio

The Department of Education’s authority to provide interest subsidies, special allowance payments and federal insurance for student loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and the Higher Education Act must be reauthorized by Congress every five years in order to prevent sunset of the Act. The Higher Education Extension Act of 2005 extended the authorization for the Federal Family Education Loan Program to loans made on or before December 31, 2005.  To the extent that Congress does not complete reauthorization prior to December 31, 2005, enactment of an additional extension bill is widely expected. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department’s ability to provide interest subsidies and federal insurance for student loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase or acquisition  in the future.

Congress periodically reviews the structure and levels of subsidies provided in the Federal Family Education Loan Program as part of periodic reauthorization legislation and as part of the annual budget process.  Federal budget legislation has in the past contained provisions that reduced payments made to lenders and other parties under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education to the trust on student loans assigned to the trust after the effective date of such legislation, and the financial condition of the guarantee agencies.

Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education in connection with reauthorization legislation or otherwise, may adversely impact holders of student loans. For example, from time to time changes have been proposed that would increase the consolidation loan rebate fees to be paid to the Department of Education, alter the rate of interest or special allowance paid on student loans, reduce the level of insurance provided by guarantee agencies, reduce the level of reinsurance provided by the Department of Education, or change the servicing requirements for student loans. We refer you to “Appendix A—Federal Family Education Loan Program” of this prospectus.

The Securities Are Not Suitable Investments For All Investors

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of those factors.

FORMATION OF THE TRUSTS

The Issuing Entities

The depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

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acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

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issue the securities;

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make payments on the securities; and

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engage in other incidental or related activities.

Each trust may not issue securities other than the notes and the certificates as described in this prospectus.  Except for the notes, the trust is also prohibited from borrowing money or making loans to any other person.

Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related securities to acquire the trust student loans.

Following the acquisition of the trust student loans, the assets of the trust will include:

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the trust student loans themselves, legal title to which the eligible lender trustee will hold;

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all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor and Department of Education payments;

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all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit enhancement;

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rights under the related transfer and servicing agreements, including the right to require the originators, the depositor or the master servicer to repurchase or reacquire, as applicable, trust student loans from it or to substitute student loans under some conditions;

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rights under the guarantee agreements with guarantors; and

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any other property described in the prospectus supplement.

The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the master servicer will, directly or through the sub-servicers or third-party sub-custodians, retain possession of the promissory notes and other documents related to the student loans (or, if applicable, third-party loan originators, which may include guarantors and/or referral agents that have institutional electronic signature processes, will retain authenticated original electronic record of the electronically signed master promissory note or promissory note) as custodian for the trust and the eligible lender trustee.

Eligible Lender Trustee

The eligible lender trustee for a trust will be the bank or trust company specified in the related prospectus supplement. It will acquire legal title to all trust student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans.

The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and contribution agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the trust will acquire student loans from us and make an initial deposit, if specified in the related prospectus supplement, into the collection account and the reserve account, if any, with the net proceeds of sale of the securities. The trust may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general company purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE DEPOSITOR, THE MASTER SERVICER,
THE ADMINISTRATOR AND THE SPONSOR

The Depositor

Wachovia Education Loan Funding LLC is the depositor.  The depositor was organized in the State of Delaware on June 8, 2005 as a limited liability company.  Wachovia Education Finance Inc. is the sole member of Wachovia Education Loan Funding LLC. We sometimes refer to Wachovia Education Finance Inc. as WEF.  The depositor was organized for limited purposes, which include purchasing student loans from WEF and Wachovia Bank, National Association (which is referred to as Wachovia Bank) and other originators, transferring the student loans to the trusts and other incidental and related activities.  Its principal executive offices are located at One Wachovia Center, 301 South College Street, Suite F, Charlotte, North Carolina, 28288-5578. Its telephone number is (704) 383-4629.

The depositor has taken steps intended to prevent any application for relief by WEF as the sole member of the depositor under any bankruptcy law from resulting in consolidation of the depositor’s assets and liabilities with those of WEF or Wachovia Bank. These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:

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restrictions on the nature of its business; and

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a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate limited liability company identity by:

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maintaining records and books of accounts separate from those of its sole member;

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refraining from commingling its assets with the assets of its sole member; and

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refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other originator to the depositor constitutes a “true sale” of the student loans. If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable originator should any of them become subject to any bankruptcy or insolvency law.

Upon each issuance of securities, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, after the transfer of the student loans by the applicable originator to the depositor, the student loans and related proceeds would not be property of the applicable originator under the bankruptcy or insolvency laws.

The depositor will also represent and warrant that each contribution of student loans by the depositor to the trust is a valid assignment of an ownership interest in those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the student loans as an assignment of an ownership interest. The depositor, Wachovia Bank, WEF and each other originator will be required to take all actions that are required so the eligible lender trustee will be treated as the legal owner of the related trust student loans.

Wachovia Bank as the Administrator and the Sponsor

Wachovia Bank acts as administrator for each trust sponsored by the depositor and its affiliates.  Wachovia Bank is a national banking association subject to examination and regulation by federal banking authorities.  Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency, and its deposits are insured by the Federal Deposit Insurance Corporation (which is referred to as FDIC).  Wachovia Bank is a wholly owned, indirect subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended.  Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank’s principal executive offices are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288. Its telephone number is (704) 374-6565.

Wachovia Corporation, with headquarters in Charlotte, North Carolina, is a financial holding company that serves regional, national and international markets.  Through its subsidiaries, Wachovia Corporation offers consumer and commercial banking, asset and wealth management, capital markets and investment banking, brokerage and insurance services.

Wachovia Bank will also act as sponsor of each trust.  The sponsor is responsible for, pooling the trust student loans and structuring the securitization transaction.

WEF as Master Servicer

WEF will be responsible for the servicing of the trust student loans on behalf of each trust as master servicer.  WEF will be responsible for managing the relationships with the sub-servicers which will perform the actual collection activities on behalf of the related trust.  WEF is a majority owned, indirect subsidiary of Wachovia Bank.  The principal executive offices of WEF are located at 11000 White Rock Road, Rancho Cordova, California 95670. Its telephone number is (916) 631-5000.

WEF (formerly known as ClassNotes Inc. and doing business as Educaid) is responsible for managing the servicing of all of the student loans owned by WEF, Wachovia Bank and other Wachovia affiliates. WEF carries out this servicing management responsibility from its principal executive office location.  As master servicer, WEF  may delegate or subcontract its duties to other sub-servicers, but no delegation or subcontract will relieve the master servicer of liability under the master servicing agreement.

WEF has been responsible for managing the servicing of student loans for 10 securitization trusts over the past 11 years.  WEF directly performs servicing on the vast majority of federally sponsored student loans held by WEF and Wachovia Bank during the time that the associated students are enrolled in school. WEF manages and monitors contracts with sub-servicers for the servicing of all such loans during the repayment period.  WEF is one of the nation’s largest originators and holders of federally sponsored student loans.

We refer you to “The Student Loan Pools—The Student Loan Financing Business of Wachovia—Servicing” for the servicing procedures and practice of WEF.

The prospectus supplement for a series may contain additional information concerning the administrator, the depositor, the sponsor or the master servicer.

THE ORIGINATORS

WEF

WEF is a majority owned, indirect subsidiary of Wachovia Bank.  WEF (formerly known as ClassNotes Inc. and doing business as Educaid) was incorporated in the State of Delaware in 1995.  WEF is successor-by-merger to Trans-World Insurance Company, doing business as  Educaid, which was merged into ClassNotes Inc. in July of 1999.   WEF’s principal executive offices are located at 11000 White Rock Road, Rancho Cordova, California 95670.

WEF manages and directs all student loan operations and activities, including loan originations, within the Wachovia family of companies.  WEF directly originates the vast majority of student loans and manages the remaining loan originations through other Wachovia origination platforms including Wachovia Bank, National Association. WEF has been engaged in originating student loans originated under the Federal Family Education Loan Program (which is referred to as FFELP) since 1984. It has originated assets for 7 securitization trusts, which have issued approximately $4.3 billion dollars of securities to date.

At September 30, 2005 the FFELP loan portfolio owned by WEF totaled $8.6 billion of which $3.9 billion were consolidation loans and the remainder were Stafford and PLUS loans.  Between December 31, 2000 and September 30, 2005, WEF’s FFELP loan portfolio grew from $1.3 billion to $8.6 billion, representing a compound annual growth rate of 46%.  A significant part of that growth was related to consolidation loans resulting from the low interest rate environment that induced borrowers to lock in historically low fixed interest rates on their student loans.  Due to rising interest rates and potential changes in the statute that could affect consolidation loans, recent consolidation loan growth may not be indicative of future growth.

We refer you to “The Student Loan Pools—The Student Loan Financing Business of Wachovia” for information about WEF as an originator of the trust student loans.

Wachovia Bank

Loan originations through Wachovia Bank are managed by WEF.  At September 30, 2005 the FFELP loan portfolio owned by Wachovia Bank totaled $1.8 billion of which $1.5 billion were consolidation loans and the remainder were Stafford and PLUS loans. Between December 31, 2000 and September 30, 2005 Wachovia Bank’s FFELP loan portfolio grew from $195 million to $1.8 billion, representing a compound annual growth rate of 56%.  A significant part of that growth was related to consolidation loans resulting from the low interest rate environment that induced borrowers to lock in historically low fixed interest rates on their student loans.  Wachovia Bank is no longer originating any new FFELP loans.  All new FFELP loans originated within the Wachovia family of companies are currently originated by WEF.

We refer you to “The Depositor, the Master Servicer, the Administrator and the Sponsor—Wachovia Bank as the Master Servicer, the Administrator and the Sponsor” and “The Student Loan Pools—The Student Loan Financing Business of Wachovia”  for information about Wachovia Bank, National Association as an originator of the trust student loans.

The Other Originators

If your securities will be secured by student loans being sold directly or indirectly to the depositor by an entity other than the originators described above, the prospectus supplement for your securities will describe that other originator to the extent that originator is responsible for originating 10% or more of the trust student loans.

THE STUDENT LOAN POOLS

General Information about the Pool

The depositor will purchase the trust student loans from the originators described in the prospectus supplement for your securities out of the portfolio of student loans held by such  originators. The trust student loans must meet several criteria, including:

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Each loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under FFELP.

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Each loan was originated in the United States, its territories or its possessions in accordance with a FFELP program.

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Each loan contains terms required by the program and the applicable guarantee agreements.

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Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

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Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

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the composition and size of the pool,

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the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

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the borrowers’ states of residence, and

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the percentages of the student loans guaranteed by the applicable guarantors.

The Student Loan Financing Business of Wachovia

General.  WEF operates and directs the student loan financing business within the Wachovia family of companies.  WEF originates, manages and services student loans insured under various federally sponsored programs on its own behalf, and on behalf of other Wachovia entities including Wachovia Bank.  WEF directly originates the vast majority of federally sponsored loans originated within the Wachovia family of companies.  “Appendix A—Federal Family Education Loan Program” to this prospectus describes these federally sponsored programs. We sometimes refer to WEF, Wachovia Bank and their respective affiliates as Wachovia Entities.

Loan Originations.  WEF and other Wachovia Entities are currently eligible to make the following types of FFELP Loans, all of which are insured by guarantors and reinsured by the Department of Education: the subsidized Federal Stafford, unsubsidized Federal Stafford, Federal Parent Loans to Undergraduate Students (PLUS) and Federal Consolidation Loans. Subsidized Federal Stafford Loans are generally made to students who pass certain need criteria. Unsubsidized Federal Stafford Loans are designed for students who do not qualify for subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts or whose need exceeds the basic Stafford limit. Federal PLUS Loans are made to parents of students who are dependents. The Federal Consolidation Loan Program allows multiple federal loans, including those of both FFELP and the Federal Direct Student Loan Program, to be combined into one single aggregate insured loan. Federal Consolidation Loans may include government-guaranteed loans formerly held by other lenders. Prior to consolidation, any loan balances that are not already owned by a Wachovia Entity are purchased at face value from other lenders.  A Federal Consolidation Loan is allowed an extended repayment term of up to 30 years, depending on the loan balance.

WEF is one of the nation’s largest originators of student loans guaranteed under FFELP, and together with other Wachovia Entities is one of the nation’s largest holders of FFELP loans.  The student loan volume of Wachovia Entities primarily results from WEF’s marketing efforts, repeat borrowers, and internet/third party referral leads.

A student must attend an eligible educational institution in order to participate in FFELP. Eligible institutions can be divided into three categories: four-year colleges and universities, two-year institutions and proprietary (vocational) schools. In addition to other criteria, school eligibility is determined by the default rate on guaranteed loans to its students. Under the Higher Education Act, eligible lenders, subject to certain restrictions, may choose not to make loans to students attending certain schools, defined by school type, geographic location or default experience.

Origination Process. The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their loans to be guaranteed and to be eligible to receive Federal assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

With respect to Stafford and PLUS Loans, the borrower completes a master promissory note and the school completes an associated loan certification.  Master promissory notes and school certifications are sent either to WEF, other Wachovia Entity or to a processing agent acting on the lender’s behalf, which may be a sub-servicer, guaranty agency (“guarantor”), or other loan processing entity.  The loan application process is either completed online through the website of the lender or of its agent, or through submission of a paper application to WEF, or another Wachovia Entity or its agent.  WEF, the relevant Wachovia Entity or its agent reviews each master promissory note to confirm its completeness, to confirm that the applicant is an eligible student and that such loan complies with certain other conditions of the FFELP.  Both the guarantor (whether it is acting as a processing agent or not) and WEF or the relevant Wachovia Entity must approve the loan request. Upon the guarantor’s approval, the guarantor sends a notice of guarantee to WEF, the relevant Wachovia Entity or WEF’s processing agent (if different than the guarantor). After receiving the notice of guarantee, WEF or the relevant Wachovia Entity causes the proceeds of the loan to be disbursed directly to the school and sends a disclosure statement to the borrower confirming the terms of the loan.  WEF and other Wachovia Entities also originate loans under “blanket guarantee” agreements with certain guarantors, under which WEF or such relevant Wachovia Entity is eligible to secure and retain guarantees on certain loan originations without having to obtain guarantee approval on each individual loan prior to loan funding.

For Consolidation Loans, the borrower completes a combined application/promissory note and sends it either to WEF, other Wachovia Entity or its processing agent.  WEF, other Wachovia Entity or its agent obtains certifications from the lenders of the loans to be consolidated.  After the application/promissory note and certifications are reviewed to confirm that the borrower is eligible for a Consolidation Loan, the loan is approved and WEF or such other Wachovia Entity causes the proceeds of such Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans.  WEF or such relevant Wachovia Entity also causes a disclosure to be sent  to the borrower confirming the terms of the loan.  WEF and other Wachovia Entities originate Consolidation Loans through comprehensive certificates of insurance with guarantors, under which WEF or another Wachovia Entity is eligible to secure and retain guarantees on such loans without having to obtain loan approval on each individual loan.

Loan Purchase. From time to time, WEF and other Wachovia Entities may purchase FFELP loans on a spot basis from an unrelated entity that qualifies as an “eligible lender” under FFELP.  In addition, WEF purchases loans over a specified period of time pursuant to commitment contracts.  WEF offers certain lenders commitment contracts under which they have the obligation to sell specified loans over a specified term, usually three to five years.  In conjunction with commitment contracts, WEF frequently provides the selling institution with operational support in the form of its loan origination and interim servicing system.

Servicing. Once originated or acquired, loans for or on behalf of students that are (i) in-school, are serviced primarily by WEF but may be serviced by third-party servicers, and (ii) out of school, are serviced by third-party servicers.   All servicing by third-party servicers is performed under contractual agreements with WEF and other Wachovia Entities.

The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The recent experience of WEF has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The internal procedures of WEF, on its own behalf and on behalf of other Wachovia Entities, support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers.  WEF also requires its  third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

Consolidation/Repayment Programs. Consolidation and repayment programs made available by WEF and other Wachovia entities to student loan borrowers will continue to be made available to borrowers with trust student loans.   WEF and other Wachovia Entities  currently participate in the consolidation loan program. Therefore, the transfer and servicing agreements permit the related originator to purchase student loans from the trust to effect consolidations at the request of borrowers. We refer you to “Appendix A—Federal Family Education Loan Program—Consolidation Loan Program” of this prospectus.

In addition, WEF and other Wachovia Entities offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only.  No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term.

In other cases, WEF and other Wachovia Entities offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

WEF and other Wachovia Entities also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.

Incentive Programs.  WEF and other Wachovia Entities have offered, and intend to continue to offer, various incentive programs to student loan borrowers. Some of the current programs that may apply to student loans owned by the trusts are:

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Interest rate reductions of up to 2% after a Stafford borrower makes a given number of on-time payments.

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Rebate up to the total amount of the origination fee after a PLUS borrower makes a given number of on-time payments.

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Interest rate reductions of up to 0.25% for use of auto debit by a Stafford, PLUS or consolidation loan borrower to make their student loan payments.

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Origination fee and interest rebates of up to 3.5% of the original principal balance after a Stafford or PLUS borrower makes a given number of on-time payments.

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Interest rate reductions of up to 1% after a consolidation borrower makes a given number of on-time payments.

It is uncertain as to how many borrowers will participate in these programs.  These programs may be terminated or replaced by a program with different features at any time, but no such termination or changes will affect loans that qualify for the programs prior to such termination or changes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related contribution agreement.

Termination

For each trust, the obligations of the master servicer, the depositor, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:

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the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

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the payment to the securityholders of all amounts required to be paid to them.

The master servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the sum of the initial pool balance, as defined in the related prospectus supplement, plus accrued interest to be capitalized as of the applicable cutoff dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes and certificates, if any. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

If specified in the prospectus supplement, the indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. If specified in the prospectus supplement, Wachovia Bank, WEF, any other originator or their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, Wachovia Bank, WEF, any other originator or their affiliates may offer bids only if the pool balance at that date is at a percentage specified in the related prospectus supplement or less of the sum of the initial pool balance plus accrued interest to be capitalized as of the applicable cutoff dates.  The minimum purchase price for the trust assets and any other conditions to sale will be specified in the related prospectus supplement.

TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the important terms of the contribution agreements under which the trusts will acquire student loans from the depositor, and the purchase agreements under which the depositor will acquire the student loans from the originators specified in the prospectus supplement for your securities. We have filed forms of the contribution agreement and purchase agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the contribution agreements and the purchase agreements. We refer to the purchase agreements, the contribution agreements, the master servicing agreement, the sub-servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.”

Purchase of Student Loans by the Depositor; Representations and Warranties of the Originators

On the closing date, each originator will sell to the depositor, without recourse, its entire interest in the student loans and all collections received after the cutoff date specified in the prospectus supplement.  The list of the student loans purchased under each such purchase agreement will be enlisted in an exhibit attached to the relevant purchase agreement.

In each purchase agreement, each originator will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

•

each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

•

the information provided about the student loans is true and correct as of the cutoff date,

•

each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by FFELP or under any guarantee agreement; and

•

each student loan is guaranteed by the applicable guarantor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the related originator will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the related originator may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the related originator will have an obligation to reimburse the depositor:

•

for any shortfall between:

(1) the purchase amount of the qualified substitute student loans; and

(2) the purchase amount of the trust student loans being replaced, and

•

for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

The repurchase or substitution and reimbursement obligations of each originator constitute the sole remedy available to the depositor for any uncured breach. The repurchase or substitution and reimbursement obligations of each originator are contractual obligations that the depositor or trust may enforce against the relevant originator but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Contribution of Student Loans to the Trust; Representations and Warranties of the Depositor

On the closing date, the depositor will transfer to the eligible lender trustee, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the originators. Each student loan will be listed in an exhibit to the contribution agreement. The eligible lender trustee concurrently with that contribution will issue the notes and the certificates, if any. The trust will apply net proceeds from the sale of the notes and certificates, if any, to acquire the student loans from the depositor.

In each contribution agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of security holders, including representatives and warranties that are substantially the same as those made by the originators to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have reacquisition or substitution and reimbursement obligations that are substantially the same as those of the originators.

The reacquisition or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the securityholders for any uncured breach. The depositor’s reacquisition or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the master servicer will act, directly or through the sub-servicers or third-party sub-custodians on behalf of the master servicer for the benefit of the trust and the indenture trustee, as custodian of the promissory notes, in physical or electronic form, through its own, the sub-servicers’ or the third-party sub-custodians’ facilities, representing the student loans, and in the case of or a sub-servicer, the student loans that it is servicing, and any other related documents; provided, however, that in the case of electronically signed promissory notes, a custodian may not be utilized if custody is not necessary for perfection of a security interest in the notes under the UCC.

The records of the depositor, the master servicer and the sub-servicers will reflect the sale and assignment by the originators of the student loans to the depositor and their subsequent assignment by the depositor to the trust. UCC financing statements reflecting the assignments will be filed.  The depositor or the master servicer (or the related sub-servicer on its behalf) will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable.

Amendments to Transfer and Servicing Agreements

Except as otherwise specified in the related prospectus supplement, the parties to the transfer and servicing agreements (other than the sub-servicing agreements) may amend them without the consent of the noteholders but with prior written notice to the rating agencies, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision in any such agreement (other than a sub-servicing agreement), this prospectus or the related prospectus supplement or (ii) adding any other provision to or changing in any manner or eliminating any of the provisions in any such agreement (other than a sub-servicing agreement) or modifying in any manner the rights of the noteholders other than any amendment described in the third paragraph of this section; provided, however, that no such amendment described in either (i) or (ii) above shall materially adversely affect the interests of the noteholders.

An amendment will be deemed not to materially adversely affect the interests of any noteholder if the party requesting the amendment obtains and delivers to the other parties to such agreement:

(i)

an opinion of counsel to that effect; or

(ii)

a letter from each rating agency to the effect that the amendment will not result in a qualification, downgrading or withdrawal of its then-current rating of any class of notes.

Except as otherwise provided in the related prospectus supplement, any of the transfer and servicing agreements may also be amended from time to time by the parties thereto, with the consent of noteholders of at least a majority of the aggregate outstanding amount of the controlling class and with prior written notice to the rating agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement (other than a sub-servicing agreement) or modifying in any manner the rights of the noteholders; provided, however, that no amendment shall:

(i)

increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the trust student loans or distributions which are required to be made for the benefit of the noteholders, or change the rate of interest of any note; or

(ii)

reduce the percentage of the aggregate outstanding amount of the controlling class, the consent of the holders which is required for any amendments to such agreement,

without the consent of all holders of the notes then outstanding.

For the purposes of this prospectus and the accompanying prospectus supplement, “controlling class” means, with respect to any trust, the most senior class of notes described in the related prospectus supplement as long as any notes of such class are outstanding, and thereafter, in the order of seniority, each other class of notes, if any, described in such related prospectus supplement as long as they are outstanding.

Except as otherwise provided in the related prospectus supplement, the parties to any sub-servicing agreements may amend such provisions without notice to or consent of the securityholders, rating agencies, indenture trustee or eligible lender trustee if such amendments do not apply to or affect trust student loans.

SERVICING AND ADMINISTRATION

General

The following is a summary of the material terms of (a) the master servicing agreements, under which the master servicer will be responsible for causing the sub-servicers to service the trust student loans and (b) the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the master servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part.  In the event any sub-servicer is responsible for servicing 10% or more of the trust student loans, we will describe the material terms of the sub-servicing agreement in the related prospectus supplement.  We sometimes refer to the master servicing agreements and the sub-servicing agreements as servicing agreements. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each trust, the administrator will establish one or more collection accounts in the name of the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any reserve account.

For any series of securities, the administrator will invest funds in the collection account, reserve account, if any, and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture.

In general, eligible investments will be those which are rated in one of the four highest investment categories by a nationally recognized rating agency and would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

Each trust account will be either:

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a segregated deposit account over which the indenture trustee and the paying agent have sole signature authority, maintained with an eligible institution meeting the requirements of clause (i) of the definition of eligible institution; or

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a segregated trust account maintained with a trust department of an eligible institution meeting the requirements of clause (ii) of the definition of eligible institution.

Eligible institution means (i) Wachovia Bank, the corporate trust department of the indenture trustee or the corporate trust department of the eligible lender trustee or (ii) any other depository institution organized under the laws of the United States or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has either (1) a long-term unsecured debt rating acceptable to the applicable rating agencies or (2) a short-term unsecured debt rating or a certificate of deposit rating acceptable to the applicable rating agencies and (b) whose deposits are insured by FDIC.

Servicing Procedures

Under each master servicing agreement, the master servicer will agree to service (or to cause the sub-servicers to service) all the trust student loans. Each of the master servicer and the sub-servicers is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as used to service similar student loans owned by Wachovia Bank or WEF, as the case may be, and in compliance with the Higher Education Act, the guarantee agreements and all other applicable federal and state laws. WEF has entered into certain sub-servicing agreements with the sub-servicers in respect of the servicing of its student loans.  However, WEF may designate additional approved sub-servicers to perform some or all of the duties listed below under certain sub-servicing agreements; provided that, WEF shall not be relieved of its responsibilities and obligations under the master servicing agreement.

The duties of the master servicer (any or all of which has been delegated or may be delegated by the master servicer to the sub-servicers) include the following:

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collecting and remitting to the administrator, or if specified in the prospectus supplement, depositing into the collection account, all payments on the trust student loans, including claiming and obtaining any program payments;

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responding to inquiries from borrowers;

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attempting to collect delinquent payments; and

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sending out statements and payment coupons to borrowers.

In addition, the master servicer will (or will cause each sub-servicer to) keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the eligible lender trustee and the securityholders, in accordance with the customary practices of the master servicer or the relevant sub-servicer, as applicable, and as specifically required in the master servicing agreement.

Payments on Student Loans

Each of the master servicer and the sub-servicers will deposit into the related collection account all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement within two business days of its receipt and if the payment is not readily identifiable as a payment on a trust student loan, within two business days of being so identified.  However, if specified in the related prospectus supplement and for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, each of the master servicer and the sub-servicers will remit these amounts to the administrator within two business days of receipt and if the payment is not readily identifiable as a payment on a trust student loan, within two business days of being so identified. The administrator will deposit these amounts in the collection account by the business day preceding each monthly payment date.  Since each of the master servicer, the sub-servicers and the administrator may retain the payments on the trust student loans and proceeds until the business day immediately preceding the related remittance date or monthly payment date, pending remittance to the administrator or deposit into the collection account, as the case may be, collections may be employed by the master servicer, each sub-servicer or the administrator, as the case may be, at its own risk and for its own benefit and will not be segregated from its own funds.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York, Charlotte, North Carolina, Los Angeles, California or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

If specified in the related prospectus supplement, the administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the trust student loans. If specified in the related prospectus supplement, the depositor or the master servicer will pay the aggregate purchase amount of student loans reacquired by the depositor or purchased by the master servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

Master Servicer Covenants

For each trust, the master servicer will agree that:

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it will (or will cause each sub-servicer to) satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

•

it will not permit (nor will it allow any sub-servicer to permit) any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower’s account is less than $50;

•

it will do nothing to (nor will it permit or any sub-servicer to) impair the rights of the certificateholders and noteholders in the trust student loans; and

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it will not (nor will it permit any sub-servicer to) reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the master servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a final and binding determination by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—currently either 98% or 100%—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the master servicer. The related trust’s interest in that purchased trust student loan will be assigned to the master servicer or its designee. Alternatively, rather than purchase the trust student loan, the master servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the master servicer will be obligated to reimburse the related trust:

•

for the shortfall, if any, between

(1) the purchase amount of any qualified substitute student loans and

(2) the purchase amount of the trust student loans being replaced; and

•

for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

The purchase or substitution and reimbursement obligations of the master servicer will constitute the sole remedy available to the trust for any uncured breach. The master servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each trust, the master servicer will receive a master servicing fee for each period in an amount specified in the related prospectus supplement.  The master servicer will pay all expenses incurred by it in connection with its activities set forth under the master servicing agreement, including fees and disbursements of independent accountants, taxes imposed on the master servicer and expenses incurred in connection with distributions and reports to the administrator, provided, however, that, the master servicer may, at its option, collect certain fees from the borrowers such as fees in connection with sending payment histories and amortization schedules to borrowers, faxing documents to borrowers, providing credit reference letters to borrowers, providing a “speed pay” payment option to borrowers and for other similar optional services requested by a borrower and may retain such fees.  The master servicer may also, at its option, (or at the direction of the master servicer, the applicable sub-servicer may) collect fees from borrowers for returned check processing or other insufficient fund transactions and may assess such fees from the borrower’s trust student loan payment and retain such fees.

The master servicing fee may consist of:

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a specified annual percentage of the pool balance;

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a unit amount based on the number of accounts and other activity or event related fees; and

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any combination of these; or any other formulation described in the related prospectus supplement.

The master servicing fee may also include specified amounts payable to the master servicer for tasks it performs. The master servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The master servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement. The prospectus supplement will specify whether the monthly fees of the sub-servicers will be paid solely by the master servicer under the terms of the applicable sub-servicing agreements or whether these fees will be paid from the assets of the trust.

The master servicing fee compensates the master servicer for performing (or causing the sub-servicers to perform) the functions of a third party servicer of student loans, including:

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collecting and posting all payments,

•

responding to inquiries of borrowers on the trust student loans,

•

investigating delinquencies,

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pursuing, filing and collecting any program payments,

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accounting for collections,

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furnishing monthly and annual statements to the trustees, and

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paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

As an administrative convenience and if specified in the related prospectus supplement, unless the master servicer and the sub-servicers must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the eligible lender trustee, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report with respect to their assessment of compliance with the servicing criteria set forth in Section 229.1122 (Item 1122) (d) of the Securities and Exchange Commission’s Release No. 8518, Asset-Backed Securities (Regulation AB).

The administration agreement will require the master servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the master servicer stating that, to his knowledge, the master servicer has fulfilled its obligations under that administration agreement and the related master servicing agreement.  If there has been a material default, the officer’s certificate for that period will describe the default. The master servicer has agreed to give the indenture trustee and eligible lender trustee notice of master servicer defaults under the master servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

Certain Matters Regarding the Master Servicer

The master servicing agreements will provide that the master servicer is an independent contractor and that, except for the services to be performed under these master servicing agreements, none of them hold itself out as an agent of the trusts.

Each master servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the master servicing agreement.

The master servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

•

the successor to the master servicer’s operations assumes in writing all of the obligations of the master servicer,

•

the sale or transfer and the assumption comply with the requirements of the master servicing agreement, and

•

the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

Each master servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to securityholders for taking or not taking any action under the related master servicing agreement, or for errors in judgment. However, the master servicer will not be protected against:

•

its obligation to purchase trust student loans from a trust as required in the related master servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the master servicer’s breach, or

•

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each master servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each master servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, must assume the obligations of the master servicer under that master servicing agreement.  Under the circumstances specified in each sub-servicing agreement, any entity into which a sub-servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such sub-servicer is a party, or any entity succeeding to the business of such sub-servicer, must assume the obligations of such sub-servicer under that sub-servicing agreement.

Master Servicer Default

A master servicer default under each master servicing agreement will consist of:

•

any failure by the master servicer to deposit (or to cause a sub-servicer to deposit) in the trust accounts (or, if deposits into the collection account are not required, to remit to the administrator) any required payment that continues for five business days after the master servicer receives written notice from the indenture trustee or the eligible lender trustee or after discovery by the master servicer;

•

any failure by the master servicer to observe or perform in any material respect any other term, covenant or agreement in the master servicing agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the master servicer by the indenture trustee, eligible lender trustee or administrator or (2) to the master servicer, the indenture trustee and eligible lender trustee by holders of 50% or more of the notes (or the controlling class, if applicable) or certificates (or subordinate notes, if applicable);

•

the occurrence of an insolvency event involving the master servicer; and

•

any failure by the master servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer (or the failure of the master servicer to replace promptly any sub-servicer that has lost its eligibility as a third-party servicer).

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A master servicer default does not include any failure of the master servicer to service a student loan in accordance with the Higher Education Act so long as the master servicer is in compliance with its obligations under the master servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the master servicer’s actions.

Rights Upon Master Servicer Default

As long as a master servicer default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the controlling class, if applicable) may terminate all the rights and obligations of the master servicer. Only the indenture trustee or the noteholders (or the holders of the controlling class, if applicable) and not the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) will have the ability to remove the master servicer if a default occurs while the notes (or the controlling class, if applicable) are outstanding.  Following a termination, a successor master servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the master servicer under the master servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the master servicer under that master servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then-current ratings of the notes and certificates.  The successor master servicer shall assume the rights of the predecessor master servicer under each related sub-servicing agreement and, if there has been a breach of any such sub-servicing agreement that entitles the master servicer to terminate such agreement, the master servicer may terminate such agreement and enter into one or more new sub-servicing agreements with one or more existing sub-servicers.   All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the trust student loan files to the successor master servicer and amending the master servicing agreement and any other transaction documents to reflect such succession as master servicer shall be paid by the predecessor master servicer (other than the indenture trustee acting as the master servicer) upon presentation of reasonable documentation of such costs and expenses.  If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans and with a net worth of at least $50,000,000.  If, however, a receiver, bankruptcy trustee or similar official has been appointed for the master servicer, and no master servicer default other than that appointment has occurred, the receiver, trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each trust, the holders of a majority of the outstanding notes (or the controlling class, if applicable) or a majority of the outstanding certificates (or subordinate notes, if applicable) in the case of any master servicer default which does not adversely affect the indenture trustee or the noteholders (or the holders of the controlling class, if applicable) may, on behalf of all noteholders and certificateholders, waive any default by the master servicer, except a default in making any required deposits to or payments from any of the trust accounts or a default in making any required remittance to the administrator, as applicable. Therefore, the noteholders (or the holders of the controlling class, if applicable) have the ability, except as noted, to waive defaults by the master servicer which could materially and adversely affect the certificateholders (or the subordinate noteholders, if applicable). No waiver will impair the noteholders’ or certificateholders’ rights as to subsequent defaults.

Administration Agreement

Wachovia Bank, as administrator, will enter into an administration agreement with each trust, the depositor, the master servicer, the eligible lender trustee, the paying agent and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and contribution agreement. These services include:

•

if applicable and specified in the related prospectus supplement, depositing payments on the trust student loans received from the master servicer or the sub-servicers into the collection account by the business day preceding each monthly payment date;

•

directing the paying agent to make the required distributions from the trust accounts on each monthly payment date and each distribution date;

•

preparing, based on periodic data received from the master servicer and/or the sub-servicers, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

•

providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the contribution agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, Wachovia Bank may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed Wachovia Bank’s duties under the administration agreement.

Each administration agreement will provide that Wachovia Bank may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates.

Administrator Default

An administrator default under the administration agreement will consist of:

•

any failure by the administrator to deliver or deposit any required payment or amount as described in this prospectus, the related prospectus supplement or in such administration agreement, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to direct the paying agent to make any required distributions from any of the trust accounts on any monthly payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given:

(1) to the administrator by the indenture trustee or the eligible lender trustee, or

(2) to the administrator, the indenture trustee and the eligible lender trustee by holders of 50% or more (of the notes or the controlling class, if applicable) or certificates (or subordinate notes if applicable); and

•

the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the controlling class, if applicable) may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders (or the holders of the controlling class, if applicable) and not the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) may remove the administrator if an administrator default occurs while the notes (or the controlling class, if applicable) are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending the administration agreement to reflect such succession as administrator shall be paid by the predecessor administrator (other than the indenture trustee acting as the administrator) upon presentation of reasonable documentation of such costs and expenses.  The successor administrator will be entitled to an amount agreed by such successor administrator (which shall not exceed the administration fee of the predecessor administrator unless such compensation arrangements will not result in a downgrading or withdrawal of any existing rating on the securities by the rating agencies).  If, however, a receiver bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the receiver, trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans.

Statements to Indenture Trustee, Paying Agent and Trust

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee, the paying agent and the eligible lender trustee as of the end of the preceding collection period. The statement will include:

•

the amount of principal distributions for each class;

•

the amount of interest distributions for each class and the applicable interest rates;

•

the pool balance at the beginning and the end of the preceding collection period;

•

the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

•

the servicing and the administration fees for that collection period;

•

the interest rates, if available, for the next period for each class;

•

the amount of any aggregate realized losses for that collection period;

•

the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

•

the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

•

the aggregate purchase amounts for any trust student loans reacquired by the depositor, repurchased by the master servicer or any originator from the trust in that collection period;

•

the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

•

the balance of all trust accounts, after giving effect to changes in the balance on that distribution date.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report with respect to their assessment of compliance with the servicing criteria set forth in Section 229.1122 (Item 1122) (d) of the Securities and Exchange Commission’s Release No. 8518, Asset-Backed Securities (Regulation AB).

The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.

TRADING INFORMATION

The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

•

borrower default, death, disability or bankruptcy;

•

the closing of the borrower’s school;

•

the school’s false certification of borrower eligibility;

•

liquidation of the student loan or collection of the related guarantee payments; and

•

reacquisition of a student loan by the depositor or purchase of a student loan by the master servicer.

All of the student loans are prepayable at any time without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

Some of the terms of payment that an originator offers to borrowers may extend principal payments on the securities. The originators offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated phased in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The originators also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related securities could be affected. If provided in the related prospectus supplement, consolidation loans may be offered to borrowers with trust student loans and other student loans. The making of consolidation loans could increase the average lives of the notes and certificates and reduce the effective yield on student loans included in the trust.

Various incentive programs and repayment programs may be made available to borrowers by the originators of the student loans.  Incentive programs and repayment programs may also be made available to borrowers with trust student loans.  Noteholders will bear the risk of any reduction in payments on the trust student loans resulting from application of these programs.  We refer you to “The Student Loan Pools—The Student Loan Financing Business of Wachovia—Incentive Programs” and “—Consolidation/Repayment Programs” of this prospectus.

In light of the above considerations, we cannot assure you that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

•

the original denomination of your note or certificate; and

•

the applicable pool factor.

Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. We refer you to “Certain Information Regarding the Securities—Reports to Securityholders” of this prospectus.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company (which is referred to as DTC) or, if so provided in the related prospectus supplement, a nominee selected by the common depositary for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedelbank, société anonyme, and the Euroclear System in Europe (which is referred to as Euroclear). The notes will be available for purchase in the minimum denominations as specified in the related prospectus supplement and in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream or Euroclear as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear or its nominee, as the registered holder of the notes.  Notes of a given series owned by the depositor, the master servicer or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that they shall not be entitled to vote unless the depositor, the master servicer and such affiliates own all of the notes of the related trust.

We refer you to “Certain Information Regarding The Securities—Book-Entry Registration” and “—Definitive Securities” of this prospectus.

Principal and Interest on the Notes

If specified in the related prospectus supplement, a class of notes may have no principal balance and bear interest on the related notional amount (which is referred to as interest-only notes).  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest-only class that is not entitled to any distributions of principal.

If specified in the related prospectus supplement, a class of notes may not bear interest and is entitled to receive only distributions of principal (which is referred to as principal-only notes).

If specified in the related prospectus supplement, a class of notes may accrete the amount of accrued interest otherwise distributable on the class which amount will be added as principal to the principal balance of the class on each applicable distribution date (which is referred to as accretion notes).  The accretion may continue until some specified event has occurred or until such class of accretion notes is retired.

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate (if any) and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. If applicable, payments of interest on the notes will be made prior to payments of principal. Except for principal-only notes, each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes (other than principal-only notes) or the method for determining the note rate. We refer you to “Certain Information Regarding the Securities—Fixed Rate Securities” “—Floating Rate Securities” and “—Auction Rate Securities”  of this prospectus. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the master servicer’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders (except for holders of principal-only notes) will receive its pro rata share of the aggregate amount available for interest on the notes. We refer you to “Certain Information Regarding the Securities—Distributions” and “—Credit and Cash Flow or other Enhancement or Derivative Arrangements” of this prospectus.

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Except as otherwise set forth in the related prospectus supplement, payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

The Indenture

General. The notes will be issued under and secured by an indenture entered into by the trust, the eligible lender trustee and the indenture trustee.  The notes and each indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Modification of Indenture without Consent. Except as otherwise specified in the related prospectus supplement, a supplemental indenture may be executed without the consent of the noteholders but with prior written notice to the rating agencies, for any of the following purposes:

(i)

to correct or amplify the description of any property at any time subject to the lien of the related indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the related indenture, or to subject to the lien of the related indenture additional property;

(ii)

to evidence the succession, in compliance with the applicable provisions thereof, of another person to the trust, and the assumption by any such successor of the covenants of the trust and in the notes contained;

(iii)

to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power herein conferred upon the trust;

(iv)

to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

(v)

to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the related indenture or in any supplemental indenture; provided that such amendment shall not materially adversely affect the interests of the noteholders;

(vi)

to evidence and provide for the acceptance of the appointment thereunder by a successor trustee with respect to the notes and to add to or change any of the provisions of the related indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements provided in the related indenture; or

(vii)

to modify, eliminate or add to the provisions of the related indenture to such extent as shall be necessary to effect the qualification of such related indenture under the Trust Indenture Act or under any similar Federal statute hereafter enacted and to add to such related indenture such other provisions as may be expressly required by the Trust Indenture Act.

The trust and the indenture trustee, when authorized by an issuer order, may, also without the consent of any of the noteholders but with prior notice to the rating agencies, enter into an indenture or indentures supplemental for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related indenture or of modifying in any manner the rights of the noteholders under such indenture other than any amendment described in the section “Modification of Indenture with Consent” below; provided, however, that such amendment shall not adversely affect in any material respect the interests of any noteholder.

An amendment will be deemed not to materially adversely affect the interests of any noteholder if the party requesting the amendment obtains and delivers to the other parties to such indenture:

(a)

an opinion of counsel to that effect; or

(b)

a letter from each rating agency to the effect that the amendment will not result in a qualification, downgrading or withdrawal of its then-current rating of any class of notes.

Modification of Indenture without Consent.  Except as otherwise provided in the related prospectus supplement, the trust and the indenture trustee, when authorized by an issuer order, may also, from time to time, with the consent of noteholders of at least a majority of the aggregate outstanding amount of the controlling class and with prior written notice to the rating agencies, by act of such noteholders delivered to the trust and the indenture trustee, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental indenture shall, without the consent of the noteholder of each outstanding note affected thereby:

(i)

change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to the notes, change the application of the collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes, or change the place of payment or the payment currency for any note or any interest thereon is payable;

(ii)

impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment;

(iii)

reduce the percentage of the aggregate amount of the relevant class of notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in the indenture;

(iv)

modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, an originator, the depositor or an affiliate of any of them;

(v)

reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the student loans pursuant to the provisions of such indenture;

(vi)

reduce the percentage of the aggregate outstanding amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the trust to amend the indenture or any of the other related agreements;

(vii)

affect the calculation of the amount of interest or principal payable on any note on any distribution date, including the calculation of any of the individual components of such calculation;

(viii)

affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

(iv)

permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of such indenture.

Events of Default; Rights Upon Event of Default. An “event of default” under the indenture will consist of the following:

•

a default for five days or more in the payment of any interest on any note (or if there is a controlling class specified in the related prospectus supplement, only the notes of such controlling class) after it is due;

•

a default in the payment of the principal of any note at maturity;

•

a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes (or controlling class, if applicable); or

•

the occurrence of an insolvency event involving the trust.

The amount of principal required to be distributed to holders of the notes (other than interest-only notes) on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes (or controlling class, if applicable) may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes (or controlling class, if applicable).

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

•

exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture;

•

sell those properties; or

•

elect to have the eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of interest on any notes (or any note of the controlling class, if applicable) unless:

•

the holders of all the outstanding notes consent to the sale and the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale, or

•

the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2⁄3% of the outstanding notes.

Such a sale also requires the consent of the holders of all outstanding certificates (or subordinate notes, if applicable) unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates (or subordinate notes, if applicable).

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes (or controlling class, if applicable) of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•

the holder previously has given to the indenture trustee written notice of a continuing event of default,

•

the holders of not less than 25% of the outstanding notes (or controlling class, if applicable) have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

•

the holder or holders have offered the indenture trustee reasonable indemnity,

•

the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

•

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes (or controlling class, if applicable).

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each originator, the sponsor, the depositor, the administrator, the master servicer, each sub-servicer, the eligible lender trustee in its individual capacity, each holder of a certificate representing an ownership interest in the trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•

the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

•

no default will occur and be continuing immediately after the merger or consolidation,

•

the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation, and the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

Each trust will not:

•

except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

•

claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

•

except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

•

permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Issuing Entities.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee must appoint a successor. The eligible lender trustee may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

DESCRIPTION OF THE CERTIFICATES

General

For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

If issued, the certificates will be available for purchase in the minimum denominations as specified in the related prospectus supplement.  DTC’s nominee, Cede & Co., is expected to be the holder of record of the certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee. Certificates of a given series owned by the depositor, the master servicer or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that they shall not be entitled to vote unless the depositor, the master servicer and such affiliates own all of the certificates of the related trust.

Distributions on the Certificate Balance

If specified in the related prospectus supplement, a class of certificates may have no certificate balance and bear a rate of return on the related notional amount (which is referred to as interest-only certificates).  A notional amount is the amount used as a reference to calculate the amount of rate of return due on an interest-only class that is not entitled to any distributions of principal.

If specified in the related prospectus supplement, a class of certificates may not bear a rate of return and is entitled to receive only distributions of principal (which is referred to as principal-only certificates).

If specified in the related prospectus supplement, a class of certificates may accrete the amount of accrued rate of return otherwise distributable on the class which amount will be added as principal to the certificate balance of the class on each applicable distribution date (which is referred to as accretion certificates).  The accretion may continue until some specified event has occurred or until such class of accretion certificates is retired.

The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance or notional amount of the certificates. If applicable, distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance or notional amount. Except for principal-only certificates, each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, or any combination of the foregoing.

The related prospectus supplement will specify the certificate rate for each class of certificates (other than principal-only certificates) or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

CERTAIN INFORMATION REGARDING THE SECURITIES

Except for principal-only securities, each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.  Each class of securities will be denominated in U.S. Dollar.

Fixed Rate Securities

Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. We refer you to “Description of the Notes—Principal and Interest on the Notes” and “Description of the Certificates” of this prospectus.

Floating Rate Securities

Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a negotiable certificate of deposit rate or some other rate.

Floating rate securities also may have either or both of the following:

•

a maximum limitation, or ceiling, on its interest rate, and

•

a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of floating rate securities will, if necessary, appoint and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the entity which will be responsible for such duty, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

Determination of LIBOR.  LIBOR, for any accrual period, is the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR of the specified maturity in effect for the previous accrual period.

For this purpose:

•

“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period.

•

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•

“Reference Banks” means four major banks in the London interbank market selected by the administrator.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Determination of Commercial Paper Rate.  If a class of notes bears interest based on the commercial paper rate (which is referred to as Commercial Paper Rate), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90 day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the interest determination date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial”. The Bond Equivalent Yield will be calculated as follows:

Bond Equivalent Yield =	N x D 360!(D x 90)	X 100

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•

If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•

The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

Determination of Federal Funds Rate.  If a class of notes bears interest based on the federal funds rate (which is referred to as Federal Funds Rate), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on Moneyline Telerate Page 120 under the heading “Federal Funds Rate”. The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

•

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

•

If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

Determination of 91-Day Treasury Bill Rate.  If a class of notes bears interest at the 91-day Treasury Bill Rate (which is referred to as 91-day Treasury Bill Rate), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (which are referred to as 91-day Treasury Bills) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Determination of the U.S. Treasury Constant Maturity Rate.  If a class of notes bears interest based on the U.S. Treasury constant maturity rate (which is referred to as CMT Rate), the CMT Rate on such class of reset rate notes for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.,” under the column for:

•

if the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest determination date, or

•

if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

•

If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•

If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•

If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Determination of Prime Rate.  If a class of notes bears interest based on the prime rate (which is referred to as Prime Rate), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•

If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•

If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

•

If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Auction Rate Securities

The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

Determination of Interest Rates.  The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.” In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. An auction agent for the auction rate notes shall be appointed by the indenture trustee under the indenture.  In addition, the indenture trustee will also appoint one or more broker-dealers for one or more classes of auction rate notes from time to time. The auction agent fees and broker-dealers fees per year will be set out in the prospectus supplement.

In the auction, the following types of orders may be submitted:

•

“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

•

“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•

“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.

(a)

Assumptions:

1.

Denominations (Units)

= $50,000

2.

Interest period

= 28 days

3.

Principal amount outstanding

= $50 Million (1000 Units)

(b)

Summary of all orders received for the auction:

Bid/Hold Orders	Sell Orders	Potential Bid Orders

20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%
200 Units at 3.10%		100 Units at 3.10%
200 Units at 3.12%	400 Units	100 Units at 3.11%
100 Units at 3.14%
600 Units		200 Units at 3.15%

700 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c)

Auction agent organizes orders in ascending order:

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent

1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

_______________

(W) Winning Order    (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified under the applicable prospectus supplement.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate as specified in the applicable prospectus supplement.

If a payment default has occurred, the rate will be the non-payment rate set out in the applicable prospectus supplement.

Maximum Auction Rate And Interest Carry-Overs. If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate notes is set at the student loan rate, the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, over (b) the student loan rate will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate notes. The carry-over amount will bear interest calculated at the one-month LIBOR rate. The ratings of the notes do not address the payment of carry-over amounts or interest accrued on carry-over amounts.

The carry-over amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds in the manner described in the applicable prospectus supplement. Any carry-over amount and interest accrued on the carry-over amount so allocated will be paid to the registered owner on the record date with respect to which the carry-over amount accrued on the immediately succeeding auction rate distribution date.

Changes in Auction Period.  The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes. Any adjusted auction period will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date.  The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the paying agent will make distributions of principal and interest on each class of securities, if applicable.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

•

subordination of one or more classes of securities,

•

reserve accounts,

•

capitalized interest accounts,

•

overcollateralization,

•

letters of credit, credit or liquidity facilities,

•

cash collateral accounts,

•

financial insurance,

•

commitment agreements,

•

surety bonds,

•

guaranteed investment contracts,

•

swaps, including interest rate swaps and cap agreements,

•

exchange agreements,

•

interest rate protection agreements,

•

repurchase obligations,

•

put or call options,

•

yield protection agreements,

•

other agreements providing for third party payments,

•

any combination of the foregoing, or

•

other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

The presence of a reserve account, if any, and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

The related prospectus supplement will provide a more detailed description of the type and the provider of credit enhancement and derivative arrangement, if any.

Book-Entry Registration

Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream or Euroclear.

Cede & Co., as nominee for DTC, will hold one or more global notes and certificates.  Unless the related prospectus supplement provides otherwise, Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B.

DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee, the paying agent or the eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream is organized under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.  Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. We refer you to “U.S. Federal Income Tax Consequences” of this prospectus.   Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Definitive Securities

The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

•

the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

•

the administrator, at its option, elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default, a master servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement.  Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Securityholders

Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

Reports to Securityholders

On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee, the paying agent and the trust described under “Servicing and Administration—Statements to Indenture Trustee, Paying Agent and Trust” of this prospectus. Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act of 1934. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. We refer you to “U.S. Federal Income Tax Consequences” of this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each of the originators intends that the transfer of the student loans by it to the depositor will constitute a valid assignment of an ownership interest in those loans for purposes of the applicable Uniform Commercial Code, or the UCC as it is commonly known. We intend that the transfer of the student loans by us to the eligible lender trustee on behalf of each trust will constitute a valid assignment of an ownership interest in those loans for purposes of the UCC. Nevertheless, if the transfer of the student loans by an originator to the depositor, or the transfer of those loans by us to the eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected under the provisions of the Higher Education Act, by filing of notice of the security interest in the manner provided by the applicable UCC, for perfection of security interests in accounts. Accordingly,

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a financing statement or statements covering the student loans naming each originator as debtor will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that originator is deemed to be an assignment of collateral as security; and

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a financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

Regardless of whether the transfer of the student loans is deemed to be an assignment of an ownership interest or an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee’s interest. Substantially all of the loans will be evidenced by “master promissory notes” or consolidation loan “promissory notes” under the Federal Family Education Loan Program.  Under the Higher Education Act and the applicable UCC, an assignment of an ownership interest in such loans become effective against subsequent purchasers when the assignment is effective between the assignor and the assignee without any requirement for giving public notice of such assignment.  Therefore, if any of depositor or an originator has previously assigned an ownership interest in a loan to another person, that person will have an ownership interest that will be superior to the security interest of the indenture trustee.  These promissory notes do not qualify for the special protections that state law provides for negotiable instruments, and therefore possession of these promissory notes by the eligible lender trustee or its agent will not protect the eligible lender trustee from the claims of a third person with a prior ownership interest.  Furthermore, a tax or other government lien on property of the sponsor or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the eligible lender trustee in the student loan. Under the purchase agreements and contribution agreement, however, each originator or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the eligible lender trustee free and clear of the lien of any third party. In addition, each originator and the depositor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the eligible lender trustee.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from an originator or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, we refer you to “Transfer and Servicing Agreements—Contribution of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Master Servicer Covenants” of this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The master servicer will (or will cause each sub-servicer to) perform  collection and servicing procedures on behalf of the trusts. Failure of the master servicer or a sub-servicer  to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Student Loans Generally Not Subject to Discharge in Bankruptcy

Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is, in the opinion of McKee Nelson LLP, federal tax counsel to the depositor and the trust, a discussion of all material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. It does not deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules, and it also does not address U.S. federal income tax and withholding issues relating to the holding of the securities through partnerships or entities treated as partnerships for U.S. federal income tax purposes. Moreover, it does not deal with the U.S. federal income tax consequences to holders who hold the securities as part of a hedging transaction or straddle.

There are no cases or IRS rulings on similar transactions. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of the securities.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and judicial or ruling authority. These authorities are all subject to change, which change may be retroactive.

Each trust will be provided with an opinion of federal tax counsel regarding the U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

For purposes of this summary, references to the trust, the securities and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. References to a holder of a security generally are deemed to refer to the beneficial owner of the security.

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Notes

Treatment of the Notes as Indebtedness. Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that the notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct. Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders should consult their own tax advisors regarding the possibility that the notes could be treated as equity interests.

Tax Consequences of interest-only notes, principal-only notes and accretion notes. If the trust issues interest-only notes, principal-only notes or accretion notes as specified in the related prospectus supplement, the discussion of the tax consequences of holding such notes will be set out in that prospectus supplement.

Stated Interest and Original Issue Discount. Qualified stated  interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes. Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount. Stated interest must be unconditionally payable at least annually and be considered a fixed rate, a qualified floating rate or an objective rate to be qualified stated interest. Interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make late payment or nonpayment sufficiently remote. If any interest on a note could be considered “contingent” (i.e., not a qualified floating rate or an objective rate), the applicable prospectus supplement will contain additional disclosure. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated notes as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount, or OID, except as described below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

A note will be treated as issued with OID if the excess of the note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the “prepayment assumption,” if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Absent an election to accrue all income from a note under the OID rules, any de minimis OID must be included in income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note. We refer you to “—Election to Treat All Interest as OID”. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

If the notes are treated as issued with OID, a holder will be required to include such OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Holders of the notes should consult their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID.

In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

Market Discount. The notes, whether or not issued with original issue discount, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, based on the legislative history of the market discount provisions, market discount should be accrued in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under Market Discount over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Election to Treat All Interest as OID. A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under Original Issue Discount. This election will generally apply only to the specific note for which it was made, but if the note has market discount or bond premium such election is deemed to make the market discount accrual or bond premium amortization elections discussed above. It may not be revoked without the consent of the IRS. Holders should consult their own tax advisors before making this election.

Sale or Other Disposition. If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the note holder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Waivers and Amendments. An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in certain circumstances upon a vote of the requisite percentage of the holders of outstanding notes. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which deemed exchange gain or loss might be recognized for federal income tax purposes.

Tax Consequences to Foreign Investors. The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons.

The term “foreign person” means any person other than:

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a citizen or individual resident of the United States;

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a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person:

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is not actually or constructively a holder of 10 percent of the equity of the issuing entity or a “controlled foreign corporation” with respect to which the issuing entity is a “related person” within the meaning of the Code, and

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provides an appropriate statement, signed under penalty of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address; for beneficial owners that are individuals or entities treated as corporations, this certification may be made on IRS Form W-8BEN; if the information provided in this statement changes, the foreign person must report that change within 30 days of such change; absent a change in information, an IRS Form generally remains valid until the beginning of the fourth calendar year after it was last signed.

If this interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

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the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

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in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed IRS Form W-8ECI is furnished—generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalty of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Tax Consequences to Holders of the Certificates

The following discussion only applies to a trust which issues one or more classes of certificates and assumes that all payments on the certificates are denominated in U.S. dollars, that a series of securities includes a single class of certificates and that the certificates are sold to both the sponsor or the depositor, as applicable, and to persons other than the sponsor or the depositor, as applicable. If these conditions are not satisfied with respect to any given series of certificates, any additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Tax Consequences of interest-only certificates, principal-only certificates and accretion certificates.   If the trust issues interest-only certificates, principal-only certificates or accretion certificates as specified in the related prospectus supplement, the discussion of the tax consequences of holding such certificates will be set out in that prospectus supplement.

Classification as a Partnership

Treatment of the Trust as a Partnership. The originators, the sponsor or the depositor, as applicable, and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the originators, the sponsor or the depositor, as applicable, both in its capacity as owner of certificates and as recipient of distributions from the reserve account, if any), and the notes being debt of the partnership. There is, however, no specific authority with respect to the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders, the originators, the sponsor or the depositor, as applicable, and the master servicer.

A partnership is not considered a separate taxable entity. Instead, partnership income is allocated to each of the partners and taxed in each partner’s hands. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest.

Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the student loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related trust accounts and any gain upon collection or disposition of student loans. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of student loans.

Guaranteed Payments. Under the trust agreement, payments at the pass-through rate on certificates that are senior to other certificates or other equity and have a stated pass-through rate (including accruals on amounts previously due on the certificates but not yet distributed) generally will be treated as “guaranteed payments” under Section 707(c) of the Code.  Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a taxable year based on the taxable year of the owners of its equity and will deduct the guaranteed payments under the accrual method of accounting.  Certificateholders are required to include the payments in income in their taxable year that ends with or includes the last day of the trust’s taxable year in which the trust deducts the payments.

Allocation of Tax Items.   The rules applicable to debt instruments related to OID, market discount, and bond premium do not apply to partnership interests. The treatment of premium or discount at original purchase is unclear. If the certificateholder is considered to receive the certificate in exchange for a contribution to the trust, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift treated as a guaranteed payment that is only deductible over time). If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any discount would result in a loss upon the liquidation of the trust (or upon sale). The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes). Losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would be subject to the limitations set forth below. Accordingly, a certificateholder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

All remaining taxable income of the trust will be allocated to the originators, the sponsor or the depositor, as applicable. Losses will generally be allocated in the manner in which they are borne.  Based on the economic arrangement of the parties, this approach for allocating trust tax items should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire amount of interest accruing on the certificates for an interest period, based on the pass-through rate plus the other items described above, even though the trust might not make (or have sufficient cash to make) current cash distributions of such amount. Thus, cash basis holders will, in effect, be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

Also, all of the guaranteed payments and the taxable income allocated to a certificateholder that is a tax-exempt entity may constitute “unrelated business taxable income,” which, under the Code, is generally taxable to such a holder despite the holder’s tax exempt status.

An individual taxpayer’s share of expenses of the trust (including fees to the master servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual’s adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, these deductions might be disallowed to the individual in whole or in part and will result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.  These deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer’s adjusted gross income exceeds certain limits.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each of the student loans, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Computation of Income. Taxable income of the trust will be computed at the trust level and the portion allocated to the certificateholders will be allocated to them pro rata.  Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described below with respect to the market discount rules) will be made by the trust rather than the certificateholders. The trust intends, to the extent possible, to (x) have the taxable income of the trust computed under the accrual method of accounting and (y) adopt a calendar-year taxable year for computing the taxable income of the trust.  The tax year of the trust, however, is generally determined by reference to the tax years of the certificateholders. An owner of a certificate is required to include its pro rata share of trust income for a taxable year as determined by the trust in such certificateholder’s gross income for its taxable year in which the taxable year of the trust ends.

Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in the trust are sold or exchanged within any 12-month period, the trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the trust will be considered to contribute all of its assets and liabilities to the trust, as a new partnership, for an interest in the new partnership; and immediately thereafter, the trust, as the former partnership, will be considered to distribute interests in the new partnership to the certificateholders in proportion to their respective interests in the former partnership in liquidation of the former partnership.  If a sale of the certificates terminates the trust under Section 708 of the Code, a certificateholder’s basis in its ownership interest would not change.  The trust’s taxable year would also terminate as a result of a constructive termination and, if the certificateholder’s taxable year is different from the trust’s, the termination could result in the “bunching” of more than 12 month’s income or loss of the trust in such certificateholder’s income tax return for the year in which the trust was deemed to terminate.  A liquidation of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

The trust may not comply with certain technical requirements that apply if a constructive termination were to occur. Furthermore, the trust might not be able to comply due to a lack of data. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if a constructive termination occurs and it fails to comply with the necessary requirements.

Discount and Premium.  To the extent that OID, if any, on the student loans exceeds a de minimis amount, the trust would have OID income. Because of the deferral features of student loans, interest on student loans will generally be required to be accrued under the OID rules, resulting in taxable income for certificateholders that may not be matched by current receipts of cash.

Also, the purchase price paid by the trust for the student loans may be greater or less than the remaining aggregate principal balances of the student loans at the time of purchase. If so, the student loans will have been acquired at a premium or discount, as the case may be.  As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust acquires the student loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the student loans or to offset any such premium against interest income over the life of the student loans which affects the taxable income allocable to certificateholders.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s adjusted tax basis in the certificates sold.  Any such gain or loss generally would be long-term capital gain or loss if the certificateholder’s holding period exceeded one year.  However, if at the time of sale, the trust holds “unrealized receivables” or “inventory items” (as those terms are defined in Section 751 of the Code), the seller of the certificates will recognize ordinary income (or loss) under Section 751 of the Code equal to the seller’s allocable share of income (or loss) attributable to “unrealized receivables” or “inventory items” that would result from a hypothetical asset sale by the trust.  In this situation, the excess of the amount of capital gain (or loss) that the seller of the certificates would have realized in the absence of Section 751 of the Code over the amount of ordinary income (or loss) that the seller must recognize under Section 751 of the Code will be treated as capital gain (or loss) from the sale of the certificates.   A certificateholder’s adjusted tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the adjusted tax basis in the certificate and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices generally is required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of this aggregate adjusted tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate). To the extent some of the certificates have been held less than a full year a portion of any gain as loss will be treated as short term.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the student loans would generally be treated as ordinary income to the holder.  Since the trust will make an election to include market discount, if any, in income currently as it accrues over the life of the student loans, there may be little, if any, unrecognized accrued market discount at the time a certificate is sold.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be allocated among the certificateholders in proportion to the principal amount of certificates owned by each of them as of the close of the last day of such month. As a result, a purchaser of certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The originators, the sponsor or the depositor, as applicable, is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 754 Election.  If a certificateholder sells a certificate at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificate than the selling certificateholder had. The adjusted tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless (i) there is a “substantial basis reduction” within the meaning of the Code and the issuing entity does not qualify as a “securitization partnership” for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Code.  Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The eligible lender trustee is required to keep or cause to be kept complete and accurate books of the trust.  The eligible lender trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the trust or be subject to penalties unless the holder timely notifies the IRS of all of these inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and taxpayer identification number of the person, (b) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. Also, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 that holds certificates as a nominee is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31st. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The originators, the sponsor or the depositor, as applicable, will be designated as “tax matters partner” in the related trust agreement and, as such, will be responsible for representing the certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign certificateholders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Accordingly, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and at the highest marginal rate set forth in Section 1(c) of the Code for all other foreign holders.

Each foreign certificateholder may be required to file a U.S. individual or corporate income tax return and pay U.S. federal income tax (including in the case of a corporation, the branch profits tax) on its share of the trust’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust in order to assure appropriate crediting of the taxes withheld pursuant to Section 1446 of the Code.

If it were determined that the trust is not engaged in a U.S. trade or business, each foreign certificateholder’s allocable share of trust income generally would not be effectively connected with a U.S. trade or business.  Consequently, each foreign certificateholder generally would not be liable for U.S. federal income tax as described in the immediately preceding paragraphs.    But, instead, each foreign certificateholder likely would be subject to United States federal income tax and withholding tax at a rate of 30 percent on the certificateholder’s share of guaranteed payments (unless reduced or eliminated pursuant to an applicable treaty) because the guaranteed payments likely would be U.S. source income.  A foreign certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust in excess of those that are withheld with respect to guaranteed payments, taking the position that those taxes were not due because the trust was not engaged in a U.S. trade or business.

Each potential foreign certificateholder should consult its tax advisor as to whether the tax consequences of holding a certificate make it an unsuitable investment.

Backup Withholding.  Distributions made on the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.  Proceeds from the sale of certificates may also be subject to “backup” withholding tax.

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
CERTIFICATES ARE RETAINED BY THE ORIGINATORS, THE SPONSOR, THE DEPOSITOR OR A THIRD PARTY ORIGINATOR

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the originators, the sponsor, the depositor, a third party transferor of student loans to that trust or an affiliate of any of them, as applicable, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that no election will be made to treat the trust as a corporation for federal income tax purposes.  Unless there is more than one beneficial owner of the trust certificates (in which case, the originators, the sponsors, the depositor, any third party transferor, any applicable affiliates and the master servicer will agree to treat the trust as a partnership for federal, state and local tax purposes), the originators, the sponsor, the depositor, the third party transferor or the applicable affiliate, and the master servicer will agree to treat the trust as disregarded as an entity separate from the relevant originator, the sponsor, the depositor or the third party transferor for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  As discussed above, federal tax counsel will deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes.  The originators, the sponsor, the depositor or an affiliate of the originators, the sponsor or the depositor, as applicable, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of the Notes” would apply to the noteholders.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the related trust or the notes, the certificates, or the holders of the notes or the certificates of any series under any state or local tax laws. The activities of the master servicer and the sub-servicers in servicing and collecting the trust student loans will take place at each of the locations at which the operations the master servicer and the sub-servicers are conducted and, therefore, different tax regimes apply to the trust and the holders of the securities. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes and certificates.

* * *

The federal and state tax discussions described above are included for general information only and may not be applicable depending upon each securityholder’s particular tax situation. Prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

 General

Section 406 of The Employee Retirement Income Security Act of 1974 (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan, including a so-called “Keogh” plan, an individual retirement account or an educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation and the notes may be purchased by a Plan.

Without regard to whether the notes are considered to be an “equity interest” or debt for purposes of the Plan Assets Regulation, the acquisition or holding of the notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if Wachovia Securities, the issuing entity, the indenture trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain exemptions (“prohibited transaction class exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Included among these exemptions are:  PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (each, an “Investor-Based Exemption”).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Benefit Plan if Wachovia Securities, Wachovia Bank, the depositor, the indenture trustee, the master servicer, the administrator or any of their affiliates has fiduciary or investment discretion with respect to such Benefit Plan assets or is an employer maintaining or contributing to such Benefit Plan unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

Each purchaser and transferee of a note, as applicable, will be deemed to represent that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law and will be deemed to further represent that it will not transfer such note in violation of the foregoing.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the prohibited transaction rules and exemptions that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

The Certificates

Unless described differently in the prospectus supplement, no certificates of any series may be purchased by a Benefit Plan or by any entity whose underlying assets include Plan assets by reason of a Benefit Plan’s investment in that entity. As discussed above, the purchase of an equity interest in a trust will result in the assets of that trust being deemed Plan assets for the purposes of ERISA and the Code, and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code.

By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing the certificates on behalf of a Benefit Plan and is not using the assets of a Benefit Plan to purchase certificates.

If a given series of certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

* * *

A Plan fiduciary considering the purchase of the securities of a given series should consult its legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

Wachovia Education Loan Funding LLC, as the depositor, has filed with the SEC a registration statement on Form S-3 for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.

We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuing entity we originate.

You may read and copy any reports, statements (including the registration statement) or other information we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.   In addition, you may obtain copies of these information from the SEC’s Public Reference Room upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s Internet site located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934. The reports concerning the trust are required to be delivered to the holders of the securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus.  The trust will file a copy of the related indenture, trust agreement and transfer and servicing agreements with the SEC after each issuance of notes by the trust.  Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to Wachovia Education Loan Funding LLC, One Wachovia Center, 301 South College Street, Suite F, Charlotte, North Carolina, 28288-5578.  Telephone requests for copies should be directed to (704) 383-4629.

PLAN OF DISTRIBUTION

The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate underwriting agreement for the certificates of that series. Under the underwriting agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of their underwriting agreements, to purchase all the notes and certificates described in the underwriting agreements and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the securities for sale directly.

The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•

show the price at which each class of notes and certificates is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•

specify that the notes and certificates will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes and certificates, the offering prices and concessions may be changed.

Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

Each underwriting agreement will provide that the depositor, Wachovia Bank and WEF will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

McKee Nelson LLP, as special counsel to Wachovia Bank, WEF and the depositor, or another firm named in the prospectus supplement, will give opinions on specific matters for Wachovia Bank, WEF, the trust and the depositor.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

The Federal Family Education Loan Program, known as FFELP, is authorized under Part B of Title IV of the Higher Education Act.  This description of the program reflects the provisions of the Higher Education Act as of the date of issuance of this prospectus.  FFELP  provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

•

default of the borrower;

•

the death, bankruptcy or permanent, total disability of the borrower;

•

closing of the borrower’s school prior to the end of the academic period;

•

false certification by the borrower’s school of his eligibility for the loan; and

•

an unpaid school refund.

In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans are currently authorized under the Higher Education Act:

•

Subsidized Stafford Loans to students who demonstrate requisite financial need;

•

Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•

Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

•

Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation.  Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act was amended by the Ticket to Work and Work Incentives Improvement Act of 1999, the Consolidated Appropriations Act of 2001 and Public Law 107-139 in 2002, and the Taxpayer-Teacher Protection Act of 2004, Public Law108-409.

In 1993 Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under FFELP.

The 1998 reauthorization extended the principal provisions of FFELP and the FDLP to October 1, 2004. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school, grace and deferment periods) for loans originated on or after July 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

The 1999 reauthorization also changed the financial index on which special allowance payments are computed on new loans originated on or after July 1, 1998 and before January 1, 2000 to the 91 day Treasury bill rate plus 2.8 percent (2.2 percent during in-school, grace and deferment  periods). The 1999 act which modified the 1998 reauthorization changed the financial index on which special allowance payments are computed from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school, grace, and deferment periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

 The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 52-week Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

The Higher Education Act is currently authorized through December 31, 2005 under the provisions of Public Law 109-81.  Congress is currently considering legislation reauthorizing the Higher Education Act and is expected to enact such legislation later this year or in 2006.  To the extend that Congress does not complete reauthorization prior to December 31, 2005, enactment of an additional extension bill is widely expected.

Eligible Lenders, Students and Educational Institutions

Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

•

is a United States citizen, national or permanent resident;

•

has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

•

is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

•

meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department of Education makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1)

determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2)

subtracting the applicable borrower interest rate;

(3)

adding the applicable special allowance margin described in the table below; and

(4)

dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin

Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other Loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1)

determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

(2)

subtracting the applicable borrower interest rate;

(3)

 adding the applicable special allowance margin described in the table below; and

(4)

dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin

From 01/01/2000	1.74% for Stafford Loans that are In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment
2.64% for PLUS and Consolidation Loans

Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provides for:

•

federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

•

federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

•

special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance.”

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable.  Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81 (1)	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94 (2)	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06	6.8%	N/A	N/A

(1)

Borrowers with an outstanding balance on a fixed rate loan obtained before October 1, 1981 were eligible to obtain additional loans at the same fixed rate until October 1, 1992.

(2)

Borrowers with an outstanding balance on a fixed rate loan obtained before October 1, 1992 were eligible to obtain new variable rate loans with a cap equal to their previous fixed rate loan.

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is the lesser of:

•

the applicable maximum borrower rate

or

•

the sum of:

(1)

the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

(2)

the applicable interest rate margin.

Under current law, Stafford Loans will revert to a fixed annual interest rate of 6.8% on July 1, 2006.

Interest Subsidy Payments.  The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•

while the borrower is a qualified student,

•

during the grace period, and

•

during prescribed deferral periods.

The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

•

satisfaction of need criteria, and

•

continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department of Education within that period.

Loan Limits.  The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

Borrower’s Academic Level	Dependent Students	Independent Students
	Subsidized and Unsubsidized on or after 10/1/93	Additional Unsubsidized only on or after 7/1/94	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$ 2,625	$ 4,000	$ 6,625
2nd year .	$ 3,500	$ 4,000	$ 7,500
3rd year and above	$ 5,500	$ 5,000	$ 10,500
Graduate (per year)	$ 8,500	$ 10,000	$ 18,500
Aggregate Limit:
Undergraduate	$ 23,000	$ 23,000	$ 46,000
Graduate (including undergraduate)	$ 65,500	$ 73,000	$ 138,500

For the purposes of the table above:

•

The loan limits include both FFELP and FDLP loans.

•

The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•

Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the middle column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and they cannot qualify for a PLUS Loan.

•

Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•

The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts, and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

Grace Periods, Deferral Periods and Forbearance Periods.  After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

•

while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

•

when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

•

when the lender determines that repayment will cause the borrower “economic hardship”, as defined in the Act, subject to a maximum deferment of 3 years.

Interest that accrues during a deferment is paid by the Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

The rate for variable rate PLUS or SLS Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is the lesser of:

•

the applicable maximum borrower rate

or

•

the sum of:

(1)

the 1-year index or the bond equivalent rate of 91-day Treasury bills,

and

(2)

the applicable interest rate margin.

Under current law, PLUS Loans will return to a fixed annual interest rate of 7.9% on July 1, 2006.  Public Law 107-139, which amended the Higher Education Act, had the unintended consequence of  creating a special allowance payment shortage issue for certain PLUS Loans.  Specifically, the statute now imposes a potential new and expanded loss of up to 1.1% on providers of PLUS loans beginning on July 1, 2006.  For most variable rate PLUS loans, special allowance is only paid if the borrower rate exceeds the 9% interest rate cap.  The new statutory language, however, sets the borrower rate at 7.9% fixed for the life of the loan, but creates a new annual SAP trigger at 9% based on the lender formula (resulting in a new 1.1% cost to the lender).

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98	91-day Treasury + Interest Rate Margin	9%	3.10%

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•

the borrower rate is set at the maximum borrower rate (except that PLUS loans disbursed between July 1,1994 and June 30, 1998 were not subject to this maximum borrower rate requirement); and

•

the average of the sum of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act.  Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, the borrower has multiple holders of his outstanding student loans, or his holder does not make Consolidation Loans.  Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount.  Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993,  Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. A recent guidance of the Department of Education provides that the Department of Education will permit borrowers who are attending school to enter into repayment early (upon borrower request) for purposes of consolidating their loans (resulting in waiver of the grace period that the borrower would otherwise be entitled when the borrower graduates). For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they reenter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans rounded to the nearest whole percent or 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent.  This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the quarterly average of three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department of Education. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

No insurance premium or origination fee is charged to a borrower in connection with a Consolidation Loan, however, a lender pays one-half of one percent as a reinsurance fee.  Additionally, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05 percent on principal of and accrued interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans.  Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.  Additionally, guarantors pay 100% of principal and interest for claims made under the lender of last resort provisions of the Higher Education Act or if the master servicer or the sub-servicer servicing the loan has been designated by the Secretary of Education as an exceptional performer.

Guarantee Agencies under FFELP

Under FFELP, guarantee agencies guarantee loans made by eligible lending institutions.  Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest. If student loans are serviced by a sub-servicer that has been designated an Exceptional Performer by the Department of Education, instead of receiving the standard rate of 98%, lenders receive 100% reimbursement on all eligible FFELP default claims filed for reimbursement on loans that such sub-servicer services causing the lender not to be subject to the 2% risk-sharing loss. However, this 100% reimbursement rate could be reduced as a result of a variety of factors, including changes in FFELP or in the sub-servicer’s servicing performance.

The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the end of the preceding federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid for Loans Disbursed:	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 – September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers.  Some states have similar offset programs.

To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower becomes totally and permanently disabled.  A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Loan Forgiveness and Cancellation Programs

Borrowers may be eligible for forgiveness, cancellation or assistance in loan repayment on their outstanding FFELP Loans in exchange for service in specified occupations.  Available programs are subject to numerous conditions, but all provide for reimbursement of the holders of affected loans for all amounts of principal and interest forgiven or cancelled.

Generally, borrowers serving full time as a teacher in a designated elementary or secondary school serving students from low-income families and special education teachers, including those teaching children with disabilities in a public or other nonprofit elementary or secondary school may be eligible for loan forgiveness of up to $17,500.  To qualify, teachers must accrue five years of consecutive qualifying teaching employment before they are entitled to receive loan forgiveness.  They must also have received their first loan on or after October 1, 1998.  Because of these conditions, it is anticipated that the numbers of teachers who are eligible, the amounts of loan forgiven will not be significant until federal fiscal year 2009.

The Higher Education Act also provides for demonstration loan forgiveness program for childcare providers. Eligible childcare providers must have a degree in early childhood education and work in a childcare facility that meets state or local requirements, provides childcare services for children five or younger, and provides service in a low-income community.  Childcare providers are eligible for loan forgiveness after the second consecutive year of employment.  This program is subject to annual federal appropriations and if funding is not sufficient to fund all eligible applicants, loan forgiveness is to be given a on a first-come, first served basis.

Additional loan forgiveness programs are available for the individuals employed by the U.S. military, including College Loan Repayment Programs operated by the Army’ Navy and Air Force as well as a program intended to help federal agencies and the U.S. Congress recruit and retain employees.

More than three dozen bills are currently pending in the U.S. Congress intended to extend or expand loan forgiveness or cancellation programs.  It is impossible to predict what, if any of these programs may be enacted or how the legislation might impact the student loans.

Rehabilitation of Defaulted Loans

The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee

23% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts.

The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department of Education, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.

Department of Education Oversight

The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department of Education. The Department of Education is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the obligation of the Department of Education to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

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APPENDIX B

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as “Global Securities”. Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Certain Information Regarding the Securities—Book-Entry Registration”) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions in the U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date.  Secondary market trading on a reset date will be settled as described under “Certain Information Regarding the Securities—Book-Entry Registration.”

Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream and/or Euroclear participants.  Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement.  Clearstream or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.

Securities.  After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be backvalued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder of Global Securities (other than certificates) may be subject to U.S. withholding tax or U.S. backup withholding tax, as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•

that holder takes one of the following steps to obtain an exemption or reduced tax rate:

1. Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

2. Exemption for non-U.S. persons with effectively connected income—Form W-8ECI.  A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

3. Exemption or reduced rate for non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

4. Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The holder of Global Security (other than certificates) or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year unless information shown on the form changes.

For these purposes, a U.S. person is:

•

a citizen or individual resident of the United States,

•

a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia,

•

an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

•

a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities (other than certificates). Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities (other than certificates).

$1,800,000,000

(Approximate)

Wachovia Student Loan Trust 2005-1

Issuing Entity

Student Loan-Backed Notes, Series 2005-1

$152,000,000 Floating Rate Class A-1 Student Loan-Backed Notes

$278,000,000 Floating Rate Class A-2 Student Loan-Backed Notes

$192,000,000 Floating Rate Class A-3 Student Loan-Backed Notes

$296,000,000 Floating Rate Class A-4 Student Loan-Backed Notes

$395,000,000 Floating Rate Class A-5 Student Loan-Backed Notes

$433,000,000 Floating Rate Class A-6 Student Loan-Backed Notes

$54,000,000 Floating Rate Class B Student Loan-Backed Notes

Wachovia Education Loan Funding LLC

Depositor

Wachovia Bank, National Association

Wachovia Education Finance Inc.

Originators

Wachovia Bank, National Association

Sponsor and Administrator

Wachovia Education Finance Inc.

Master Servicer

_________________

PROSPECTUS SUPPLEMENT

_________________

Wachovia Securities

Sole Book-Runner

_________________

Barclays Capital

Merrill Lynch & Co.

Sandler O’Neill & Partners, L.P.

Co-Managers

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note must deliver a prospectus supplement and a prospectus until February      , 2006.

November       , 2005